UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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FLUOR CORPORATION
(Name of Registrant as Specified In Its Charter)

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October 14, 2020

Dear Fellow Stockholders:

On behalf of your Board of Directors, thank you for your investment in Fluor. Our Board appreciates that it is elected by you, our stockholders, to oversee the management of our Company for the long-term benefit of our stakeholders.

Since our last annual meeting of stockholders, your Board of Directors has driven a number of significant changes at Fluor, which we have addressed in our public announcements and filings with the Securities and Exchange Commission ("SEC"). Our actions to date include the following:

  •
  One of the undersigned, Carlos Hernandez, was named Chief Executive Officer;

  •
  Under the oversight of the Board, a number of our executive officers, including our former Chief Executive Officer, our former Chief Financial Officer and the former Group President for our Energy & Chemicals business line, departed the Company;

  •
  The Board created a new Commercial Strategies and Operational Risk Committee which is responsible for reviewing the Company's commercial strategies and project-related operational risk;

  •
  We announced a number of strategic and operational initiatives designed to optimize costs and improve operational efficiency, including plans to divest our AMECO business, monetize surplus real estate and non-core investments, and rationalize resources and overhead across various geographies;

  •
  We have refreshed our Board by adding a number of directors including David Constable and Tom Leppert who have significant experience in the markets in which we operate, and in 2020 we added Teri McClure, whose expertise includes human capital strategy and legal, regulatory, compliance and corporate governance; and

  •
  We also appointed Alan Bennett as Chair of the Audit Committee in February 2020, and Rosemary Berkery and Teri McClure each joined the Audit Committee in February 2020 and October 2020, respectively.

In addition, as we have described over the past year, in early 2020, in response to an inquiry from the SEC, the Board of Directors formed an independent Special Committee. This committee was empowered to review the projects where we recorded charges in the first half of 2019, including the Radford Nitrocellulose project, and other related issues. Working with external advisors and financial experts, the Special Committee engaged in a detailed review of projects from 2016 through 2019 representing a majority of Fluor's lump sum projects, based on revenue.

The review by the Special Committee concluded that there were errors related to the timing of charges and revenue. To correct for this, we restated our financial results for the fiscal years 2016 through 2019 to reflect the underlying performance on the Radford Nitrocelluolose project. In addition, we also identified other errors that while quantitatively immaterial were also in need of correction. You can find a full explanation of the Special Committee's work and Audit Committee's conclusions in our 2019 Form 10-K filed on September 25, 2020.

We take the matters identified through the Special Committee's review seriously and, in concert with your Board of Directors, have implemented further changes in our operations and financial reporting, including the following:

  •
  We updated our policies and procedures to further refine our compliance with financial reporting obligations;

  •
  We reassigned or separated business line personnel; and

  •
  We developed and rolled out increased training and education of our personnel to reinforce their obligations and responsibilities to the Company and to you as our shareholders.

By taking these and other actions, we believe that we are positioning Fluor for a brighter future.

As we move forward, we remain accountable to stockholders through a variety of governance practices, including fully independent Board committees, the annual election of directors, majority voting in uncontested director elections, and a robust Board evaluation process. Since last year's annual meeting, we continued to engage with stockholders on a number of topics, including governance, sustainability and compensation. We value this feedback and look forward to continued dialogue. More information about these practices, and others, can be found in this Proxy Statement. It is our belief that strong corporate governance practices such as these are critical to building long-term stockholder value.

We are pleased to invite you to join us at the Fluor Corporation 2020 annual meeting of stockholders to be held on Tuesday, November 24, 2020 at 8:00 a.m., Central Standard Time. To support the health and well-being of our employees and shareholders, this year's meeting will be held virtually via a live audio webcast at www.virtualshareholdermeeting.com/FLR2020. At this year's meeting, we will vote on the election of twelve directors, the ratification of the selection of Ernst & Young LLP as Fluor's independent registered accounting firm and the approval of the Fluor Corporation 2020 Performance Incentive Plan. We will also hold a non-binding advisory vote on the compensation of Fluor's named executive officers. Members of management will report on the Company's operations and respond to stockholder questions.

It is important that your shares be represented and voted at the annual meeting regardless of how many shares you own. Whether or not you plan to join the meeting, we encourage you to review our proxy materials and promptly cast your vote over the Internet or by phone. Alternatively, if you receive a paper copy of the proxy materials by mail, you may vote by signing, dating and mailing the proxy card or voting instruction card in the envelope provided. Voting in one of these ways will ensure that your shares are represented at the meeting.

On behalf of the Board of Directors, we would like to thank Samuel J. Locklear III, Nader H. Sultan and Lynn C. Swann, who stepped down from the Board during 2019, and Peter K. Barker and Deborah D. McWhinney, who will be retiring from the Board upon the expiration of their terms at this year's annual meeting of stockholders, for their many years of service and contributions to our Company.

The Board remains committed to serving your interests and greatly appreciates your continued support of our Company. We look forward to you joining us virtually on November 24th.

Sincerely,

Alan L. Boeckmann Executive Chairman	Carlos M. Hernandez Chief Executive Officer

Notice of Annual Meeting of Stockholders

WHEN
Tuesday, November 24, 2020 8:00 a.m. Central Standard Time
WHERE
Online via webcast at www.virtualshareholdermeeting.com/FLR2020
RECORD DATE
Close of business on September 28, 2020

ITEMS OF BUSINESS
1.	The election of the twelve directors named in the proxy statement to serve until the 2021 annual meeting of stockholders and until their respective successors are elected and qualified.
2.	An advisory vote to approve the Company's executive compensation.
3.	The approval of the Fluor Corporation 2020 Performance Incentive Plan.
4.	The ratification of the appointment by our Audit Committee of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2020.
Stockholders will also act on such other matters as may be properly presented at the meeting or any adjournment or postponement thereof.

All stockholders of record at the close of business on September 28, 2020 are entitled to receive notice of, and to vote at, the annual meeting. Due to concerns related to the coronavirus (COVID-19) outbreak, the annual meeting of stockholders will be a virtual meeting, conducted exclusively via live audio webcast at www.virtualshareholdermeeting.com/FLR2020. There will not be a physical location for the annual meeting, and you will not be able to attend the meeting in person. Please cast your vote as instructed in the Notice of Internet Availability of Proxy Materials (the "Notice"), by either voting your shares over the Internet or by phone, as promptly as possible. Alternatively, if you wish to receive paper copies of your proxy materials, including the proxy card or voting instruction card, please follow the instructions in the Notice. Once you receive paper copies of your proxy materials, please complete, sign, date and promptly return the proxy card or voting instruction card in the postage-prepaid return envelope provided, or follow the instructions set forth on the proxy card or voting instruction card to authorize the voting of your shares over the Internet or by phone. Your prompt response is necessary to ensure that your shares are represented at the meeting.

By Order of the Board of Directors,

October 14, 2020 Irving, Texas	John R. Reynolds Executive Vice President, Chief Legal Officer and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on November 24, 2020:

This proxy statement and the Company's 2019 Annual Report to Stockholders are available at www.proxyvote.com.
Please take time to vote your shares!

PROXY SUMMARY

This is a summary only, and does not contain all of the information that you should consider in connection with this proxy statement. Please read the entire proxy statement carefully before voting.

GOVERNANCE HIGHLIGHTS

Our commitment to strong governance practices is illustrated by the following:

  ✓
  Annual director elections
  ✓
  Majority voting for directors in uncontested elections
  ✓
  Director mandatory retirement age
  ✓
  Annual board and committee self-evaluations
  ✓
  Annual evaluations of individual directors
  ✓
  Stockholder right to call special meetings
  ✓
  100% independent Board committees
  ✓
  10 out of 12 director nominees are independent
  ✓
  Independent lead director
  ✓
  Regular executive sessions of independent directors
  ✓
  Proxy access right
  ✓
  Executive compensation clawback policy
  ✓
  Stock ownership guidelines for directors and executive officers
  ✓
  Prohibition on hedging or pledging Company securities

VOTING MATTERS

Stockholders are being asked to vote on the following matters:

Stockholders also will transact any other business that may properly come before the meeting.

FLUOR CORPORATION | 2020 PROXY STATEMENT i

HOW TO VOTE

You are entitled to vote at the 2020 annual meeting of stockholders if you were a stockholder of record at the close of business on September 28, 2020, the record date for the meeting.

ii FLUOR CORPORATION | 2020 PROXY STATEMENT

Restatement

As previously disclosed, the Company announced that (a) the SEC is conducting an investigation and has requested documents and information related to projects for which the Corporation recorded charges in the second quarter of 2019 and (b) the Company received a subpoena from the U.S. Department of Justice ("DOJ") seeking documents and information related to the second quarter 2019 charges; certain of the projects associated with those charges; and certain project accounting, financial reporting and governance matters. Following the receipt of the SEC inquiry, we, together with external counsel and forensic accountants, and subsequently, under the oversight of a Special Committee of the Board of Directors, conducted an internal investigation into matters described in the inquiry and subpoena as well as related matters. As a result of the findings of the Special Committee, we announced that we would correct misstatements in our previously issued consolidated financial statements by restating such financial statements. We accomplished this on September 25, 2020, when we filed our 2019 Form 10-K, which reports our financial results for our 2016 through 2019 fiscal years. In light of the Special Committee's work, we also implemented a number of changes to our operations, internal controls and governance structures, as described this proxy statement. We encourage you to review the Form 10-K for additional information regarding the work of the Special Committee.

FLUOR CORPORATION | 2020 PROXY STATEMENT iii

ELECTION OF DIRECTORS

Proxy Statement

October 14, 2020

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Fluor Corporation (the "Company" or "Fluor") of your proxy for use at the virtual annual meeting of stockholders to be online via webcast at www.virtualshareholdermeeting.com/FLR2020 on Tuesday, November 24, 2020, at 8:00 a.m. Central Standard Time, or at any adjournment or postponement thereof. This proxy statement is first being mailed or made available to stockholders on or about October 14, 2020.

The current mailing address of the principal executive offices of Fluor Corporation is 6700 Las Colinas Boulevard, Irving, Texas 75039. Please direct any communications to this mailing address.

PROPOSAL 1 — ELECTION OF DIRECTORS

The terms of each of the Company's current directors will expire at the 2020 annual meeting. Each of Alan M. Bennett, Rosemary T. Berkery, Alan L. Boeckmann, David E. Constable, H. Paulett Eberhart, Peter J. Fluor, James T. Hackett, Carlos M. Hernandez, Thomas C. Leppert, Teri P. McClure, Armando J. Olivera and Matthew K. Rose has been nominated for election at the annual meeting to serve a one-year term expiring at the annual meeting in 2021 and until his or her respective successor is elected and qualified. Mr. Peter K. Barker and Ms. Deborah D. McWhinney will be retiring from the Board effective upon the expiration of their terms at the 2020 annual meeting. Mr. Fluor, who had previously announced his decision to retire from the Board, has, upon consultation with the Board, agreed to delay his retirement until the 2021 annual meeting and be nominated for re-election at the 2020 annual meeting. Accordingly, the Board has set the number of directors at twelve, effective as of the 2020 annual meeting.

Each of the nominees listed above has agreed to serve as a director of the Company if elected. The Company knows of no reason why the nominees would not be available for election or, if elected, would not be able to serve. If any of the nominees decline or are unable to serve as a nominee at the time of the annual meeting, the persons named as proxies may vote either (1) for a substitute nominee designated by the Board to fill the vacancy or (2) just for the remaining nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board.

Under the standard applicable to the Company's director elections, a director must receive the affirmative vote of a majority of the votes cast; except that directors shall be elected by a plurality of the votes cast if as of the record date for such meeting, the number of director nominees exceeds the number of directors to be elected (a situation we do not anticipate). A majority of the votes cast means that the number of shares voted "for" a director nominee must exceed the number of shares voted "against" that director nominee. If an incumbent director is not re-elected, the Governance Committee will consider his or her contingent resignation given prior to the meeting and make a recommendation to the Board on whether to accept or reject the resignation. The Board will then

FLUOR CORPORATION | 2020 PROXY STATEMENT 1

ELECTION OF DIRECTORS

publicly announce its decision regarding whether to accept the resignation and, if not, the reasons why.

Director Nominees

As discussed further below under "Corporate Governance — Consideration of Director Nominees," the Governance Committee is responsible for reviewing with the Board, on an annual basis (and as needed), the composition of the Board to assess whether the skills, experience, characteristics and other criteria established by the Board are currently represented on the Board as a whole and in individual Board members, and to assess the criteria that may be needed in the future. The Company's directors have experience with businesses that operate in industries in which the Company operates, such as oil and gas and infrastructure, and collectively have additional skills that are important to overseeing the Company's business, such as knowledge of construction services, financial matters, risk oversight and compliance, and familiarity with non-U.S. markets. The following pages highlight the specific experience, qualifications, attributes and skills that our individual directors possess which have led the Governance Committee to conclude that each such individual should continue to serve on the Company's Board.

Director Skills Matrix

2 FLUOR CORPORATION | 2020 PROXY STATEMENT

ELECTION OF DIRECTORS

Director Biographies

The following biographical information is furnished with respect to each of the nominees for election at the annual meeting.

ALAN M. BENNETT

Age: 70 Director Since: 2011 Board Committees: Audit (Chair since February 2020), Executive and Organization and Compensation Independent: Yes	POSITION AND BUSINESS EXPERIENCE
President and Chief Executive Officer of H&R Block, Inc., a publicly traded entity providing tax, banking and business and consulting services, from 2010 until his retirement in 2011; Interim Chief Executive Officer of H&R Block from 2007 to 2008; Senior Vice President and Chief Financial Officer of Aetna Inc., a provider of health care benefits, from 2001 to 2007.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS

Mr. Bennett brings to the Board a deep understanding of business operations, finance, sales and marketing, developed through his experience as a former Chief Executive Officer, Chief Financial Officer and Vice President of Sales and Marketing. His leadership roles at H&R Block and Aetna provide the Board with valuable public company insights into business strategy and financial planning. In addition, he brings almost 40 years of experience in accounting and financial matters to our Audit Committee.

OTHER BOARD SERVICE

•

Director, Halliburton Company

•

Director, The TJX Companies, Inc.

ROSEMARY T. BERKERY

Age: 67 Director Since: 2010 Board Committees: Audit, Executive and Governance (Chair since September 2019) Independent: Yes	POSITION AND BUSINESS EXPERIENCE
Vice Chair of UBS Wealth Management Americas and Chair of UBS Bank USA, each a wealth management banking business, from 2010 until her retirement in April 2018; Vice Chairman, Executive Vice President and General Counsel of Merrill Lynch & Co., Inc., a global securities and financial services business, from 2001 to 2008; joined Merrill Lynch in 1983.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS

Ms. Berkery's broad range of experience in financial, business and legal matters makes her a valued member of the Board. Her experience leading a $50 billion wealth management bank allows her to provide valued counsel on matters such as finance, banking arrangements, global business strategies, marketing and market risks. In addition, her 35 years in the legal field make her an excellent resource to the Governance Committee and the Board on legal and compliance matters.

OTHER BOARD SERVICE

•

Director, Mutual of America Life Insurance Company

•

Director, The TJX Companies, Inc.

FLUOR CORPORATION | 2020 PROXY STATEMENT 3

ELECTION OF DIRECTORS

ALAN L. BOECKMANN

Executive Chairman Age: 72 Director Since: 2019 (with previous service from 2001 to 2012) Board Committees: Executive (Chair since May 2019) Independent: No	POSITION AND BUSINESS EXPERIENCE
 Executive Chairman (since 2019) of Fluor Corporation; non-executive Chairman of Fluor from 2011 until his retirement in 2012; Chairman and Chief Executive Officer of Fluor Corporation from February 2002 until his retirement in 2011; joined Fluor in 1979 with previous service from 1974 to 1977.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS

Mr. Boeckmann's experience as former Chairman and Chief Executive Officer of the Company, along with his 36 years of experience with the Company, give him a deep knowledge of the industries in which the Company operates as well as the Company's opportunities, challenges and operations. Additionally, his service as a director of other global public companies allows him to bring a diverse knowledge of strategy, finance and operations to our Board.

OTHER BOARD SERVICE

•

Director, Sempra Energy

•

Former director, Archer-Daniels-Midland Company

•

Former director, BP p.l.c.

DAVID E. CONSTABLE

Age: 58 Director Since: 2019 Board Committees: Commercial Strategies and Operational Risk (Chair since September 2019), Executive and Governance Independent: Yes	POSITION AND BUSINESS EXPERIENCE
Chief Executive Officer (from 2011) and President (from 2014) of Sasol Limited, a publicly traded integrated chemicals and energy company, until his retirement in 2016; Group President, Project Operations at Fluor Corporation from 2009 to 2011; Group President, Power at Fluor from 2005 to 2009; joined Fluor in 1982.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS

Mr. Constable's 30 years of service at Fluor, including as Group President of both Project Operations and Power, and his perspective as a client earned during his role as Chief Executive Officer of Sasol, provide the Board with a unique perspective of the Company and its industry. In addition, his roles as a director at other public companies within the industries we operate give him the experience to provide valuable advice on commercial strategies and operational risk.

OTHER BOARD SERVICE

•

Director, ABB Ltd.

•

Director, Rio Tinto Limited and Rio Tinto plc

•

Former director, Anadarko Petroleum Corporation

4 FLUOR CORPORATION | 2020 PROXY STATEMENT

ELECTION OF DIRECTORS

H. PAULETT EBERHART

Age: 67 Nominee (with previous service from 2010 to 2011) Independent: Yes	POSITION AND BUSINESS EXPERIENCE
 Chairman and Chief Executive Officer of HMS Ventures, a privately-held business involved with technology services and the acquisition and management of real estate, since 2014; President and Chief Executive Officer of CDI Corp., a provider of engineering and information technology outsourcing and professional staffing services, from 2011 through 2014; Chairman and Chief Executive Officers of HMS Ventures from 2009 to 2011; President and Chief Executive Officer from Invensys Process Systems, Inc., a process automation company, from 2007 to 2009.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS

Ms. Eberhart's qualifications to serve on the Board include her many years of service as a Chief Executive Officer at both private and public companies. Her board service at other companies, including as a lead director at a public company, provides the Board with valuable corporate governance experience. In addition, her many years of service as an executive at Electronic Data Systems Corporation bring valuable operational, financial and accounting expertise to the Board.

OTHER BOARD SERVICE

•

Director, LPL Financial Holdings Inc.

•

Director, Valero Energy Corporation

•

Former director, Anadarko Petroleum Corporation

•

Former director, Cameron International Corporation

PETER J. FLUOR

LEAD INDEPENDENT DIRECTOR* Age: 73 Director Since: 1984 Board Committees: Executive Independent: Yes *Mr. Fluor intends to retire as of the 2021 annual meeting of stockholders	POSITION AND BUSINESS EXPERIENCE
 Chairman and Chief Executive Officer of Texas Crude Energy, LLC, an international oil and gas exploration and production company, since 2001; President and Chief Executive Officer of Texas Crude Energy from 1980 to 2001; joined Texas Crude Energy in 1972.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS

Mr. Fluor has more than 45 years of experience in the energy industry, currently serving as Chairman and Chief Executive Officer of Texas Crude Energy. His vast knowledge of the global oil and gas industry and his experience managing international businesses allow him to provide trusted counsel to our Board. In addition, his unique heritage and understanding of our Company's legacy, together with his extensive knowledge of our business operations, clients and executives, make him an invaluable asset to our Board.

OTHER BOARD SERVICE

•

Former director, Anadarko Petroleum Corporation

•

Former director, Cameron International Corporation

FLUOR CORPORATION | 2020 PROXY STATEMENT 5

ELECTION OF DIRECTORS

JAMES T. HACKETT

Age: 66

Director Since: 2016
(with previous service from 2001 to 2015)

Board Committees:
Organization and
Compensation (Chair since February 2020),
Commercial Strategies
and Operational Risk
and Executive

Independent: Yes

POSITION AND BUSINESS EXPERIENCE
 President of Tessellation Services, LLC, a privately-held consulting services firm, since 2020; Executive Chairman of Alta Mesa Resources, Inc., an onshore oil and gas acquisition, exploration and production company, from 2018 to 2020; Interim Chief Executive Officer of Alta Mesa from 2018 to 2019; Partner of Riverstone Holdings LLC, an energy and power focused private investment firm, from 2013 to 2018; Executive Chairman of Anadarko Petroleum Corporation from 2012 until his retirement in 2013; Chief Executive Officer of Anadarko from 2003 to 2012.

In September 2019, Alta Mesa Resources, Inc. and certain of its subsidiaries filed for protection under Chapter 11 of the United States Bankruptcy Code while Mr. Hackett was Executive Chairman.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS

Mr. Hackett has extensive knowledge of the global oil and gas industry. His several decades of executive experience, as well as his experience serving on other public company boards and as a former Chairman of the Board of the Federal Reserve Bank of Dallas, enable him to provide respected guidance on business strategy and financial matters, as well as perspective about the oil and gas and power markets.

OTHER BOARD SERVICE

•     Director, Enterprise Products Holdings LLC

•

Director, National Oilwell Varco, Inc.

•

Former director, Alta Mesa Resources, Inc.

•

Former director, Cameron International Corporation

CARLOS M. HERNANDEZ

Age: 66 Director Since: 2019 Board Committees: Executive Independent: No	POSITION AND BUSINESS EXPERIENCE
 Chief Executive Officer (since 2019) of Fluor Corporation; Chief Legal Officer and Secretary of Fluor from 2007 to 2019; General Counsel and Secretary for ArcelorMittal Americas, a major steel producer which is part of the ArcelorMittal steel group from 2005 to 2007; General Counsel and Secretary of International Steel Group (ISG), Inc., prior to its acquisition by Mittal Steel Company from 2004 to 2005.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS

Mr. Hernandez, the Company's Chief Executive Officer, brings to the Board extensive leadership experience with, and knowledge of, the Company's business and strategy. His 13 years of senior leadership experience with the Company provide the Board with perspective on the development of the Company's operations, strategy and risk management. In addition, his background in the legal field brings to the Board valuable insight into legal and compliance matters.

OTHER BOARD SERVICE

N/A

6 FLUOR CORPORATION | 2020 PROXY STATEMENT

ELECTION OF DIRECTORS

THOMAS C. LEPPERT

Age: 66 Director Since: 2019 Board Committees: Commercial Strategies and Operational Risk and Governance Independent: Yes	POSITION AND BUSINESS EXPERIENCE
 Chief Executive Officer of Kaplan, Inc. a provider of education services to colleges, universities and businesses from 2014 until his retirement in 2015; President and Chief Operating Officer of Kaplan from 2013 to 2014; Mayor of the City of Dallas from 2007 to 2011; Chairman and Chief Executive Officer of The Turner Corporation from 1999 to 2006, one of the largest construction services companies in the U.S.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS

Mr. Leppert's diverse leadership background in the public and private sectors, both as a corporate chief executive officer and elected political official, provide him with valuable experience in business, strategy, project management and governance. His prior service as Chief Executive Officer of The Turner Corporation, one of the nation's largest general building companies, provide the Board with unique insight and experience in the construction services industry.

OTHER BOARD SERVICE

•

Former director, Tutor Perini Corporation

•

Former director, W.S. Atkins PLC

TERI P. MCCLURE

Age: 56 Director Since: 2020 Board Committees: Audit and Governance Independent: Yes	POSITION AND BUSINESS EXPERIENCE
 Chief Human Resources Officer and Senior Vice President, Labor at United Parcel Service, Inc., the world's largest package delivery company and provider of global supply chain management services, from 2016 until her retirement in 2019; Senior Vice President, Legal, Compliance & Public Affairs, General Counsel & Secretary at UPS from 2006 to 2016; General Counsel at UPS from 2006 to 2006; joined UPS in 1995.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS

Ms. McClure's long tenure as a senior executive of a Fortune 500 company make her a valued member of our Board. Her broad experience and expertise provide the Board with unique experience and knowledge in human capital strategy and executive compensation, as well as compliance and regulatory, corporate governance and legal matters.

OTHER BOARD SERVICE

•

Director, GMS,  Inc.

•

Director, JetBue Airways Corporation

•

Director, Lennar Corporation

FLUOR CORPORATION | 2020 PROXY STATEMENT 7

ELECTION OF DIRECTORS

ARMANDO J. OLIVERA

Age: 71 Director Since: 2012 Board Committees: Commercial Strategies and Operational Risk and Organization and Compensation Independent: Yes	POSITION AND BUSINESS EXPERIENCE
Senior Advisor, Ridge-Lane Limited Partners, a strategic advisory firm, since 2017 and Partner in the Ridge-Lane Sustainability Practice since 2018; President (from 2003) and Chief Executive Officer (from 2008) of Florida Power & Light Company, an electric utility that is a subsidiary of a publicly traded energy company, until his retirement in 2012; joined Florida Power & Light in 1972.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS

Mr. Olivera's tenure as the former President and Chief Executive Officer of one of the largest electric utilities in the United States provides him with extensive knowledge of financial and accounting matters, as well as a keen understanding of the power industry and its regulations. Additionally, his experience as a consultant and his role as a director of other public companies gives him the experience to provide valuable advice to our Board and its committees from a governance, sustainability and risk perspective.

OTHER BOARD SERVICE

•

Director, Consolidated Edison, Inc.

•

Director, Lennar Corporation

•

Former director, AGL Resources, Inc.

MATTHEW K. ROSE

Age: 61 Director Since: 2014 Board Committees: Audit and Organization and Compensation Independent: Yes	POSITION AND BUSINESS EXPERIENCE
Advisor to BDT Capital Partners, LLC, an investment and advisory firm specializing in family and founder-led companies, since 2019; Executive Chairman, Burlington Northern Santa Fe, LLC, a subsidiary of Berkshire Hathaway Inc. (and former public company) and one of the largest freight rail systems in North America ("BNSF"), from 2014 until his retirement in 2019; Chairman and Chief Executive Officer of BNSF from 2002 to 2014; joined BNSF in 1993.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS

Mr. Rose's qualifications to serve on the Board include his extensive leadership experience obtained from overseeing a large, complex and highly regulated organization, his considerable knowledge of operations management and business strategy and his deep understanding of public company oversight. In addition, his experience serving on other public company boards, as well as the board of the Federal Reserve Bank of Dallas, makes him a valuable member of our Board.

OTHER BOARD SERVICE

•

Director, AT&T Inc.

8 FLUOR CORPORATION | 2020 PROXY STATEMENT

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Corporate Governance Highlights

Fluor has long believed that good corporate governance practices promote the principles of fairness, transparency, accountability and responsibility and will help manage the Company for the long-term benefit of its stockholders. During the past year, we continued to review our corporate governance policies and practices, compare them to those suggested by various commentators on corporate governance and the practices of other public companies and engage with our stockholders on corporate governance issues.

The following list highlights some of our core governance values:

Proxy Access
Our proxy access bylaws give stockholders the ability to nominate and include director nominees in the Company's proxy materials. Proxy access is available to a stockholder, or group of up to 20 stockholders, that have owned at least 3% of our outstanding shares of common stock for at least three years, to nominate up to two directors or 20% of the Board (whichever is greater), provided that the requirements of the bylaws are met.

Annual Director Elections	All directors stand for election on an annual basis.

Annual Board Evaluations	We conduct annual evaluations of the Board, its committees and all individual Board members.

Stockholder Right to Call a Special Meeting	Holders of at least 25% of our outstanding shares of common stock have the right to call a special meeting of stockholders.

Majority Voting Provisions	Our corporate governance documents contain majority (as opposed to supermajority) voting provisions.

Director Independence
All directors, with the exception of our Executive Chairman and our Chief Executive Officer, are independent. We also have a Lead Independent Director who presides over executive sessions of the independent directors of the Board and approves agendas and schedules for Board meetings.

Each year, our Board reviews all committee charters and in our most recent review the Board updated each of the charters for the Audit Committee, Executive Committee, Governance Committee and Organization and Compensation Committee. In addition, the Board reviewed and updated the Company's Corporate Governance Guidelines. You can access our current committee charters, Corporate Governance Guidelines, Code of Business Conduct and Ethics for Members of the Board of Directors, as well as other information regarding our corporate governance practices, on our website at www.fluor.com under "Sustainability" — "Governance" — "Corporate Governance Documents." Our Code of Business Conduct and Ethics for Fluor employees can be found on our website at www.fluor.com under "Sustainability" — "Ethics and Compliance" — "The Code."

FLUOR CORPORATION | 2020 PROXY STATEMENT 9

CORPORATE GOVERNANCE

In March 2020, the Board adopted a limited duration stockholder rights agreement designed to protect stockholders from efforts to capitalize on recent market volatility as a result of the COVID-19 pandemic. Under the terms of the rights agreement, the rights expire on December 31, 2020, unless earlier redeemed or exchanged.

Stockholder Engagement

Fluor has a long tradition of engaging with its stockholders and being responsive to their perspectives. In addition to our regular investor days organized by Investor Relations, we meet with stockholders on corporate governance and other topics of interest to them. Prior to adopting corporate governance initiatives, including those noted above, we consider the policies of our stockholders and solicit certain of their perspectives on potential courses of action. Since our last annual meeting, we conducted extensive stockholder engagement. Members of management, as well as several members of our Board, participated in meetings with several stockholders, which covered topics such as governance, sustainability and compensation. Our team reported to the Board on the investor feedback and, based on that feedback, we have enhanced our proxy statement disclosure regarding our directors' skills. In addition, we have added disclosure regarding our sustainability efforts.

Sustainability

Fluor's sustainability mission envisions meeting the needs of our clients while conducting business in a socially, economically and environmentally responsible manner to the benefit of current and future generations, thereby creating value for all stakeholders. Fluor helps clients safeguard the environment, conserve energy, protect lives and strengthen economies and social structures of communities. You can read more about our client offerings, as well as our initiatives to develop a diverse workforce; our excellence in health, safety and environmental matters; our commitment to integrity and ethical business conduct; our proactive approach to community involvement and other sustainability efforts, by visiting the Fluor Corporation Sustainability Report at www.fluor.com under the "Sustainability" — "Sustainability Report" section. The Fluor Corporation Sustainability Report is not incorporated by reference in, and does not form a part of, this proxy statement.

Board Independence

In accordance with New York Stock Exchange ("NYSE") listing standards and our Corporate Governance Guidelines, our Board determines annually which directors are independent and, through the Governance Committee, oversees the independence of directors throughout the year. In addition to meeting the minimum standards of independence adopted by the NYSE, a director qualifies as "independent" only if the Board affirmatively determines that the director has no material relationship with the Company (either directly, or as a partner, stockholder or officer of an organization that has a relationship with the Company). A relationship is "material" if, in the judgment of the Board, the relationship would interfere with the director's independent judgment.

Our Board has adopted director independence standards for assessing the independence of our directors. These criteria include restrictions on the nature and extent of any affiliations the directors and their immediate family members may have with us, our independent accountants, organizations with which we do business, other companies where our executive officers serve as compensation committee members and non-profit entities with which we have a relationship. Our independence standards are included in our Corporate Governance Guidelines, which are available on our website at www.fluor.com under the "Sustainability" — "Governance" section.

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The Board, as recommended by the Governance Committee, has determined that each of the Company's current directors and director nominees (other than Mr. Boeckmann and Mr. Hernandez) are independent of the Company and its management under NYSE listing standards and the standards set forth in our Corporate Governance Guidelines. In addition, the Board previously determined that Admiral Samuel J. Locklear III, Mr. Nader H. Sultan and Mr. Lynn C. Swann, each of whom resigned from the Board during fiscal year 2019, were independent. The Board also determined that each of the members of the Audit, Commercial Strategies and Operational Risk, Governance and Organization and Compensation Committees has no material relationship with Fluor and is independent within the meaning of the NYSE listing standards and Fluor's director independence standards for such committee.

In making its independence determination with regard to Mr. Constable, the Board considered his former role as an executive officer of the Company (until 2011) but noted that he has not provided services to the Company since then. Mr. Boeckmann and Mr. Hernandez are not independent under the NYSE listing standards and our Corporate Governance Guidelines because of their employment as the Executive Chairman and Chief Executive Officer of the Company, respectively.

Finally, the Board reviewed charitable contributions made to non-profit organizations for which Board members (or their respective spouses) serve as an employee or on the board of directors. Specifically, the Board considered that certain directors and/or their family members (Mr. Barker, Ms. Berkery, Mr. Hackett, Mr. Leppert, Ms. McWhinney, Mr. Olivera and Mr. Rose) are affiliated with non-profit organizations that received contributions from the Company in 2019, 2018 and/or 2017. No organization received contributions in a single year in excess of $100,000; and therefore these contributions fell well below the thresholds of the Company's independence standards.

Risk Management Oversight

The Board
As part of its oversight function, the Board monitors how management operates the Company. When granting authority to management, approving strategies and receiving management reports, the Board considers, among other things, the risks and vulnerabilities the Company faces. In addition, the Board discusses risks related to the Company's business strategy at the Board's annual strategic planning meeting. The Board also delegates responsibility for the oversight of certain risks to the Board's committees, each of which reports quarterly to the Board regarding the areas they oversee.

Audit Committee
Reviews and discusses with management the Company's most significant risks, methods of risk assessment, risk mitigation strategies, and the overall effectiveness of the Company's guidelines, policies and systems with respect to risk assessment and management.

Considers risk issues associated with financial reporting, disclosure process, legal matters, regulatory compliance and information technology, as well as accounting risk exposure. The Audit Committee also receives periodic reports from management on cybersecurity measures and assessments.

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CORPORATE GOVERNANCE

Commercial Strategies and Operational Risk Committee
Created in late 2019, this Committee reviews and discusses with management the Company's commercial strategies and operational risks, the Company's prospective and current projects, including operational risks with respect to such prospects and projects, as well as the Company's risk identification and risk mitigation policies, procedures and practices for its strategic and operational risks.

Organization and Compensation Committee
Annually reviews the Company's compensation policies and programs, as well as the mix and design of short-term and long-term compensation, to confirm that our compensation programs do not encourage unnecessary and excessive risk taking.

Governance Committee
Responsible for overseeing issues that may create governance risks, such as board composition, director selection and the other governance policies and practices that are critical to the success of the Company.

Board Leadership

The Chairman of the Board is elected by the Board on an annual basis. The Board, together with the Governance Committee, annually reviews the structure of the Board, and, as set forth in the Bylaws and the Corporate Governance Guidelines, the Board is empowered to choose any one of its members as Chairman of the Board. In connection with the transition to a new Chief Executive Officer in 2019, the Board determined that it would be appropriate to separate the positions of Chairman and Chief Executive Officer. Accordingly, the positions of Chairman of the Board and Chief Executive Officer of the Company are currently held by different individuals, with Mr. Boeckmann serving as Executive Chairman of the Board and Mr. Hernandez serving as Chief Executive Officer. The Board believes that this structure is best for the Company at the current time, as it allows Mr. Hernandez to focus on the Company's strategy, business and day-to-day operations, while enabling Mr. Boeckmann to focus on Board matters and serve as a liaison between the Board and the Company's senior management, headed by Mr. Hernandez. This structure also allows the Board to benefit from Mr. Boeckmann's prior experience and knowledge of the Company's business and affairs from his prior service as Chief Executive Officer. In his role as Executive Chairman, Mr. Boeckmann provides guidance and support to the Chief Executive Officer and senior management, presides over Board meetings, prepares the agenda for each Board meeting and performs such other duties as the Board may request from time to time.

To provide for independent leadership, the Board has also established a Lead Independent Director position, as it believes that the role of Lead Independent Director promotes effective governance when the Company has a non-independent Chairman. The Lead Independent Director is elected every three years, and his or her duties are closely aligned with the role of an independent chairman. In particular, the Lead Independent Director's primary responsibility is to preside over and

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set the agenda for all executive sessions of the independent directors of the Board. The Lead Independent Director also:

  •
  approves agendas and schedules for meetings of the Board and information sent to the Board;
  •
  chairs Board meetings in the Chairman's absence;
  •
  acts as a liaison between the independent directors and the Chairman;
  •
  provides guidance on the director orientation process for new Board members;
  •
  consults and communicates with stockholders, as appropriate; and
  •
  monitors communications to the Board from stockholders and other interested parties.

The Lead Independent Director also has the authority to call executive sessions of the independent directors, as needed. Mr. Peter J. Fluor has served as Lead Independent Director since February 2018. In October 2020, the independent members of the Board designated Mr. Alan M. Bennett to serve as Lead Independent Director for a three-year term that will begin on October 28, 2020 and that will expire in October 2023.

The Board believes that its current leadership structure provides independent Board leadership and engagement. In addition, each of the Audit, Commercial Strategies and Operational Risk, Governance and Organization and Compensation Committees is composed entirely of independent directors. Consequently, independent directors directly oversee critical matters such as the compensation policy for executive officers, succession planning, our methods of risk assessment and risk mitigation strategies, our policies and practices related to corporate governance, the director nominations process, our corporate finance strategies and initiatives, and the integrity of our financial statements and internal controls over financial reporting.

Board of Directors Meetings and Committees

During 2019, the Board held eleven meetings, one of which was an extensive two-day strategic planning session. Each of the current directors attended more than 75% of the aggregate number of meetings of the Board and of the Board committees on which he or she served and which were held during the period that each director served. Thus far, in 2020, the Board has held seventeen meetings and was fully engaged throughout the Special Committee's internal review.

As discussed earlier, the Lead Independent Director presides over all executive sessions of the independent directors. Executive sessions of independent directors must take place at each regular Board meeting according to our Corporate Governance Guidelines. During 2019, seven executive sessions of the independent directors were held.

The Board has a policy that directors attend the annual meeting of stockholders each year. All directors serving on the Board at that time attended the 2019 annual meeting of stockholders.

Our Board has five standing committees:

  •
  Audit;
  •
  Commercial Strategies and Operational Risk;
  •
  Executive;
  •
  Governance; and
  •
  Organization and Compensation.

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CORPORATE GOVERNANCE

Each committee has a charter that has been approved by the Board. With the exception of the Executive Committee, each committee must review the appropriateness of its charter and perform a self-evaluation at least annually. Any recommended changes to the charters require approval by the Board. The table below shows the current chairs and membership of each committee, and the independence status of each director.

Director	Independent	Audit Committee	Commercial Strategies and Operational Risk Committee	Executive Committee	Governance Committee	Organization and Compensation Committee
Peter K. Barker	✓	•				•
Alan M. Bennett	✓	C		•		•
Rosemary T. Berkery	✓	•		•	C
Alan L. Boeckmann				C
David E. Constable	✓		C	•	•
Peter J. Fluor*	✓			•
James T. Hackett	✓		•	•		C
Carlos M. Hernandez				•
Thomas C. Leppert	✓		•		•
Teri P. McClure	✓	•			•
Deborah D. McWhinney	✓	•			•
Armando J. Olivera	✓		•			•
Matthew K. Rose	✓	•				•

* Lead Independent Director  C Chair    •    Member

In addition, in 2020, Messrs. Bennett and Leppert served on the Special Committee that was formed to review the projects where we recorded changes in the first half of 2019 and other related issues.

AUDIT COMMITTEE

Members: • Alan M. Bennett, Chair* • Peter K. Barker* ** • Rosemary T. Berkery • Teri P. McClure • Deborah D. McWhinney** • Matthew K. Rose*	Each of the directors who serves on the Audit Committee is independent within the meaning set forth in Securities and Exchange Commission regulations, NYSE listing standards and our Corporate Governance Guidelines.

*Audit Committee Financial Expert, as determined by the Board.

**Retiring from the Board at the 2020 annual meeting.

Meetings During Fiscal 2019:

Five, including one to review the Company's 2018 Annual Report, Form 10-K and the proxy materials for the 2019 annual meeting. In the first nine months of 2020, the Audit Committee has met five times. At the end of each of the four regular meetings of the committee, the members of the Audit Committee met privately with the Company's independent registered public accounting firm, and also met with the Company's head of internal audit and other members of management.

Key Responsibilities:

The responsibilities of the Audit Committee and its activities during 2019 are described in the "Report of the Audit Committee" section of this proxy statement on pages 92 and 93. The Audit

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Committee also meets in executive sessions, at least quarterly, with the Chief Executive Officer, the Chief Financial Officer, the Chief Legal Officer, the Chief Compliance Officer, the head of internal audit and the Company's independent registered public accounting firm.

COMMERCIAL STRATEGIES AND OPERATIONAL RISK COMMITTEE

Members: • David E. Constable, Chair • James T. Hackett • Thomas C. Leppert • Armando J. Olivera	Each of the members of the Commercial Strategies and Operational Risk Committee is independent within the meaning set forth in NYSE listing standards and our Corporate Governance Guidelines.

Meetings During Fiscal 2019:

The committee, which was formed in October 2019, met once in 2019. In the first nine months of 2020, the committee has met six times and held numerous information sessions focused on specific project reviews.

Key Responsibilities:

The Commercial Strategies and Operational Risk Committee's primary responsibilities, which are discussed in detail within its charter, are to:

  •
  review and discuss with management the Company's commercial strategies and related risks, as well as the Company's prospective and current projects, including any major operational risks with respect to such prospects and projects;
  •
  discuss with management the Company's risk identification, risk assessment and risk mitigation policies, procedures and practices for its strategic and operational risks; and
  •
  see that the Board is regularly apprised of the Company's strategic and operational risks and associated risk mitigation policies, procedures and practices.

EXECUTIVE COMMITTEE

Members: • Alan L. Boeckmann, Chair • Alan M. Bennett • Rosemary T. Berkery • David E. Constable • Peter J. Fluor* • James T. Hackett • Carlos M. Hernandez	Each of the members of the Executive Committee is independent within the meaning set forth in NYSE listing standards and our Corporate Governance Guidelines, other than Mr. Boeckmann and Mr. Hernandez.
*Retiring from the Board at the 2021 annual meeting.

Meetings During Fiscal 2019:

Three, including one to discuss individual director evaluations.

Key Responsibilities:

When the Board is not in session, the Executive Committee has all of the power and authority of the Board, subject to applicable laws, rules, regulations and the listing standards of the NYSE.

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CORPORATE GOVERNANCE

GOVERNANCE COMMITTEE

Members: • Rosemary T. Berkery, Chair • David E. Constable • Thomas C. Leppert • Teri P. McClure • Deborah D. McWhinney*	Each of the members of the Governance Committee is independent within the meaning set forth in NYSE listing standards and our Corporate Governance Guidelines.
*Retiring from the Board at the 2020 annual meeting.

Meetings During Fiscal 2019:

Six.

Key Responsibilities:

The Governance Committee's primary responsibilities, which are discussed in detail within its charter, are to:

  •
  discuss succession planning for the Board;
  •
  identify qualified candidates to be nominated for election to the Board and directors qualified to serve on the Board's committees;
  •
  develop, review and evaluate background information for any candidates for the Board, including those recommended by stockholders, and make recommendations to the Board regarding such candidates. For information relating to nominations of directors by our stockholders, see "— Consideration of Director Nominees" below;
  •
  oversee the independence of directors;
  •
  develop, implement, monitor and oversee policies and practices relating to corporate governance, including the Company's Corporate Governance Guidelines and Code of Business Conduct and Ethics for Members of the Board of Directors; and
  •
  oversee the annual evaluation of the Board, its committees and individual directors. For information relating to the annual evaluation process, see "— Board and Committee Evaluations" below.

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ORGANIZATION AND COMPENSATION COMMITTEE

Members: • James T. Hackett, Chair • Peter K. Barker* • Alan M. Bennett • Armando J. Olivera	Each of the members of the Organization and Compensation Committee is independent within the meaning set forth in NYSE listing standards and our Corporate Governance Guidelines.
• Matthew K. Rose	*Retiring from the Board at the 2020 annual meeting.

Meetings During Fiscal 2019:

Ten. Each of the four regular meetings included an executive session attended by the committee members and the committee's independent compensation advisor.

Key Responsibilities:

The Organization and Compensation Committee's primary responsibilities, which are discussed in detail within its charter, are to:

  •
  review and monitor the Company's top level organizational structure and senior management succession planning and recommend the appointment of executive officers and other corporate officers;
  •
  review and approve corporate goals and objectives relevant to the Executive Chairman and the Chief Executive Officer's compensation, evaluate (in consultation with the other independent directors) the achievement of those goals and recommend the compensation levels of the Executive Chairman and Chief Executive Officer to the independent directors;
  •
  set the overall compensation policy for the executive officers (other than the Executive Chairman and Chief Executive Officer), including base salary and annual and long term incentive awards, and approve compensation paid to such officers, considering the recommendations of the Chief Executive Officer; and
  •
  review the compensation for non-management directors annually and recommend changes to the Board.

The responsibilities of the Organization and Compensation Committee and its activities during 2019 are further described in the "Compensation Discussion and Analysis" section of this proxy statement. The Organization and Compensation Committee has the authority under its charter to delegate any portion of its responsibilities to a subcommittee denominated by it when appropriate, but did not do so in 2019.

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CORPORATE GOVERNANCE

Board and Committee Evaluations

In order to monitor and improve their effectiveness, and to solicit and act upon feedback received, the Board and its committees engage in an annual formal self-evaluation process. As part of the self-evaluation process, directors consider various topics related to Board composition, structure, effectiveness and responsibilities. While the Board and each of its committees conduct the self-evaluations annually, the Board considers its performance and that of its committees continuously throughout the year and shares feedback with management. The self-evaluation process that the Board has historically used is conducted as follows:

For fiscal 2019, the Governance Committee used a third-party consultant, experienced in corporate governance matters, to assist with the Board and committee evaluation process. Directors were interviewed by the independent third party and gave specific feedback on individual directors, committees and the Board as a whole. During the interviews, directors responded to questions to elicit information to be used in improving Board and committee effectiveness. The independent third party synthesized the results and comments received during such interviews. At subsequent meetings, the Lead Independent Director, in conjunction with the independent third-party, presented the findings to the Governance Committee and the Board, followed by review and discussion by the full Board.

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Consideration of Director Nominees

    Diversity and Refreshment

The Board of Directors believes that the Board, as a whole, should include individuals with a diverse range of backgrounds and experience to give the Board both depth and breadth in the mix of skills represented for the benefit of our stockholders. Forty-two percent of our director nominees are women or ethnically diverse individuals.

As provided in our Corporate Governance Guidelines, while all directors should possess business acumen and must exercise sound judgment in their oversight of our operations, the Board endeavors to include in its overall composition an array of targeted skills that complement one another rather than requiring each director to possess the same skills, perspectives and interests. Accordingly, the Board and Governance Committee consider the qualifications of directors and director nominees both individually and in the broader context of the Board's overall composition and the Company's current and future needs.

The Board and Governance Committee also understand the importance of board refreshment and aim to strike a balance between the knowledge that comes from longer-term service on the board with the new experience, ideas and energy that can come from adding directors to the Board. To that end, our Corporate Governance Guidelines provide that non-management directors may not stand for re-election after the end of the year in which they reach the age of 75. In addition, the Board and Governance Committee view the consistent focus on Board membership criteria, Board composition and size, as well as the anticipation of vacancies, to be integral parts of board refreshment. Each of these items is further discussed below.

    Director Qualifications

Our Corporate Governance Guidelines contain Board membership criteria that apply to current directors as well as nominees for director. The Governance Committee is responsible for reviewing with the Board on an annual basis (and as needed), and recommending to the Board, the skills, experience, characteristics and other criteria for identifying and evaluating Board members. The Governance Committee evaluates the composition of the Board annually (and as needed) to assess whether the skills, experience, characteristics and other criteria established by the Board are currently represented on the Board as a whole, and in individual directors, and to assess the criteria that may be appropriate in light of the Company's anticipated future needs. This annual review takes into consideration issues of diversity of thought and background (including gender, race, ethnicity, national background, geography and age), experience, qualifications, attributes and skills. Certain criteria that our Board looks for in a candidate include, among other things, an individual's business experience and skills, judgment, independence, integrity, reputation and international background, the individual's understanding of such areas as finance, marketing, information technology, regulation and public policy, whether the individual has the ability to commit sufficient time and attention to the activities of the Board, the fit of the individual's skills and personality with those of other directors in building a Board that is effective, collegial and responsive to the needs of the Company, and the absence of any potential conflicts with the Company's interests. The Board assesses its effectiveness in achieving these goals in the course of assessing director candidates, which is an ongoing process.

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CORPORATE GOVERNANCE

    Identifying and Evaluating Nominees for Director

The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Governance Committee through various means, including current Board members, professional search firms, stockholders or other persons. Candidates are evaluated at meetings of the Governance Committee, and may be considered at any point during the year. The Governance Committee reviews a variety of information about candidates, including materials provided by professional search firms, if applicable, or other parties suggesting the candidate. In evaluating candidates, the Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board. In 2019 and 2020, Mr. Constable, Ms. Eberhart and Mr. Leppert were recommended for nomination as Board members by an executive officer. Ms. McClure was recommended by an independent director.

    Stockholder Recommendations

The policy of the Governance Committee is to consider properly submitted stockholder recommendations for candidates for membership on the Board as described above under "— Identifying and Evaluating Nominees for Director." If a stockholder properly recommends an individual to the Governance Committee to serve as a director, all recommendations are aggregated and considered by the Governance Committee at a meeting prior to the issuance of the proxy statement for our annual meeting. Any materials provided by a stockholder in connection with the recommendation of a director candidate are forwarded to the Governance Committee. In evaluating these recommendations, the Governance Committee assesses candidates in light of the membership criteria set forth under "— Director Qualifications" above and the Board's existing composition. Any stockholder wishing to recommend a candidate for consideration by the Governance Committee should submit a recommendation in writing indicating the candidate's qualifications and other relevant biographical information and provide confirmation of the candidate's consent to serve as director. This information should be addressed to the Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039. Stockholders also have the ability to nominate directors for election in accordance with the Bylaws. See "Additional Information — Advance Notice Procedures" and "— Proxy Access Procedures" on page 100 of this proxy statement, and Sections 2.04 and 2.10 of our Bylaws, which are included on our website at www.fluor.com under "Sustainability" — "Governance."

Related Person Transactions

The Company has adopted a written policy for the approval of transactions to which the Company is a party and in which the aggregate amount involved in the transaction will or may be expected to exceed $100,000 in any calendar year if any director, director nominee, executive officer, greater-than-5% beneficial owner or their respective immediate family members have or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).

The policy provides that the Governance Committee reviews certain transactions and determines whether or not to approve or ratify those transactions. In doing so, the committee takes into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third party under the

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same or similar circumstances and the extent of the related person's interest in the transaction. In addition, the Board has delegated authority to the chair of the Governance Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $1 million. A summary of any new transactions pre-approved by the chair is provided to the full Governance Committee for its review in connection with each regularly scheduled Governance Committee meeting.

The Governance Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include, but are not limited to:

  •
  employment of immediate family members of directors, director nominees, executive officers and greater-than-5% beneficial owners in non-executive positions with the Company;

  •
  business transactions with other companies at which a related person's only relationship is as an employee (other than an executive officer) if the amount of business falls below the thresholds in NYSE listing standards and the Company's director independence standards; and

  •
  contributions to non-profit organizations at which a related person's only relationship is as an employee (other than an executive officer) or director if the aggregate amount involved does not exceed the lesser of $1 million or 2% of the organization's consolidated gross annual revenues.

On September 10, 2019, the Company entered into an agreement with Mr. David T. Seaton, the Company's former CEO, specifying the terms of Mr. Seaton's departure from the Company. As part of that agreement, Mr. Seaton purchased a golf club membership from the Company for $150,000, which was the fair market value of such membership interest.

Alan L. Boeckmann, the Executive Chairman of our Board and the Company's former CEO, receives distributions of deferred compensation and payments of supplemental benefits under arrangements that were previously disclosed and were approved by the Organization and Compensation Committee and the Board's independent directors at the time he served as CEO and for which he chose annuity payments instead of lump sum payment.

Certain Legal Proceedings

Since September 2018, nine separate purported stockholders' derivative actions were filed against various current and former members of the Board of Directors, including our nominees other than Mses. Eberhart and McClure, as well as certain of Fluor's current and former executives. Fluor Corporation is named as a nominal defendant in the actions. The complaints generally allege federal securities law violations and breaches of the individuals' fiduciary duties, including for purported oversight failures, with regard to statements that were made concerning the company's internal and disclosure controls, risk management, revenue recognition, and gas-fired power business, which statements the plaintiffs assert were materially misleading. While these proceedings are in early stages and no assurance can be given as to their ultimate outcomes, the Company does not believe it is probable that a loss will be incurred.

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CORPORATE GOVERNANCE

Communications with the Board

Individuals may communicate with the Board and individual directors by writing directly to the Board of Directors c/o the Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039. Stockholders and other parties interested in communicating directly with the Lead Independent Director or with the independent directors as a group may do so by writing directly to the Lead Independent Director c/o the Secretary at the above address. The Lead Independent Director, with the assistance of Fluor's internal legal counsel, is primarily responsible for monitoring any such communications from stockholders and other interested parties to the Board, individual directors, the Lead Independent Director or the independent directors as a group, and provides copies or summaries of such communications to the other directors as he considers appropriate.

Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Lead Independent Director considers to be important for the directors to know. The Board will give appropriate attention to written communications on issues that are submitted by stockholders and other interested parties, and will respond if and as appropriate.

Compensation Committee Interlocks and Insider Participation

During 2019, Mr. Bennett, Mr. Barker, Ms. Berkery, Mr. Fluor, Mr. Hackett, Ms. McWhinney, Mr. Olivera and Mr. Rose served on the Organization and Compensation Committee. During 2019, there were no compensation committee interlocks between the Company and other entities involving the Company's executive officers and directors.

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PROPOSAL 2 — EXECUTIVE COMPENSATION

PROPOSAL 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We are asking stockholders to vote on an advisory resolution to approve the compensation of the Company's named executive officers as reported in this proxy statement.

We urge stockholders to read the "Compensation Discussion and Analysis" beginning on page 24, which describes in more detail how our executive compensation program operates and is designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative appearing on pages 49 through 66, which provide detailed information on the compensation of our named executives.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the annual meeting:

  RESOLVED, that the stockholders of Fluor Corporation (the "Company") approve, on an advisory basis, the compensation of the Company's named executives as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company's 2020 annual meeting of stockholders.

This advisory resolution, commonly referred to as a "say on pay" resolution, is non-binding on the Board. Although non-binding, the Board and the Organization and Compensation Committee will review and consider the voting results when evaluating our executive compensation program. An advisory stockholder vote on the frequency of stockholder votes to approve executive compensation is required to be held at least once every six years. The Company last held an advisory vote on frequency in 2017. After consideration of the majority vote of stockholders at the 2017 annual meeting of stockholders in favor of an annual frequency and other factors, the Board decided to hold advisory votes to approve executive compensation annually until the next advisory vote on frequency. Accordingly, the next advisory vote to approve executive compensation will be held at the 2021 annual meeting of stockholders.

FLUOR CORPORATION | 2020 PROXY STATEMENT 23

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the principles, objectives and features of our compensation program, as well as the decisions made under this program for 2019, for our named executive officers (referred to herein as the "named executives"). For 2019, our named executives were:

Name	Position
Carlos M. Hernandez	Chief Executive Officer (effective May 1, 2019)
D. Michael Steuert	Executive Vice President and Chief Financial Officer (effective June 1, 2019)(1)
Alan L. Boeckmann	Executive Chairman (effective May 1, 2019)
Garry W. Flowers	Executive Vice President, Construction, HSE and Risk
Taco de Haan	Group President, Diversified Services
David T. Seaton	Former Chairman and Chief Executive Officer (through April 30, 2019)
Bruce A. Stanski	Former Executive Vice President and Chief Financial Officer (through May 31, 2019)

(1)
Mr. Steuert retired from his position as Chief Financial Officer in July 2020.

Executive Summary

  Overview of Fiscal 2019 Business Results

In response to the Company's performance and changing industry dynamics, in 2019 the Company initiated a comprehensive operational and strategic review that focused on cash generation and de-risking our project portfolio. We had several leadership changes and implemented new project pursuit criteria to improve execution and build a stronger backlog. We have also made progress reducing overhead expenses, closing offices, and continuing the process of exiting certain of our businesses.

New Awards and Backlog. In 2019, new awards were $10.6 billion and ending consolidated backlog was $28.4 billion (excluding backlog associated with discontinued operations).

Cash Flow From Operations and Earnings. In 2019, we remained focused on generating positive cash flow from operations to present the financial strength necessary to compete in our businesses. At the end of 2019, we had $2.0 billion in cash and marketable securities after returning $118 million in dividends to stockholders. Net losses attributable to Fluor from continuing operations were $1.7 billion, or $11.97 per diluted share, in 2019, compared to earnings from continuing operations of $9.2 million, or $0.07 per share for 2018.

Restatement of Previously Issued Financial Statements. In 2020, a Special Committee of independent members of the Board, along with its independent external advisors and financial experts, led a review of our previously issued financial information. As a result of this review, we restated annual financial results for 2016, 2017, and 2018, and for each of the interim previously issued quarterly periods for 2018 and 2019. Please refer to our annual report on Form 10-K for the year ended December 31, 2019 for a full explanation of the restatement. The effects of the

24 FLUOR CORPORATION | 2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

restatement are reflected in the 2017 and 2018 achievement and performance ratings of the long-term incentive awards that were granted in 2017 and that are discussed below.

  Performance-Based Compensation

For 2019, our long-term incentives included a mix of restricted stock units ("RSUs"), stock-based performance awards under our Value Driver Incentive ("VDI") plan and stock option grants to certain of our named executives. The VDI awards are settled in stock and are earned based on achievement of performance targets over a three-year period tied to average annual new awards gross margin dollars and percentage, and average annual return on operating assets employed. The number of earned VDI units for the named executives is further adjusted based on the Company's total shareholder return ("TSR") relative to a select group of peers. These performance objectives focus named executives on the creation of long-term Company value for the benefit of our stockholders.

Our annual incentives are paid in cash and are based primarily on the achievement of pre-established financial, operational, strategic and performance goals as well as safety measures.

  Real Pay Delivery and Performance Alignment

Our executive compensation program is designed to align the interests of named executives with those of our stockholders, motivate excellent performance and link pay with Company performance. In 2019, we incurred execution challenges on a number of projects, resulting in our performance not meeting our targets for the year. This is reflected in the payouts for the named executives' annual incentive awards, which averaged 46% of target, and the settlement of the 2017 VDI awards (for which the performance period ended on December 31, 2019), under which payouts were 39% of target. The dollar value realized on vesting of the 2017 VDI awards was 7% of the grant date target value. Consistent with our philosophy of aligning named executive and stockholder interests as well as linking pay with performance, below-target performance in 2019 will also negatively impact future payouts for the VDI awards granted in 2018 and 2019 (which include fiscal year 2019 in the performance period) when payouts for those awards are determined at the end of the applicable three-year performance period. These actual and potential payouts, as well as the realizable pay analysis below, demonstrate our pay-for-performance alignment and commitment.

  Realizable Pay for our CEO

The chart below illustrates our CEO's average "realizable" compensation as compared to his target total direct compensation ("TDC") over the last three fiscal years. While Mr. Hernandez only became CEO in 2019, he has been a named executive in each of the last three fiscal years and participated in the executive compensation program during that period. Realizable compensation shows the value of the compensation our CEO actually earned or could expect to earn as of the end of 2019, while target TDC represents his target compensation opportunity at the time of grant.

While both target TDC and realizable compensation include actual base salaries, realizable compensation reflects both (i) actual performance against goals that impacts the funding of annual incentives and VDI awards and (ii) changes in stock price from the grant date. Over the last three years, our annual incentives have paid out below target as a result of performance falling short of goals. In addition, the realizable value of our long-term equity incentives is significantly below the target opportunity due to both performance and stock price. Taking into account the Company's stock price at the time of vesting, the value realized on the 2017 VDI awards was 7% of the grant

FLUOR CORPORATION | 2020 PROXY STATEMENT 25

COMPENSATION DISCUSSION AND ANALYSIS

date target value. As of December 31, 2019, none of the options granted to named executives in the last three years were in-the-money and the value of each of the RSU awards granted to named executives in the last three years was below their grant date target value. As shown in the graph below, average realizable compensation for our Chief Executive Officer for 2017 to 2019 was equal to 45% of his target TDC, which we believe demonstrates strong pay for performance alignment.

CEO Target TDC and Realizable Pay

3-Year Average (2017 - 2019)

(1)
Target TDC consists of actual base salary, target annual incentive and the value of all long-term incentives on the date of grant.

(2)
Realizable pay includes: (i) actual base salary; (ii) actual annual incentive paid; (iii) the value of options on the date of exercise (if exercised), or on December 31, 2019 (if unexercised); and (iv) the value of other long-term incentive awards on the vesting date (if vested) or on December 31, 2019 (if unvested), as further discussed in the Outstanding Equity Awards at 2019 Fiscal Year End table on page 56. Unvested VDI awards do not reflect the impact of any modifiers that are to be applied at the end of the applicable performance period.

  Leadership Changes

The Company's leadership team experienced several changes in 2019. Mr. Hernandez, previously our Chief Legal Officer, was promoted to Chief Executive Officer effective May 1, 2019. Mr. Boeckmann was appointed as Executive Chairman on the same date. In addition, Mr. Steuert was appointed as our new Chief Financial Officer, effective June 1, 2019. As part of these leadership transitions, the Company approved new compensation packages for each of Messrs. Hernandez, Boeckmann and Steuert, which are described below.

26 FLUOR CORPORATION | 2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

New Chief Executive Officer Compensation. In connection with his appointment as CEO on May 1, 2019, the Board approved the following compensation for Mr. Hernandez:

  •
  Base salary.  Mr. Hernandez's 2019 annualized base salary was increased from $688,000 to $1,100,000, pro-rated from his appointment as CEO on May 1, 2019.

  •
  Annual incentive.  Mr. Hernandez's 2019 annual incentive program target award was increased from 100% to 150% of base salary, pro-rated from his appointment as CEO on May 1, 2019.

  •
  Initial equity awards.  In addition to the 2019 annual awards granted under our long-term incentive program described below, Mr. Hernandez received a one-time grant of equity awards with a value at grant of $2,000,000 on May 16, 2019 reflecting his expanded role and responsibilities, half of which was granted in the form of RSUs and half of which was granted in the form of stock options, and each of which vests in three equal annual installments beginning one year from grant

  •
  Retention award.  In 2019, Mr. Hernandez received a cash retention award in the amount of $1,750,000, which will vest in its entirety in November 2022, subject to continued employment.

New Executive Chairman Compensation. In connection with his appointment as Executive Chairman on May 1, 2019, the Board approved the following compensation for Mr. Boeckmann:

  •
  Base salary.  Mr. Boeckmann's 2019 annualized base salary was set at $500,000, pro-rated from his appointment as Executive Chairman on May 1, 2019.

  •
  Annual incentive.  Given his start date, Mr. Boeckmann did not participate in the 2019 annual incentive program. He will begin participating in the 2020 annual incentive program with a target annual incentive set at 100% of his base salary. In lieu of participation in the annual incentive program, Mr. Boeckmann received a cash bonus equal to $335,000 for his extraordinary efforts in 2019.

  •
  Initial equity awards.  In connection with his appointment, Mr. Boeckmann received a one-time grant of equity awards with a value at grant of $2,700,000 on May 16, 2019, half of which was granted in the form of RSUs, and half of which was granted in the form of stock options, and each of which vests in three equal annual installments beginning one year from grant.

  •
  Retention award.  In 2019, Mr. Boeckmann received a cash retention award in the amount of $1,750,000, which will vest in its entirety in November 2022, subject to continued employment.

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COMPENSATION DISCUSSION AND ANALYSIS

New Chief Financial Officer Compensation. In connection with his appointment as Chief Financial Officer on June 1, 2019, the Organization and Compensation Committee (the "Committee") approved the following compensation for Mr. Steuert:

  •
  Base salary.  Mr. Steuert's 2019 annualized base salary was set at $830,000, pro-rated from his appointment as Chief Financial Officer on June 1, 2019.

  •
  Annual incentive.  Given his start date, Mr. Steuert did not participate in the 2019 annual incentive program. In lieu of participation in the annual incentive program, Mr. Steuert received a cash bonus equal to $316,700 for his extraordinary efforts in 2019.

  •
  Initial equity awards.  In connection with his appointment, Mr. Steuert received a one-time grant of equity awards with a value at grant of $2,059,200 on June 1, 2019, of which $1,271,700 was granted in the form of RSUs, and $787,500 was granted in the form of stock options, and each of which vests in three equal annual installments beginning one year from grant.

  •
  Retention award and subsequent retirement.  In 2019, Mr. Steuert received an equity retention award of $1,000,000 in RSUs vesting on December 31, 2021. This award was forfeited by Mr. Steuert upon his retirement in July 2020. Mr. Steuert did not participate in the 2020 annual incentive award program.

Separation Arrangements with Departing Executives. In 2019, by mutual agreement with the Company, each of Mr. Seaton and Mr. Stanski separated from the Company. In connection with their respective departures, the Company entered into separation agreements with each of Mr. Seaton and Mr. Stanski. Each of these agreements contains customary confidentiality and cooperation covenants, a release of claims, and non-competition and non-solicitation restrictions that bind the departing executives and protect the Company.

  •
  Mr. Seaton.  On September 10, 2019, the Company entered into an agreement under which Mr. Seaton terminated employment with the Company effective as of September 13, 2019. Pursuant to this agreement, Mr. Seaton received a lump sum payment of $1,334,000, which is equal to one year of Mr. Seaton's base salary, and his outstanding RSU awards, VDI awards, and non-qualified stock options that were granted at least one year prior to his last day of employment remained eligible for continued vesting in accordance with their terms. All equity awards granted after September 13, 2018 were forfeited and Mr. Seaton did not receive any portion of his 2019 annual incentive award. The grant date fair value of Mr. Seaton's forfeited awards was $6,257,508.

  •
  Mr. Stanski.  On October 24, 2019, the Company entered into an agreement with Mr. Stanski. Under this agreement, Mr. Stanski agreed to provide non-executive transitional services to the Company through February 28, 2020, and received the following payments and benefits: (1) a lump sum payment of $463,692, paid following completion of the transitional services; (2) a cash payment of $75,000 to cover Mr. Stanski's relocation costs to move back to his home state; (3) a prorated portion of his 2019 annual incentive award for the period between January 1, 2019 and October 11, 2019; and (4) his outstanding RSUs, VDI awards, and non-qualified stock options remained eligible for continued vesting in accordance with their terms, subject to Mr. Stanski's continued employment through the transition period.

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COMPENSATION DISCUSSION AND ANALYSIS

Changes to Executive Compensation for 2020

In 2020, due to the delayed filing of the Company's 2019 annual report on Form 10-K, as well as the ongoing impact of the COVID-19 pandemic, the Committee determined that for 2020 only, the weightings of the performance measures for annual incentive awards for named executives will be: (i) 90% strategic performance and (ii) 10% safety. The strategic performance portion of the award will be based on the Committee's evaluation of each named executive's achievement of six strategic objectives that have been set by the Committee for all executive officers.

Effective in 2020, the Company's VDI awards will be renamed Performance Awards. The number of earned shares under the Performance Awards will be determined based on the Company's performance using two equally rated measures: (i) return on invested capital ("ROIC") and (ii) earnings per share ("EPS"). The number of earned shares will be modified based on the Company's three-year cumulative total shareholder return relative to companies in the S&P 500 on the date of grant ("Relative TSR"). If the Company's Relative TSR is in the bottom 1/3 of the S&P 500, the earned shares will be decreased by 30%. If the Company's Relative TSR is in the top 1/3 of the S&P 500, the earned shares will be increased by 30%. No adjustment will be made if the Company's Relative TSR is in the middle 1/3.

In April 2020, in response to the business environment as impacted by the COVID-19 pandemic, executive officers voluntarily agreed to a temporary 20% reduction in base pay. This temporary reduction in base pay ended in September 2020.

  Governance Highlights

Our executive compensation policies reflect our strong focus on sound governance. As in prior years, the following practices and policies were in effect during 2019:

What we do	What we do not do

✓

Maintain robust stock ownership guidelines, including a 6x base salary requirement for the CEO

✓

Maintain a clawback policy for performance-based compensation

✓

Provide a balanced program design that does not encourage behavior that could create material adverse risks to our business; and conduct an annual compensation risk assessment

✓

Engage an independent compensation consultant for our fully independent Committee

✓

Prohibit hedging, pledging and short-term trading of Company stock

✗

No single trigger change in control agreements

✗

No excise tax gross-ups in change in control agreements

✗

No repricing of stock options without stockholder approval

✗

No payments of dividends or dividend equivalents on unvested stock awards

✗

No individual employment agreements for our executive officers

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COMPENSATION DISCUSSION AND ANALYSIS

How Named Executive Compensation is Tied to Performance

We use a balanced approach to compensation with a variety of pay elements to support the attraction and retention of key executive talent necessary to run our business, and reward the achievement of both short-term and long-term goals, the majority of which are directly linked to performance as described in the table below:

Component	Primary Purpose	Linkage to Performance
Base Salaries	Provide a market competitive, stable level of income to attract and retain top talent

•

Individual responsibility, performance and contributions to the Company, overall salary movements in the Compensation Peer Group and internal pay equity are considered by the Board or the Committee, as applicable, in determining initial salary levels and appropriate salary adjustments each year

Annual Incentive Awards	Provide annual cash compensation for achievement of annual performance goals

•

Pays out based on Company achievement of near-term objectives that support long-term Company value creation, including net earnings, cash flow from operations and safety, as well as achievement of identified strategic goals

•

Completely at-risk, depending on the level of actual performance against the established criteria

Long-Term Incentives
Value Driver Incentive Performance Units	Provide a stock-based incentive and retention vehicle that is linked to performance measures that focus named executives on the creation of long-term value

•

Units are earned based on performance against new project awards and return on assets criteria, on average, over a three-year period, and modified based on the Company's three-year cumulative TSR relative to peers

•

Vest at the end of the performance period, aligning the interests of named executives with those of long-term stockholders by focusing named executives on the Company's financial performance over a multi-year period

•

Completely at-risk, depending on actual performance against the relevant measures (and stock price)

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COMPENSATION DISCUSSION AND ANALYSIS

Component	Primary Purpose	Linkage to Performance
Restricted Stock Units	Provide a long-term equity ownership and retention vehicle that is directly linked to stockholder value creation over time

•

Vest in equal thirds over three years, aligning the interests of named executives with those of stockholders by focusing named executives on the Company's financial performance over a multi-year period

•

Value is at-risk, increasing or decreasing with the stock price over the vesting period

Stock Options (granted to Messrs. Hernandez, Steuert and Boeckmann in 2019)	Provide a long-term vehicle that is directly linked to growing the value of our stock price over time

•

Vest in equal thirds over three years and have a ten-year term, aligning the interests of named executives with those of stockholders by focusing named executives on long-term stockholder value creation

•

Completely at-risk, attaining value only if the stock price grows over the initial grant price

Components of 2019 Named Executive Compensation

  Base Salaries

The Company provides named executives with base salaries that provide a competitive, stable level of income, since most other elements of their compensation are at-risk based on Company performance. The Committee reviews base salaries for named executives annually and upon a change in responsibilities.

In establishing and annually evaluating base salary levels, the Committee and, with respect to the CEO and Executive Chairman, the independent directors of the Board, consider the following factors:

  •
  the recommendations of the CEO with respect to the base salary levels of the named executives other than the CEO and Executive Chairman;

  •
  Compensation Peer Group data and general industry survey data for comparable positions;

  •
  individual level of responsibility, performance and contributions to the Company;

  •
  internal pay equity based on relative duties and responsibilities; and

  •
  the Company's annual salary budget.

Following the annual review at the beginning of 2019, the base salaries of Messrs. Hernandez, Flowers, de Haan and Stanski increased between 3.0% and 5.0%. Mr. Seaton's base salary

FLUOR CORPORATION | 2020 PROXY STATEMENT 31

COMPENSATION DISCUSSION AND ANALYSIS

remained unchanged from 2018. In May 2019, Mr. Hernandez's base salary was subsequently increased at the time of his promotion to Chief Executive Officer. The 2019 annualized base salaries for the named executives as of December 31, 2019 (or for Mr. Seaton, his last day of employment) were as follows:

Named Executive	2019 Base Salary
Carlos M. Hernandez	$1,100,000
D. Michael Steuert	$830,000
Alan L. Boeckmann	$500,000
Garry W. Flowers	$562,400
Taco de Haan	$486,700
David T. Seaton	$1,334,000
Bruce A. Stanski	$753,500

For 2019, the base salaries for each of our named executives generally approximated or were lower than the median of the Compensation Peer Group.

  Annual Incentive Awards

Cash-based annual incentives are provided to motivate and reward named executives for achieving annual performance objectives. In 2019, Messrs. Hernandez, Flowers, de Haan, Seaton and Stanski each participated in the annual incentive award program and had a target annual incentive amount, established as a percentage of annual base salary. This percentage reflects each named executive's respective organizational level, position and responsibility for achievement of the Company's strategic goals, and aligns with market practice.

The 2019 target annual incentives for each of our named executives who participated in the 2019 annual incentive award program are shown below. Messrs. Steuert and Boeckmann did not participate in the annual incentive award program and had alternative arrangements which are described above under "Leadership Changes." The final target annual incentives for Messrs. Hernandez, Flowers, de Haan, Seaton and Stanski were as follows:

Named Executive	Percentage of Base Salary		Target Annual Incentive Amount
Carlos M. Hernandez	121	%(1)	$1,332,600
Garry W. Flowers	95%		$534,400
Taco de Haan	85%		$413,700
David T. Seaton	150	%(2[nc_te,h])	$2,001,000
Bruce A. Stanski	100%		$633,000(3)

(1)
Mr. Hernandez's target annual percentage and incentive amount was prorated to reflect 100% of his base salary prior to his appointment as CEO, and 150% of his base salary from and after his appointment as CEO.

(2)
Mr. Seaton forfeited his 2019 annual incentive in connection with his termination of employment effective September 13, 2019.

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COMPENSATION DISCUSSION AND ANALYSIS

(3)
Mr. Stanski's target annual incentive award was pro-rated for the period between January 1, 2019 and October 11, 2019 and paid out based on actual achievement of performance measures, but assuming a performance rating of 1.0 for the strategic portion of the award.

A named executive could receive from zero to 200% of the target annual incentive amount, depending on the extent to which the Company and the named executive met, failed to meet or exceeded certain performance measures relating to overall Company performance, achievement of certain strategic goals and, for Mr. de Haan, the performance of the Diversified Services business that he oversees. The types of measures and relative weightings of those measures are determined by the Committee each year and are tailored to the named executive's position and organizational responsibility. The performance measures have remained fairly consistent over the past five years, however the Committee has adjusted the relative weightings of each measure from time to time to reflect the Company's operational and strategic priorities.

When determining the performance measures and the target achievement levels, the Committee considers the Company's annual operating plan and strategic priorities for the upcoming year, as well as the Company's performance in the previous year. For 2019, the performance measures were a combination of objective financial targets and strategic and safety performance measures, which were tied to goals established at the beginning of the year. The use of multiple financial and strategic goals prevents an overemphasis on any one financial metric and focuses the named executives on key areas of importance to the Company and its shareholders. The 2019 performance measures, along with their respective weightings, for the named executives who had annual incentive targets were as follows:

2019 Measure	Carlos M. Hernandez	Garry W. Flowers(1)	Taco de Haan	David T. Seaton(2)	Bruce A. Stanski(3)
Corporate Net Earnings	50%	50%	25%	50%	50%
Cash Flow from Operations	15%	15%	10%	15%	15%
Diversified Services EBIT	—	—	30%	—	—
Safety	10%	10%	10%	10%	10%
Strategic Performance	25%	25%	25%	25%	25%

(1)
For Mr. Flowers, the table reflects the performance measures and weightings of his annual incentive for the period from and after his promotion to an executive officer position on July 31, 2019. For the period prior to July 31, 2019, Mr. Flowers's annual incentive was determined based on a different set of metrics and weightings, which are described below under "Other Compensation Decisions," and his final annual incentive was prorated accordingly.

(2)
Mr. Seaton forfeited his 2019 annual incentive in connection with his termination of employment effective September 13, 2019.

(3)
Mr. Stanski's annual incentive award paid out based on actual achievement of performance measures, but assuming a performance rating of 1.0 for the Strategic Performance portion of the award.

  Performance Measures for 2019

Corporate Net Earnings. Corporate net earnings is defined as the amount of net earnings attributable to Fluor excluding the following items which are not related to the Company's ongoing core business operations: earnings for discontinued operations; the financial impact of any acquisition activity (including integration costs and other expenses); expenses associated with reorganization and restructuring programs; merger, acquisition or strategic investment activity and integration costs; dispositions; and pension settlements.

FLUOR CORPORATION | 2020 PROXY STATEMENT 33

COMPENSATION DISCUSSION AND ANALYSIS

Cash Flow from Operations. Cash flow from operations is defined as total segment profit plus the fiscal year change in the business unit project working capital accounts (accounts receivable, work in progress, advance billings and accounts payable).

Diversified Services EBIT (Segment Profit). Diversified Services Earnings Before Interest and Tax ("EBIT"), the profit measure used for compensation purposes, is typically the same as segment profit, the profit measure reported externally in our financial statements. Segment profit is calculated as revenue less cost of revenue and earnings attributable to noncontrolling interests excluding: corporate general and administrative expense; interest expense; interest income; domestic and foreign income taxes; other non-operating income and expense items; and earnings from discontinued operations. Diversified Services segment profit results can be found on page F-26 of our annual report on Form 10-K as filed with the Securities and Exchange Commission on September 25, 2020. In 2019, the Diversified Services EBIT goals were reclassified to be consistent with segment reporting changes reflected in our financial statements.

Safety. Safety performance was assessed based on the Company's overall safety performance using both leading and lagging performance indicators.

Strategic Performance. Strategic performance was measured against qualitative strategic goals identified at the beginning of the year for each named executive, which are outlined below.

  2019 Annual Incentive Determination

The performance ranges for the corporate net earnings and cash flow from operations measures, together with the actual achievement of the measures and the resulting performance ratings, are presented in the table below.

2019 Performance Ranges (in millions)
Measure	Min	Target	Max	2019 Actual Achievement	Performance Rating
	(.25 rating)(1)	(1.0 rating)	(2.0 rating)
Corporate Net Earnings	$197.0	$375.0 - $414.0	$591.0	$(982.1)(2)	0.00
Cash Flow from Operations	$364.0	$692.0 - $765.0	$1,092.0	$370.8(3)	0.26
Diversified Services EBIT	$62.0	$117.0 - $130.0	$185.0	$(2.6)(4)	0.00

(1)
The minimum rating level for each goal is required to be satisfied before there is any payout for that specific performance measure.

(2)
The amount shown is for net earnings attributable to Fluor, excluding certain items discussed above under "— Performance Measures for 2019 — Corporate Net Earnings."

(3)
Cash Flow from Operations is defined above under "— Performance Measures for 2019 — Cash Flow from Operations."

(4)
Diversified Services EBIT is defined above under "— Performance Measures for 2019 — Diversified Services EBIT (Segment Profit)."

Pursuant to the terms of the agreement described above under "Leadership Changes," Mr. Stanski's annual incentive award paid out based on actual achievement of the performance measures, but assuming a performance rating of 1.0 for the Strategic Performance portion of the award. Mr. Seaton forfeited his 2019 annual incentive in connection with his termination of employment. The Committee

34 FLUOR CORPORATION | 2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

set the same strategic objectives for all executive officers in 2019. The 2019 strategic objectives and key achievements for each named executive participating in the 2019 annual incentive program were as follows:

Named Executive	Strategic Goals	Key Achievements
Carlos M. Hernandez	✓ Position Fluor and each business segment for versatility, diversification and growth.	✓ Made changes to project pursuit and risk criteria to position the Company for sustainable growth.
	✓ Drive improvements in the cost of doing business.	✓ Identified opportunities for overhead reduction and made progress towards Company's overhead reduction goals.
	✓ Strengthen our customer confidence, talent development and succession planning at all leadership levels.	✓ Made changes to executive leadership team to empower the Company to execute its strategic plan.
	✓ Continue to maintain industry leading safety standards	✓ Championed the Safer Together initiative to continue to drive a culture of safety.
Garry W. Flowers	✓ Position Fluor and each business segment for versatility, diversification and growth.	✓ Took on newly enhanced risk management role with enhanced reporting and accountability.
	✓ Drive improvements in the cost of doing business.	✓ Assumed responsibility for the execution of challenging projects.
	✓ Continue to maintain industry leading safety performance.	✓ Championed the Safer Together initiative to continue to drive a culture of safety.
Taco de Haan	✓ Position Fluor and each business segment for versatility, diversification and growth.	✓ Led restructuring of Stork and the strategic realignment of Stork's portfolio of businesses.
	✓ Strengthen our customer confidence, talent development and succession planning at all leadership levels.	✓ Reviewed and revised succession plans to align with the restructuring of Stork.
	✓ Continue to maintain industry leading safety performance.	✓ Focused on maintaining safety while completing consolidation, restructuring and divestment plans within the segment.

Achievement of the strategic performance measure varied among the named executives because of the differences in responsibilities and individual accomplishments. No named executive received a rating higher than 1.40 because none of the financial performance measures achieved target performance.

Each named executive's strategic performance rating, other than the CEO and Mr. Stanski's, was determined based on evaluations and recommendations by the CEO that were assessed and subsequently approved by the Committee. In the case of the CEO, strategic performance was assessed by the independent directors of the Board after consideration of a recommendation from the Committee.

FLUOR CORPORATION | 2020 PROXY STATEMENT 35

COMPENSATION DISCUSSION AND ANALYSIS

Achievement of the safety performance measure was determined using management's assessment of the overall safety performance of the Company, which was reviewed and approved by the Committee. The safety performance measure was not a significant factor in determining compensation, and no named executive's aggregate compensation was materially affected by the level of achievement of this measure.

Once the level of achievement for each measure was determined, each named executive's overall performance rating was calculated by multiplying each measure's rating (which can range from 0.00 to 2.00) by its relative weighting, and then aggregating those amounts. The overall performance rating was then multiplied by the individual's target annual incentive amount to determine the annual incentive payment for each named executive. Based on performance, annual incentive award cash payouts averaged 46% of target for the named executives.

Other than respect to Mr. Seaton who forfeited his 2019 annual incentive in connection with his termination of employment, the 2019 target annual incentive percentages and amounts for each named executive who participated in the 2019 annual incentive program, as well as the actual annual incentive amounts to be paid, were as follows:

Named Executive	Percentage of Base Salary	Target Annual Incentive Amount	X	Overall Performance Rating	=	Annual Incentive Amount
Carlos M. Hernandez	121%(1)	$1,332,600	X	0.44	=	$586,400
Garry W. Flowers	95%	$534,400	X	0.61	=	$366,800(3)
Taco de Haan	85%	$413,700	X	0.34	=	$140,700
Bruce A. Stanski	100%	$633,000(2)	X	0.39	=	$247,000

(1)
Mr. Hernandez's target annual percentage and incentive amount was prorated to reflect 100% of his base salary prior to his appointment as CEO, and 150% of his base salary from and after his appointment as CEO.

(2)
Mr. Stanski's target annual incentive award was pro-rated for the period between January 1, 2019 and October 11, 2019.

(3)
Mr. Flowers's annual incentive amount reflects a portion attributable to his annual incentive earned prior to his promotion to an executive officer position on July 31, 2019.

  Long-Term Incentives

The stockholder-approved 2017 Performance Incentive Plan allows the Committee to grant various forms of long-term equity incentives. The Committee's objectives in granting long-term equity awards are to motivate named executives and reward the achievement of superior operating results and stock price appreciation, facilitate the attraction and retention of key management personnel and align the interests of management and stockholders through equity ownership.

As discussed earlier, our compensation program is designed to align pay with performance. Named executives receive target long-term incentive grants that reflect potential pay, based on market considerations as well as individual contributions, experience, advancement potential and internal pay equity. In 2019, when initially determining the compensation for Messrs. Hernandez, de Haan, Seaton and Stanski, the Committee determined to maintain performance-based VDI awards as 50% of the long-term incentive grant to named executives, and to provide the remaining 50% as RSUs. Mr. Flowers, who was not an executive officer when the long-term incentive awards for the named executives were established in 2019, participated in different long-term incentive arrangements that are described below under "Other Compensation Decisions."

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COMPENSATION DISCUSSION AND ANALYSIS

The Committee believes that the mix of long-term incentive components aligns the interests of named executives with those of stockholders by encouraging named executives to focus on long-term growth of the Company, while also providing named executives with a balanced pay package similar to many of our peers. In determining the relevant allocations, VDI awards were valued at the target performance level (and converted into performance units based on the closing stock price on the 2019 grant date) and RSUs were valued at the fair market value (closing stock price) on the date of grant.

The 2019 target annual long-term incentive award values approved by the Committee were as follows:

Named Executive	VDI Award Value	RSU Award Value	Total Long-Term Incentive Award Value
Carlos M. Hernandez	$1,625,000	$1,625,000	$3,250,000
Taco de Haan	$600,000	$600,000	$1,200,000
David T. Seaton	$4,650,000	$4,650,000	$9,300,000
Bruce A. Stanski	$1,425,000	$1,425,000	$2,850,000

The total value of the initial 2019 long-term incentive awards for these named executives increased from 2018 levels by between 5.0% and 14.3% in order to align award values with competitive market levels and support retention.

The Committee determines the dollar value of long-term incentive awards for named executives at the first regularly scheduled meeting of the Committee each year, which is typically held in January or February. The determinations are made at that time to coincide with the annual performance review, when prior year performance information is available. The equity awards are then granted on the third business day following the publication of our annual results, based on the closing stock price on that date. RSUs vest one-third per year in each of the years following the grant date.

During the course of 2019, Mr. Hernandez received additional RSU awards and stock options upon his promotion to CEO. In addition, Messrs. Steuert and Boeckmann, who were not employed by the company when the Committee determined 2019 compensation for the other named executives, each received RSU awards and stock options upon their appointments as Chief Financial Officer and Executive Chairman, respectively. These awards are described separately above under "Leadership Changes."

  VDI Awards Granted in 2019

The VDI awards granted to the named executives in 2019 are subject to a three-year performance period, which started on January 1, 2019 and ends on December 31, 2021. The awards will be earned based upon actual performance for each year during the three-year performance period and will vest and be payable in shares in March 2022, subject to continued employment and performance achievement. Upon vesting, additional shares will be issued equal to the amount of any accrued dividends paid by the Company with respect to shares actually earned.

FLUOR CORPORATION | 2020 PROXY STATEMENT 37

COMPENSATION DISCUSSION AND ANALYSIS

The Committee established the following 2019 performance criteria and relative weightings for the 2019 VDI awards for named executives:

  •
  40% of the total award is based on average annual new awards gross margin percentage ("NAGM %");

  •
  30% of the total award is based on average annual new awards gross margin dollars ("NAGM $"); and

  •
  30% of the total award is based on average annual return on operating assets employed ("ROAE").

The number of earned shares for all named executives will be modified based on the Company's three-year cumulative TSR relative to the engineering and construction peers included in the Compensation Peer Group ("Relative TSR"). If the Company's Relative TSR is in the bottom third of the group, the earned shares will be decreased by 25%. If the Company's Relative TSR is in the top third of the group, the earned shares will be increased by 25%. No adjustment will be made if the Company's Relative TSR is in the middle third. In no event will the number of earned shares exceed two times the target number of shares.

New awards gross margin dollars measures the total amount of project gross margin that the Company expects to receive as a result of projects awarded within the performance period. New awards gross margin percentage is the total amount of gross margin the Company expects to receive as a result of projects awarded within the performance period as a percentage of expected revenue from those projects. When determining whether the new awards performance goals have been met, the Committee takes into account any changes affecting project gross margin backlog (e.g., scope changes, adjustments or cancellations) that occurred during the year. ROAE is calculated by dividing full-year corporate net earnings (excluding the items noted above under "Annual Incentive Awards – Corporate Net Earnings" and after-tax interest expense) by average net assets employed for the previous five quarters. Net assets employed is defined as total assets (excluding excess cash and current and non-current marketable securities) minus current liabilities (excluding non-recourse debt).

In the first quarter of 2019, the Committee set minimum (paid at 25% of target), target (paid at 100% of target), upper target (paid at 150% of target) and maximum (paid at 200% of target) performance levels for the portion of the 2019 VDI awards that were subject to the 2019 performance goals. Performance goals for 2020 and 2021 will be set in each respective year. The Committee believed that using three annual performance goals instead of a single three-year goal best orients executives to focus on long-term achievements, while avoiding disincentives or windfalls due to volatile economic factors such as commodity prices and currency exchange rates that are difficult to forecast and impact our operating margins and growth. When setting these performance goals, the Committee considered the Company's past performance, business outlook and other corporate financial measures. The Committee also considered how likely it will be for the Company to achieve the goals. We believe that the target goals have been established at levels that should be appropriately difficult to attain. Goals above target are stretch goals and will require an increasingly challenging level of performance in order to be achieved.

Each year, the Committee determines the actual achievement of the performance measures for the previous year. At the end of the three-year period, the Committee will average the performance from each year and determine the number of earned units by multiplying the number of target units by the

38 FLUOR CORPORATION | 2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

average of the three annual performance ratings (ranging from 0.00 to 2.00). The Committee will then apply the Relative TSR modifier, which may increase or decrease the number of earned units; however, the final number of earned units may not exceed two times the target number of units. The final number of units earned, and related dividend shares, vest in full approximately three years from the date of grant. The three-year performance period and vesting are intended to facilitate retention of the participating executives and to link the value of the awards to long-term stock price performance. A named executive's unvested award is subject to risk of forfeiture if, prior to vesting, the named executive's employment with the Company is terminated for any reason other than retirement, death, disability or a qualifying termination within two years after a change in control of the Company.

The eventual determination of the payout of 2019 VDI awards for the named executives is illustrated below:

  Achievement for VDI Awards Granted in 2017

In 2017, the Committee granted VDI awards to certain of the named executives, which were subject to a three-year performance period. The performance criteria and relative weightings for the 2017 VDI awards for named executives were the same as the 2019 VDI Awards, i.e. 40% of the total award was based on average annual new awards gross margin percentage, 30% of the total award was based on average annual new awards gross margin dollars and 30% of the total award was based on ROAE. The performance targets were set at the beginning of each year during the performance period. Following each year of the performance period, the Committee determined the actual achievement of the performance measures for the previous year. At the end of the three-year period, the Committee averaged the performance outcomes and determined the number of earned units by multiplying the number of target units granted in 2017 by the average of the three annual performance ratings (which could range from 0.00 to 2.00). The Committee then applied the Relative

FLUOR CORPORATION | 2020 PROXY STATEMENT 39

COMPENSATION DISCUSSION AND ANALYSIS

TSR modifier in the same manner as set forth above for the 2019 VDI awards. The performance metrics were also the same as set forth above for the 2019 VDI awards.

Based on the Company's performance over the performance period, the named executives each earned 39% of their target VDI units granted in 2017, as reflected in the Outstanding Equity Awards at 2019 Fiscal Year End table on page 56. The earned units are subject to a three-year post-vest holding period. During the post-vest holding period, named executives may not sell or otherwise transfer the underlying shares of Company common stock (except in the case of death).

The 2017 VDI award for Mr. de Haan, who was not an executive officer in 2017, was based on the same performance measures as the other named executives, calculated over a one-year period (the 2017 calendar year) with a three-year vesting period, and payable in cash. Except for this single year performance period, the performance criteria, relative weightings and 2017 performance targets for Mr. de Haan were the same as those of the other named executives, including being subject to adjustment using a Relative TSR modifier measured over the 2017 fiscal year.

The performance targets for each year of the performance period, together with the actual achievement and performance ratings, are set forth below.

	Performance Ranges
Measure	Min	Target	Max	Actual Achievement	Performance Rating
	(.25 rating)	(1.0 rating)	(2.0 rating)
FY 2017 Targets
NAGM%	4.1%	7.4%	10.3%	15.6%	2.00
NAGM$	$876.4	$1,548.6	$2,190.9	$774.7	0.00
ROAE	6.3%	11.1%	15.7%	5.1%	0.00
FY 2018 Targets
NAGM%	3.7%	7.4%	11.1%	6.3%	0.71
NAGM$	$785.0	$1,568.0	$2,352.0	$1,747.0	1.23
ROAE	5.0%	9.0%	16.0%	5.6%	0.31
FY 2019 Targets
NAGM%	4.0%	8.0%	12.0%	(5.2)%	0.00
NAGM$	$805.2	$1,608.4	$2,412.6	$(467.7)	0.00
ROAE	4.8%	9.7%	14.5%	(24.1)%	0.00

Other Compensation Decisions

  Pre-Executive Officer Compensation

Mr. Flowers was not an executive officer of the Company when the compensation levels and opportunities for the named executives were established in 2019. As a result, he participated in different compensation arrangements than the other named executives. As noted above, for 2019, Mr. Flowers' base salary was $562,400 and his target annual incentive was $534,400, or 95% of his base salary. Mr. Flowers was appointed as an executive officer on July 31, 2019. Following his appointment, his target annual incentive remained the same. However, the performance measures for his annual incentive award were revised for the period of time from and after his promotion to be in line with the other named executives, and his final annual incentive was prorated accordingly. The performance measures for the portion of Mr. Flowers' annual incentive earned prior to his appointment as an executive officer consisted of corporate net earnings (30%); cash flow from operations (10%); overhead spend (10%); new awards gross margin dollars (10%); days away, restricted and transfer incidence rate (3%); total case incidence rate (3%); health, safety and

40 FLUOR CORPORATION | 2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

environmental audit score (4%); and individual performance (30%). Based on performance against both these pre- and post-executive officer appointment objectives, Mr. Flowers' annual incentive award cash payout was 69% of his target. Mr. Flowers' total target 2019 long-term incentive award value was $1,625,000, with the awards delivered in the same mix as the named executives, with 50% granted in the form of RSUs and 50% granted in the form of VDI awards. His 2019 VDI award is based on the same performance measures as the other named executives, including the Relative TSR modifier, but is calculated over a one-year performance period (the 2019 calendar year) with a three-year vesting period and payable in cash. Mr. Flowers earned 50% of his target 2019 VDI award, which vests in full in 2022.

  Retention Awards

We periodically grant cash or equity retention awards to reflect competitive market situations, address specific project objectives or reinforce succession planning objectives. In 2019, we granted cash retention awards to Messrs. Hernandez and Boeckmann, each in the amount of $1,750,000, which will vest in their entirety in November 2022, subject to continued employment. We also granted equity retention awards to Messrs. Steuert, Flowers and de Haan in the form of RSUs as follows: Mr. Steuert, $1,000,000 in RSUs vesting on December 31, 2021; for Mr. Flowers, $1,000,000 in RSUs vesting on November 11, 2021; and for Mr. de Haan, $1,500,000 in RSUs vesting on November 11, 2022, in each case subject to continued employment. Mr. Steuert's retention award was forfeited upon his retirement in 2020. For further detail on the equity retention awards, see footnote 7 to the Summary Compensation Table beginning on page 49 and Grants of Plan-Based Awards on page 53.

In 2017, Mr. Flowers received a cash retention award in order to retain his services for key projects. A total of $150,000 of that award vested and was paid in 2019, and none of the award remains further outstanding. For further detail, see footnote 10 to the Summary Compensation Table beginning on page 49.

Other Elements of Named Executive Compensation

  Perquisites

In 2019, in lieu of reimbursement of typical perquisites, each of the named executives was paid a taxable monthly allowance as set forth in the All Other Compensation table on page 52. The Committee believes that these allowances are reasonable costs and are justified by the perceived value to the named executives. The allowances are intended to provide convenience in light of the demands on the named executives and are considered an important part of a competitive compensation package. We do not pay for items such as tax and financial planning, and club membership dues, which are items that are typically reimbursed or paid directly by our peers. When determining the allowance amounts, the Committee considered the value of perquisites provided to similarly situated executives in our Compensation Peer Group. In addition, named executives are required to have a physical examination each year that is paid for by the Company. Named executives may have spousal travel paid for by the Company only when it is for an approved business purpose, in which case a related tax gross-up is provided. In 2019, the Company did not provide any tax gross-ups other than for spousal business travel. Named executives can make personal use of charter aircraft in conjunction with a business purpose, but the named executive is required to reimburse the Company for the incremental operational cost of such personal use. Our 2019 perquisite costs, which are small in relation to total direct compensation, approximated the median of the Compensation Peer Group.

FLUOR CORPORATION | 2020 PROXY STATEMENT 41

COMPENSATION DISCUSSION AND ANALYSIS

  Executive Deferred Compensation Program

The named executives are eligible to participate in Fluor's Executive Deferred Compensation Program. The Company offers this program to provide retirement and tax planning flexibility and to remain competitive with other companies within our Compensation Peer Group and general industry. Please refer to the discussion in the Nonqualified Deferred Compensation section beginning on page 58 for a more detailed discussion of this program.

  Severance and Change in Control Benefits

The Company provides each of the named executives with cash severance in the event of a termination of employment by the Company without cause. The Company believes its severance policy assists in attracting and retaining qualified executives. The level of any cash severance payment is based upon base salary and years of service at the time of separation. In addition, each named executive has a change in control agreement that provides additional payments and other benefits if the executive is terminated without cause or if the named executive terminates employment for good reason within two years following a change in control of the Company. The change in control agreements are designed to reinforce and encourage the continued attention and dedication of the executives without distraction in the face of potentially disruptive circumstances arising from the possibility of a change in control and to serve as an incentive to their continued commitment to, and employment with, the Company. All of the potential change in control payments are "double trigger," meaning a named executive must incur a qualifying termination of employment following a change in control in order to be eligible for these payments. In addition, if any excise taxes are triggered in connection with a change in control, our change in control agreements do not provide for a tax gross-up. The Company will, instead, automatically reduce any payments under the agreement to the extent necessary to prevent payments from being subject to those excise taxes, but only if by reason of the reduction, the executive's after-tax benefit of the reduced payments exceeds the after-tax benefit if such reduction were not made.

Please refer to the discussion under "Potential Payments Upon Termination or Change in Control" beginning on page 61 for a more detailed discussion of these arrangements. Severance and change in control benefits are provided to be competitive with the Compensation Peer Group.

Establishing Executive Compensation

  Compensation Philosophy, Objectives and Risk Assessment

The Committee has responsibility for establishing and implementing the Company's executive compensation philosophy. The Committee reviews and determines all components of named executives' compensation (other than with respect to the compensation of our CEO and Executive Chairman, which the Committee reviews and recommends for approval by our independent directors), including making individual compensation decisions and reviewing and revising the Company's compensation program and practices.

The Committee has established the following compensation philosophy and objectives for the Company's named executives:

  •
  Align the interests of named executives with those of the stockholders.  The Committee believes it is appropriate to tie a significant portion of executive compensation to the value of the Company's stock in order to closely align the interests of named executives with those of

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COMPENSATION DISCUSSION AND ANALYSIS

    our long-term stockholders. The Committee also believes that executives should have a meaningful ownership interest in the Company and as such maintains and regularly reviews executive stock ownership guidelines.

  •
  Have a significant portion of pay that is performance-based.  Fluor expects superior performance. Our executive compensation programs are designed to reward executives when performance results for the Company and the executive meet or exceed stated objectives. The Committee believes that compensation paid to executives should be closely aligned with the performance of the Company relative to these objectives.

  •
  Provide competitive compensation.  The Company's executive compensation programs are designed to attract, retain and motivate highly qualified executives critical to achieving Fluor's strategic objectives and building stockholder value.

The Committee reviews the Company's compensation philosophy and objectives each year to determine if revisions are necessary in light of market conditions, the Company's strategic goals or other relevant factors. In each of the last five years, the Committee determined that no revisions to the executive compensation philosophy and objectives were necessary, although the Committee has adjusted the specific elements of compensation used to implement its philosophy as the business and operating environment have evolved.

In addition, the Committee reviewed the incentive compensation we provide to our employees, including our named executives, and evaluated the mix of plans and performance criteria, the Committee's ability to exercise discretion over certain components of compensation and our risk management practices generally. Based on this review, the Committee believes that our compensation program is designed to appropriately align compensation with our business strategy and not to encourage behavior that could create material adverse risks to our business.

  Role of Independent Compensation Consultant

The Committee has the authority under its charter to engage, retain and terminate the services of outside legal counsel, compensation consultants and other advisors. In 2019, the Committee again engaged Frederic W. Cook & Co., Inc. ("FW Cook") to serve as its independent compensation consultant to advise the Committee on all matters related to executive and non-management director compensation. The compensation consultant conducts an annual review of the total compensation program for the CEO and the other named executives.

In 2019, as part of the Committee's oversight of certain aspects of risk, FW Cook conducted a broad-based review of the Company's compensation program and discussed its findings with the Committee, indicating that the Company's compensation programs do not encourage behaviors that would create material risk for the Company. FW Cook also provided written and verbal advice at Committee meetings, attended executive sessions of the Committee to respond to questions, and had individual calls and meetings with the chair of the Committee to provide advice and perspective on executive compensation issues. FW Cook was engaged by, and reports directly to, the Committee and does not perform any other services for the Company. The Committee has determined that none of the work of FW Cook has raised any conflicts of interest.

FLUOR CORPORATION | 2020 PROXY STATEMENT 43

COMPENSATION DISCUSSION AND ANALYSIS

  Peer Group Comparisons

In making compensation decisions, the Committee looks at the practices of our Compensation Peer Group. The Committee annually reviews with FW Cook the composition of the Compensation Peer Group and makes refinements if necessary based on objective criteria established by the Committee.

Since 2009, the Committee has applied a generally consistent process and set of criteria for selection of the Compensation Peer Group. Potential peer companies were identified by applying the following objective selection criteria:

  •
  Standard & Poor's Global Industry Classification Standard (GICS) codes for the Company, our direct competitors and key customers (2010 – capital goods, 101010 – energy equipment and services, and 101020 – oil, gas and consumable fuels);

  •
  Companies commonly identified as peers of direct engineering and construction peers (based on disclosures in their most recent proxy statements);

  •
  Companies with generally comparable pay models; and

  •
  Companies with revenues and number of employees ranging from 0.25x to 4.0x of the Company's revenues and employees, and market capitalization ranging from 0.2x to 5.0x of the Company's market capitalization, subject to exception for direct competitors and other engineering and construction peers.

For 2019, the Committee determined that the peer group selection criteria should remain unchanged but made changes to the overall peer group where application of the criteria resulted in removing three companies and adding two. Halliburton Company was removed due to falling outside the market capitalization range. Dover Corporation and W.W. Grainger were removed because they were no longer viewed as relevant peer companies. Icahn Enterprises was added to the peer group. In addition, McDermott International was added to the peer group to replace Chicago Bridge & Iron Company, which merged into McDermott International in May 2018.

The companies comprising Fluor's Compensation Peer Group for purposes of establishing 2019 compensation were:

• AECOM Technology Corporation*	• Jacobs Engineering Group Inc.*
• Cummins Inc.	• Johnson Controls International plc
• Deere & Company	• KBR, Inc.*
• Eaton Corporation plc	• L3 Harris Technologies (formerly L-3 Communications Corporation)
• EMCOR Group*	• McDermott International*
• Emerson Electric Co.	• PACCAR Inc.
• Icahn Enterprises	• Parker-Hannifin Corporation
• Ingersoll-Rand plc	• Quanta Services, Inc.*

*
Direct competitors and other engineering and construction peers.

The Committee reviews benchmarking comparisons prepared by its compensation consultant for each named executive against similar positions within the Compensation Peer Group.

44 FLUOR CORPORATION | 2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

  Role of Company Management in Compensation Decisions

Before the Committee makes decisions on executive compensation, the CEO reviews compensation for the other named executives (other than the Executive Chairman) and makes recommendations to the Committee based on their individual and group performance. At the beginning of the year, the CEO proposes to the Committee current year base salary adjustments, annual incentive award target percentages and long-term incentive grants for each of the other named executives. The Committee reviews and approves the compensation actually paid to the named executives after consideration of the recommendations made by the CEO. The Committee has discretion to modify named executives' compensation from the CEO's recommendation, but did not exercise that discretion for the named executives with respect to 2019 compensation.

The independent members of the Board assess the CEO's performance each year. They also receive input from the Executive Chairman on the CEO's performance to determine the CEO's annual incentive payout for the prior year and to set target compensation for the following year, including any base salary adjustment, annual incentive award target percentage and long-term incentive grants. Each year the independent members of the Board also have a thorough discussion before determining the Executive Chairman's annual incentive payouts for the prior year and setting target compensation for the following year.

Other Aspects of Our Executive Compensation Program

  2019 "Say on Pay" Advisory Vote

We hold an annual "say on pay" advisory vote to approve our named executive compensation. At our 2019 annual meeting of stockholders, the compensation of our named executives was approved by stockholders, with approximately 88% of the votes cast for approval. The Committee evaluated the results of the 2019 advisory vote at its May meeting. The Committee also considered many other factors in evaluating our executive compensation program, including the Committee's assessment of the interaction of our compensation plans with our corporate business objectives, evaluations of our program by the Committee's independent compensation consultant, including with respect to "best practices," and a review of data of our Compensation Peer Group. Taking all of this information into account, the Committee did not make any changes to our executive compensation program and policies as a result of the 2019 "say on pay" advisory vote. However, in response to an evaluation of market practices, the Committee approved changes to the company's annual incentive and long-term incentive programs as discussed above under "Changes to Executive Compensation for 2020."

  Clawback Policy, Forfeiture and Recovery of Compensation

Pursuant to the Company's clawback policy in effect through 2019, if the Board determined that any key executive or employee engaged in fraud or willful misconduct that caused or otherwise contributed to a need for a material restatement of the Company's financial results, the Board would review all performance-based compensation earned by that employee during the fiscal periods materially affected by the restatement. If the Board determined that any such compensation would have been lower if it had been based on the restated results, the Board could, to the extent permitted by applicable law, seek recoupment of such compensation.

This clawback policy was expanded in 2020 to provide the Board or a Board committee with the discretion to recover compensation in the event of any material restatement of financial results,

FLUOR CORPORATION | 2020 PROXY STATEMENT 45

COMPENSATION DISCUSSION AND ANALYSIS

whether or not an executive officer or employee is individually "at fault." Under the expanded policy, in the event of a material restatement of the Company's financial results, the Board or a Board committee will evaluate the circumstances and may, in its discretion, recover from any current or former executive officer or employee the portion of any performance-based compensation earned by that executive or employee during the fiscal periods materially affected by the restatement that would not have been earned had performance been measured on the basis of the restated results.

Outside of our clawback policy, we also consider other potential recourse mechanisms as part of our approach to executive compensation. In addition to potential legal remedies and disciplinary or other employment actions that may be available to the Company, named executive compensation may be subject to forfeiture, recovery, or adjustment in a variety of circumstances under our other policies and agreements. These include: (i) our ability to pursue appropriate remedies for violations of our Code of Conduct; (ii) forfeiture of compensation if a named executive's employment is terminated for "cause" under the terms of our agreements with named executives, which includes, among other things, termination for dishonesty, fraud, willful misconduct, breach of fiduciary duty, conflict of interest, commission of a felony, material failure or refusal to perform job duties in accordance with Company policies, material violation of Company policy that causes harm to the Company or its subsidiaries or other wrongful conduct of a similar nature and degree; (iii) forfeiture and recovery of compensation in the event a named executive breaches applicable restrictive covenants; and (iv) potential downward adjustments by the Committee to pay opportunities or incentive plan payouts.

  Stock Ownership Guidelines

Executive officers are required to hold Fluor common stock to align their financial interests with those of our stockholders. The Company maintains stock ownership guidelines for named executives as follows:

Role	Value of Shares or Share Units to be Owned
Chief Executive Officer	6 times base salary
Chief Financial Officer and Executive Chairman	3.5 times base salary
Group President and Executive Vice President	2 times base salary

Named executives may sell shares of Fluor common stock if the guidelines are met and will be met after the sale. To the extent a named executive has not satisfied the guidelines, a named executive may only sell up to 50% of the net shares acquired from the exercise of stock options or the vesting of RSUs and VDI awards. Unvested RSUs and earned but unvested VDI units are considered as owned by the named executive in determining whether the named executive has met the ownership guidelines. As of the date of this report, each of Messrs. Boeckmann, Flowers and de Hann had met these stock ownership guidelines. The other named executives who have not met these guidelines are therefore subject to the holding requirements.

  Restrictions on Certain Trading Activities, including Short Sales, Hedging and Pledging

Our insider trading policy prohibits all directors, employees (including executive officers) and contractors of the Company and its subsidiaries from engaging in short term or speculative trading in Company securities. It is against the policy for directors and employees to trade in puts, calls or other publicly traded "over-the-counter" options in Company securities, or to sell Company securities

46 FLUOR CORPORATION | 2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

short. In addition, directors and employees are prohibited from engaging in any hedging or monetization transactions involving Company securities (such as zero cost collars and forward sale contracts).

Directors and employees are also prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan or otherwise. The policy does not prohibit broker-assisted exercise or settlement of equity awards granted by the Company that may involve an extension of credit only until the sale is settled, provided that any such transaction complies with the terms of the policy.

  Tax Implications

The Committee considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code ("Section 162(m)"). However, compensation paid to covered executives subject to Section 162(m) in excess of $1,000,000 generally will not be deductible as a result of 2017 tax reform legislation unless it qualifies as "performance based compensation" (as defined under Section 162(m) prior to 2018) and qualifies for transition relief applicable to certain "grandfathered" arrangements in place as of November 2, 2017. The Committee historically has retained discretion to provide payments not intended to be deductible under Section 162(m) and expects that covered employee compensation for 2019 and future years will not be fully deductible. However, the Committee expects to continue to prioritize performance-based compensation arrangements for our executives, regardless of whether deductible under amended Section 162(m).

FLUOR CORPORATION | 2020 PROXY STATEMENT 47

ORGANIZATION AND COMPENSATION COMMITTEE REPORT

ORGANIZATION AND COMPENSATION COMMITTEE
REPORT

Management of the Company has prepared the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K, and the Organization and Compensation Committee has reviewed and discussed it with management. Based on this review and discussion, the Committee recommended that the Compensation Discussion and Analysis be included in the proxy statement for the Company's 2020 annual meeting of stockholders.

The Organization and Compensation Committee
James T. Hackett, Chair* Alan M. Bennett Peter K. Barker Armando J. Olivera Matthew K. Rose

*
Appointed Chair in February 2020

48 FLUOR CORPORATION | 2020 PROXY STATEMENT

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation earned by or granted to each of the 2019 named executives in the relevant years. The 2019 named executives are the two individuals who held the position of principal executive officer in 2019, the two individuals who held the position of the principal financial officer in 2019, and the three other highest paid executive officers.

(a)	(b)	(c)	(d)		(e)		(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)		Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Carlos M. Hernandez	2019	$949,196	—		$3,836,522		$1,000,008	$586,400	—	$150,121	$6,522,247
Chief Executive Officer	2018	$651,346	—		$2,942,476		—	$334,200	—	$124,827	$4,052,849
(effective May 1, 2019)	2017	$630,032	—		$1,588,728		$643,788	$278,500	—	$117,117	$3,258,165
D. Michael Steuert	2019	$462,898	$316,700	(6)	$2,271,784	(7)	$787,509	—	—	$28,875	$3,867,766
Executive Vice President
and Chief Financial Officer
(effective June 1, 2019)
Alan L. Boeckmann	2019	$323,084	$335,000	(8)	$1,350,068		$1,350,013	—	—	$292,818	$3,650,983	(9)
Executive Chairman
(effective May 1, 2019)
Garry W. Flowers	2019	$559,880	$150,000	(10)	$2,007,179	(7)	—	$773,050	—	$101,629	$3,591,738
Executive Vice President	2018	$543,507	$100,000	(10)	$1,440,420		—	$915,925	—	$103,131	$3,102,983
	2017	$530,026	$100,000		$1,044,424		$411,290	$243,300	—	$108,113	$2,437,153
Taco de Haan	2019	$456,610	—		$2,434,588	(7)	—	$140,700	$246,000	$86,460	$3,364,358
Group President, Diversified
Services and President, Stork
David T. Seaton	2019	$974,867	—		$8,363,876		—	—	—	$2,487,599	$11,826,342	(11)
Former Chairman and	2018	$1,328,029	—		$9,606,359		$500,016	$921,000	—	$318,197	$12,673,601
Chief Executive Officer	2017	$1,295,029	—		$5,626,512		$2,200,021	$836,000	—	$296,225	$10,253,787
(until April 30, 2019)
Bruce A. Stanski	2019	$747,989	—		$2,422,405		—	$247,000	—	$173,369	$3,590,763
Former Executive Vice	2018	$714,861	—		$2,419,791		—	$373,200	—	$110,713	$3,618,565
President and Chief Financial	2017	$647,111	$220,000		$1,007,390		$401,257	$291,600	—	$106,183	$2,673,541
Officer (until May 31, 2019)

(1)
The amounts in column (c) include salary paid, and any time off with pay utilized, during the year.

(2)
The amounts in column (e) represent the aggregate grant date fair value of the RSUs and VDI awards granted in each year, calculated based on the closing price of the Company's common stock on the NYSE on the date of grant in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC 718"). For 2019, this amount includes the value of the shares subject to the third tranche of the 2017 VDI awards, the second tranche of the 2018 VDI awards and the first tranche of the 2019 VDI awards, for each of which the performance objectives were set in 2019. The performance objectives for the first tranche of the 2017 VDI award were set and reported in 2017. The performance objectives for the second tranche of the 2017 VDI award and the first tranche of the 2018 VDI award were set and reported in 2018. Under SEC rules, tranches for which performance objectives have not been set do not have a reportable grant date fair value under ASC 718 and, therefore, are not included in the table above. The performance objectives for the third tranche of the 2018 VDI awards and the second tranche of the 2019 VDI awards will be established in 2020. The performance objectives for the third tranche of the 2019 VDI awards will be established in 2021. Compensation for the remaining tranches of the 2018 and 2019 VDI awards will be reported in future Summary Compensation Tables as compensation for the year in which the performance objectives are established.

FLUOR CORPORATION | 2020 PROXY STATEMENT 49

COMPENSATION TABLES

  The grant date fair value of the 2017 VDI award tranche reflected as compensation for 2019 in the table reflects a liquidity discount of 11.68%, as a result of the three-year post-vest transfer restrictions (the "Post-Vest Holding Period") imposed by the Company on the common stock issued upon settlement of those awards. In addition, the grant date fair value of the 2017, 2018 and 2019 VDI award tranches reflected as compensation for 2019 were adjusted upward by 7.64%, 14.16% and 3.71%, respectively, based on the Monte Carlo valuation method, to reflect the impact of the relative TSR modifier on those VDI awards.

  The chart below details the grant date fair value of the (i) RSUs granted in 2019, (ii) third tranche of the 2017 VDI awards, (iii) second tranche of the 2018 VDI awards, and (iv) first tranche of the 2019 VDI awards, based on target level performance and the assumptions described above, all of which are reported in the table as 2019 compensation. Neither Mr. Steuert nor Mr. Boeckmann, who joined the company in 2019, received VDI grants in 2019. In addition, Mr. Flowers and Mr. de Haan did not receive VDI grants with three-year performance periods when they were not executive officers. Mr. Seaton forfeited his 2019 RSU grant and his 2019 VDI award as a result of his separation from the Company, although the full value of these grants is reflected in the table above and chart below. With respect to each of the 2017, 2018 and 2019 VDI award tranches, the grant date fair value, assuming the highest level of performance is achieved, is equal to two times the value reflected in the chart below.

	Carlos M. Hernandez	D. Michael Steuert	Alan L. Boeckmann	Garry W. Flowers	Taco T. de Haan	David T. Seaton	Bruce A. Stanski
RSUs	$2,625,081	$2,271,784	$1,350,068	$1,812,591	$2,100,025	$4,650,003	$1,425,105
2017 VDI	$304,616	—	—	$194,588	—	$1,040,969	$189,875
2018 VDI	$345,052	—	—	—	$127,140	$1,065,399	$314,767
2019 VDI	$561,773	—	—	—	$207,423	$1,607,505	$492,658
Total	$3,836,522	$2,271,784	$1,350,068	$2,007,179	$2,434,588	$8,363,876	$2,422,405

  The 2019 amount in column (e) for Mr. Flowers does not include the grant date fair value of Mr. Flowers' 2019 VDI award, which is payable in cash and had a one-year performance period beginning January 1, 2019 and ending December 31, 2019. The earned amount of Mr. Flowers' 2019 VDI award is included in column (g) as described in footnote 4 below.

(3)
The amounts in column (f) represent the aggregate grant date fair value of options granted in each year. The fair value of these awards is based on the Black-Scholes option pricing model on the date of grant in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in the "Stock-Based Plans" footnote to the Consolidated Financial Statements of the Company, as included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(4)
The amounts in column (g) represent amounts earned as annual incentive in each year. Mr. Flowers' 2019 amount also includes $406,250, which represents the earned amount of his 2019 VDI award, which is payable in cash and had a one-year performance period beginning January 1, 2019 and ending December 31, 2019.

(5)
The amounts in column (i) are detailed in a separate All Other Compensation table below.

(6)
This amount reflects a cash bonus of $316,700 paid to Mr. Steuert in lieu of any annual incentive for his extraordinary efforts in 2019. This amount was determined based on his annual target bonus of 100% of his base salary, prorated from his appointment as Chief Financial Officer in June 2019, and the market value of the portion of his target bonus which he received in the form of a grant of RSUs based on the stock price of $9.59 on September 25, 2020.

50 FLUOR CORPORATION | 2020 PROXY STATEMENT

COMPENSATION TABLES

(7)
These amounts include the grant date fair value of the following retention awards granted in 2019: $1,000,000 in RSUs vesting on December 31, 2021 to Mr. Steuert; $1,000,000 in RSUs vesting on November 11, 2021 to Mr. Flowers; and $1,500,000 in RSUs vesting on November 11, 2022 to Mr. de Haan. Mr. Steuert's retention award was forfeited upon his retirement in 2020.

(8)
This amount reflects a cash bonus of $335,000 paid to Mr. Boeckmann in lieu of any annual incentive for his extraordinary efforts in 2019. This amount was determined based on his annual target bonus of 100% of his base salary, prorated from his appointment as Executive Chairman in May 2019.

(9)
The present value of accumulated benefits under the US Executives' Supplemental Benefit Plan for Mr. Boeckmann was $1,735,000 on December 31, 2018 and $1,403,000 on December 31, 2019 which resulted in a change in pension value of ($332,000). This amount is not disclosed in column (h) above as the change in pension value was negative.

(10)
This amount includes the portion of a retention award granted to Mr. Flowers in 2017 that vested on March 31, 2018. Under the terms and conditions of the retention agreement, $250,000 was deposited in Mr. Flowers' deferred compensation account in 2017. The first $100,000 of that amount vested on March 31, 2018. The remaining $150,000 vested on March 31, 2019. Annual incentive payments appear in column (g).

(11)
Mr. Seaton forfeited his 2019 RSU grant and his 2019 VDI award as a result of his separation from the Company. Excluding his forfeited awards with a value of $6,257,508, Mr. Seaton's compensation for 2019 would be as set forth in the table below.

	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
David T. Seaton	2019	$974,867	—	$2,106,368	—	—	$2,487,599	$5,568,834

FLUOR CORPORATION | 2020 PROXY STATEMENT 51

COMPENSATION TABLES

ALL OTHER COMPENSATION

The following table describes each component of the All Other Compensation column (column (i)) of the Summary Compensation Table for 2019.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name	Company Contributions to Qualified and Nonqualified Defined Contribution Plans ($)(1)	Tax Gross-up ($)(2)	Perquisite Allowances ($)(3)	Other Perquisites ($)(4)	Other Payments ($)(5)	Total All Other Compensation ($)(6)
Carlos M. Hernandez	$66,729	$4,425	$62,100	$16,867	—	$150,121
D. Michael Steuert	—	—	$28,875	—	—	$28,875
Alan L. Boeckmann	$13,231	—	$36,000	—	$243,587	$292,818
Garry W. Flowers	$54,486	$1,995	$32,400	$12,748	—	$101,629
Taco de Haan	$57,283	—	$5,752	$23,425	—	$86,460
David T. Seaton	$115,145	$18,904	$29,625	$37,351	$2,286,574	$2,487,599
Bruce A. Stanski	$27,548	$8,209	$41,250	$21,362	$75,000	$173,369

(1)
The amounts in column (b) represent contributions made by the Company to each individual's account in the Company's 401(k) plan and amounts credited by the Company into each individual's account in the Company's non-qualified deferred compensation plan. Contributions to the 401(k) plan and amounts credited to the non-qualified deferred compensation plan by the Company were made or provided on the same basis as provided to all other eligible salaried employees.

(2)
The amounts in column (c) represent the tax gross-up provided for business-related spousal travel.

(3)
The amounts in column (d) represent the aggregate annual perquisite allowance, which is paid monthly as a substitute for the Company reimbursing or paying for perquisites such as an automobile allowance, tax and financial planning, and club membership dues. To the extent any of the allowance was used for a business purpose, the amount of the allowance shown here was not reduced.

(4)
The amounts in column (e) represent the incremental cost for business-related spousal travel, the cost of business-related physical examinations, the cost of personal use of non-primary country clubs, and the cost of car lease payments for one Europe-based named executive, each of which was less than $25,000. Named executives may also use our corporate travel agency to arrange personal travel, at no incremental cost to the Company.

(5)
The amounts in column (f) represent the following items: (i) for Mr. Seaton, a severance payment equal to one times his base salary of $1,334,000 and a cash payment equal to the value of his unused time-off with pay balance equal to $952,574; (ii) for Mr. Stanski, a relocation payment of $75,000 pursuant to his separation agreement with the Company; and (iii) for Mr. Boeckmann, fees equal to $31,250 in connection with his initial appointment as a non-management director in May 2019 before he was named as Executive Chairman; and monthly distributions of deferred compensation and payments of supplemental benefits totaling $212,337 under arrangements that were previously disclosed and were approved by the Organization and Compensation Committee and the Board's independent directors at the time he previously served as an executive officer and for which he chose annuity payments instead of a lump sum payment.

(6)
The amounts in column (g) represent the totals of columns (b) through (f). Our 2019 perquisite costs approximated the median of the Compensation Peer Group.

52 FLUOR CORPORATION | 2020 PROXY STATEMENT

COMPENSATION TABLES

GRANTS OF PLAN-BASED AWARDS IN 2019

(a)	(b)		(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)	(k)	(l)
					Estimated Future Payouts Under Equity Incentive Plan Awards(2)		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)
Name	Type of Award(1)		Grant Date	Approval Date	Target (#)	Maximum (#)	Target ($)		Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Under- lying Options (#)(5)	Exercise or Base Price of Option Awards Per Share ($/sh)(6)	Grant Date Fair Value of Stock and Option Awards ($)
Carlos M. Hernandez	RSU		2/26/2019	2/19/2019	—	—	—		—	42,429	—	—	$1,625,031	(7)
	RSU		5/16/2019	5/16/2019	—	—	—		—	33,900	—	—	$1,000,050	(7)
	SO		5/16/2019	5/16/2019	—	—	—		—	—	123,222	$29.50	$1,000,008	(8)
	2017 VDI		2/19/2019	2/19/2019	8,660	17,320	—		—	—	—	—	$304,616	(9)
	2018 VDI		2/19/2019	2/19/2019	8,169	16,338	—		—	—	—	—	$345,052	(10)
	2019 VDI		2/26/2019	2/19/2019	14,143	28,286	—		—	—	—	—	$561,773	(11)
	AI		N/A	N/A	—	—	$1,332,600		$2,665,200	—	—	—	—
D. Michael Steuert	RSU		6/1/2019	5/22/2019	—	—	—		—	45,879	—	—	$1,271,766	(7)
	RSU		11/11/2019	11/11/2019	—	—	—		—	52,939	—	—	$1,000,018	(7)
	SO		6/1/2019	5/22/2019	—	—	—		—	—	103,269	$27.72	$787,509	(8)
Alan L. Boeckmann	RSU		5/16/2019	5/16/2019	—	—	—		—	45,765	—	—	$1,350,068	(7)
	SO		5/16/2019	5/16/2019	—	—	—		—	—	166,350	$29.50	$1,350,013	(8)
Garry W. Flowers	RSU		2/26/2019	2/19/2019	—	—	—		—	21,216	—	—	$812,573	(7)
	RSU		11/11/2019	11/11/2019	—	—	—		—	52,939	—	—	$1,000,018	(7)
	2017 VDI		2/19/2019	2/19/2019	5,532	11,064	—		—	—	—	—	$194,588	(9)
	2019 Cash VDI	(12)	N/A	N/A	—	—	$812,500		$1,625,000	—	—	—	—
	AI		N/A	N/A	—	—	$534,400		$1,068,800	—	—	—	—
Taco de Haan	RSU		2/26/2019	2/19/2019	—	—	—		—	15,666	—	—	$600,008	(7)
	RSU		11/11/2019	11/11/2019	—	—	—		—	79,408	—	—	$1,500,017	(7)
	2018 VDI		2/19/2019	2/19/2019	3,010	6,020	—		—	—	—	—	$127,140	(10)
	2019 VDI		2/26/2019	2/19/2019	5,222	10,444	—		—	—	—	—	$207,423	(11)
	AI		N/A	N/A	—	—	$413,700		$827,400	—	—	—	—
David T. Seaton	RSU		2/26/2019	2/19/2019	—	—	—		—	121,410	—	—	$4,650,003	(7)
	2017 VDI		2/19/2019	2/19/2019	29,594	59,188	—		—	—	—	—	$1,040,969	(9)
	2018 VDI		2/19/2019	2/19/2019	25,223	50,446	—		—	—	—	—	$1,065,399	(10)
	2019 VDI		2/26/2019	2/19/2019	40,470	80,940	—		—	—	—	—	$1,607,505	(11)
	AI		N/A	N/A	—	—	$2,001,000	(13)	$4,002,000	—	—	—	—
Bruce A. Stanski	RSU		2/26/2019	2/19/2019	—	—	—		—	37,209	—	—	$1,425,105	(7)
	2017 VDI		2/19/2019	2/19/2019	5,398	10,796	—		—	—	—	—	$189,875	(9)
	2018 VDI		2/19/2019	2/19/2019	7,452	14,904	—		—	—	—	—	$314,767	(10)
	2019 VDI		2/26/2019	2/19/2019	12,403	24,806	—		—	—	—	—	$492,658	(11)
	AI		N/A	N/A	—	—	$753,500		$1,507,000	—	—	—	—

(1)
The types of awards reported in this table are as follows: RSUs, Stock Options ("SO"), the third tranche of the 2017 VDI Awards, the second tranche of the 2018 VDI Awards, the first tranche of the 2019 VDI Awards, Mr. Flowers' 2019 cash VDI award, and Annual Incentive ("AI").

(2)
Columns (e) and (f) show the target and maximum number of units for each individual under the third tranche of their 2017 VDI awards, the second tranche of their 2018 VDI awards, and the first tranche of their 2019 VDI awards (except with respect to Mr. Flowers whose cash-based 2019 VDI award is reflected in columns (g) and (h)). The Committee has established threshold levels for the 2019 performance goals for each award, but not for the overall award. All potential payouts are performance driven and can be earned from 0 to 200% of target. The performance goals are described in the Compensation Discussion and Analysis beginning on page 37. The third tranche of the 2018 VDI award and the second tranche of the 2019 VDI award will be presented in the 2020 table. The third tranche of the 2019 VDI award will be presented in the 2021 table. All three tranches of the 2017, 2018 and 2019 VDI awards, if earned, will vest in full on March 6, 2020, March 6, 2021, and March 6, 2022, respectively.

FLUOR CORPORATION | 2020 PROXY STATEMENT 53

COMPENSATION TABLES

(3)
Columns (g) and (h) show the target and maximum payouts for each individual of their 2019 annual incentive award. The Committee has established threshold levels for each of the performance goals, but not for the overall award. All potential payouts are performance driven and can be earned from 0 to 200% of target. The performance goals are described in the Compensation Discussion and Analysis beginning on page 32.

(4)
The amounts in column (i) represent the number of RSUs granted on February 26, 2019 as part of the 2019 long-term incentive awards. These RSUs vest one-third per year on March 6th in each of the three years following the grant date. This column also includes RSUs granted on May 16, 2019 to Messrs. Boeckmann and Hernandez and RSUs granted on June 1, 2019 to Mr. Steuert. These RSUs vest one-third per year in each of the three years following the grant date. In addition, this column includes the number of RSUs granted on November 11, 2019 to Messrs. Steuert, Flowers and de Haan as part of retention agreements with each individual that vest in full as follows: for Mr. Steuert, on December 31, 2021; for Mr. Flowers, on November 11, 2021; and for Mr. de Haan, on November 11, 2022. Mr. Steuert's retention award was forfeited upon his retirement in 2020.

(5)
The amounts in column (j) represent the number of nonqualified stock options granted on May 16, 2019 to Messrs. Boeckmann and Hernandez and the number of nonqualified stock options granted on June 1, 2019 to Mr. Steuert. These options vest one-third per year on each of the first three anniversaries of the applicable grant date.

(6)
The amounts in column (k) represent the exercise price of the nonqualified stock options, which was the closing price of the Company's common stock on the NYSE on the date of grant.

(7)
This amount represents the grant date fair value of RSUs granted as part of 2019 long-term incentive awards. For those RSUs granted on February 26, 2019, the value is computed in accordance with ASC 718, using the grant price of $38.30 per share, which was the closing price of the Company's common stock on the NYSE on the date of grant. For those RSUs granted on May 16, 2019, the value is computed in accordance with ASC 718, using the grant price of $29.50 per share, which was the closing price of the Company's common stock on the NYSE on the date of grant. For those RSUs granted on June 1, 2019, the value is computed in accordance with ASC 718, using the grant price of $27.72 per share, which was the closing price of the Company's common stock on the NYSE on the date of grant. For those RSUs granted on November 11, 2019, the value is computed in accordance with ASC 718, using the grant price of $18.89 per share, which was the closing price of the Company's common stock on the NYSE on the date of grant.

(8)
This amount represents the grant date fair value of nonqualified stock options granted. For those stock options granted on May 16, 2019, the value is computed in accordance with ASC 718, using a Black Scholes option pricing model value of $8.12 per option. For those stock options on June 1, 2019, the value is computed in accordance with ASC 718, using a Black Scholes option pricing model value of $7.63 per option.

(9)
This amount represents the grant date fair value of the target number of shares subject to the third tranche of the 2017 VDI awards granted on February 19, 2019, using the grant price of $37.00 per unit, which was the closing price of the Company's common stock on the NYSE on February 19, 2019, the date the 2019 performance goals were approved, less a liquidity discount of 11.68% related to the Post-Vest Holding Period on the common stock underlying these awards, plus an adjustment upward by 7.64% for the Relative TSR modifier derived using a Monte Carlo Simulation approach.

54 FLUOR CORPORATION | 2020 PROXY STATEMENT

COMPENSATION TABLES

  As described in footnote 2 of the Summary Compensation Table beginning on page 49, one-third of the shares subject to the 2017 VDI awards have a 2019 grant date fair value under applicable accounting standards and, therefore, are reported as 2019 compensation in the Summary Compensation Table and this Grants of Plans Based Awards Table. The grant date fair value of the first and second tranches of the 2017 VDI award were presented in the 2017 and 2018 tables, respectively.

(10)
This amount represents the grant date fair value of the target number of shares subject to the second tranche of the 2018 VDI awards granted on February 19, 2019, using the grant price of $37.00 per unit, which was the closing price of the Company's common stock on the NYSE on February 19, 2019, the date the 2019 performance goals were approved, plus an adjustment upward by 14.16% for the Relative TSR modifier derived using a Monte Carlo Simulation approach.

As noted above, one-third of the shares subject to the 2018 VDI awards have a 2019 grant date fair value under applicable accounting standards and, therefore, are reported as 2019 compensation in the Summary Compensation Table and this Grants of Plans Based Awards Table. The grant date fair value of the first tranche of the 2018 VDI award was presented in the 2018 tables; and the grant date fair value of the remaining tranche of the 2018 VDI award will be presented in the 2020 tables.

(11)
This amount represents the grant date fair value of the target number of shares subject to the first tranche of the 2019 VDI awards granted to the named executives on February 26, 2019, using the grant price of $38.30 per unit, which was the closing price of the Company's common stock on the NYSE on the date of grant, plus an adjustment upward by 3.71% for the Relative TSR modifier derived using a Monte Carlo Simulation approach.

  As noted above, only one-third of the shares subject to the 2019 VDI awards granted to the named executives have a 2019 grant date fair value under applicable accounting standards and, therefore, are reported as 2019 compensation in the Summary Compensation Table and this Grants of Plans Based Awards Table. The grant date fair value of the remaining two tranches of the 2019 VDI awards granted to the named executives will be presented in the 2020 and 2021 tables, respectively.

(12)
Mr. Flowers' 2019 VDI award is payable in cash and had a one-year performance period beginning January 1, 2019 and ending December 31, 2019. Columns (g) and (h) show the target and maximum payouts for Mr. Flowers' 2019 VDI award. The payout is performance driven, and could be earned from 0 to 200% of target.

(13)
Mr. Seaton forfeited his annual incentive award for 2019 at separation.

FLUOR CORPORATION | 2020 PROXY STATEMENT 55

COMPENSATION TABLES

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL
YEAR END

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Carlos M. Hernandez	17,067	—	$70.76	2/28/2011	2/28/2021	107,129	$2,022,596	18,953	$357,833
	23,364	—	$62.50	2/27/2012	2/27/2022
	29,028	—	$61.45	2/25/2013	2/25/2023
	28,653	—	$79.19	2/21/2014	2/21/2024
	43,416	—	$59.05	2/23/2015	2/23/2025
	30,160	15,080	$55.35	2/23/2017	2/23/2027
	—	123,222	$29.50	5/16/2019	5/16/2029
D. Michael Steuert	—	103,269	$27.72	6/01/2019	6/01/2029	98,818	$1,865,684	—	—
Alan L. Boeckmann	—	166,350	$29.50	5/16/2019	5/16/2029	45,765	$864,043	—	—
Garry W. Flowers	5,640	—	$70.76	2/28/2011	2/28/2021	92,423	$1,744,946	—	—
	13,350	—	$62.50	2/27/2012	2/27/2022
	20,319	—	$61.45	2/25/2013	2/25/2023
	18,624	—	$79.19	2/21/2014	2/21/2024
	26,640	—	$59.05	2/23/2015	2/23/2025
	19,268	9,634	$55.35	2/23/2017	2/23/2027
Taco de Haan	2,136	—	$70.76	2/28/2011	2/28/2021	102,269	$1,930,839	6,991	$131,990
	2,508	—	$62.50	2/27/2012	2/27/2022
	3,774	—	$61.45	2/25/2013	2/25/2023
	2,823	—	$79.19	2/21/2014	2/21/2024
	6,132	—	$59.05	2/23/2015	2/23/2025
	8,166	—	$46.07	2/23/2016	2/23/2026
	9,136	4,568	$55.35	2/23/2017	2/23/2027
David T. Seaton(6)	29,363	—	$70.76	2/28/2011	2/28/2021	99,869	$1,885,527	29,259	$552,410
	39,492	—	$62.50	2/27/2012	2/27/2022
	105,784	—	$61.45	2/25/2013	9/14/2022
	120,333	—	$79.19	2/21/2014	9/14/2022
	173,655	—	$59.05	2/23/2015	9/14/2022
	103,066	51,533	$55.35	2/23/2017	2/23/2027
	11,205	22,410	$58.15	2/23/2018	2/23/2028
Bruce A. Stanski	13,515	—	$70.76	2/28/2011	2/28/2021	61,128	$1,154,097	16,956	$320,129
	16,689	—	$62.50	2/27/2012	2/27/2022
	23,706	—	$61.45	2/25/2013	2/25/2023
	18,624	—	$79.19	2/21/2014	2/21/2024
	28,614	—	$59.05	2/23/2015	2/23/2025
	18,798	9,399	$55.35	2/23/2017	2/23/2027
(1)
All options expire ten years from the grant date and, if unvested, vest one-third per year in each of the three years following the grant date.

(2)
The amounts in column (g) include RSUs and the earned number of units under 2017 VDI awards that remain subject to vesting based on continued service. The RSUs generally vest one-third per year in each of the three years following the grant date. RSUs granted in November 2019 to Messrs. Steuert, Flowers and de Haan vest in full on December 31, 2021, on November 11, 2021, and November 11, 2022, respectively, in accordance with the terms of their retention agreements. Mr. Steuert's RSUs granted in November 2019 were forfeited upon his retirement in 2020. The earned number of units under the 2017 VDI awards vest in full approximately three years from the grant date, on March 6, 2020.

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COMPENSATION TABLES

(3)
The amounts in column (h) are determined by multiplying the amounts in column (g) by the closing price ($18.88) of the Company's common stock on the NYSE on December 31, 2019, the last trading day of the fiscal year.

(4)
The amounts in column (i) include (1) the first and second tranches of the 2018 VDI units, reflecting below target performance for 2018 and 2019, and (2) the first tranche of the 2019 VDI units, reflecting below target performance for 2019. The 2018 and 2019 VDI units will be adjusted for actual performance at the end of the corresponding performance period (December 31, 2020 and December 31, 2021, respectively) and will vest in full the following March 6th. The amounts of the 2018 and 2019 VDI units in column (i) do not reflect the impact of the Relative TSR modifier, which will be applied at the end of the corresponding performance periods.

The following table provides the number of unvested VDI units granted in 2018 and 2019, as adjusted for performance through December 31, 2019:

	Unvested VDI Units
Name	2018	2019	Total
Carlos M. Hernandez	9,477	9,476	18,953
D. Michael Steuert	—	—	—
Alan L. Boeckmann	—	—	—
Garry W. Flowers	—	—	—
Taco de Haan	3,492	3,499	6,991
David T. Seaton	29,259	—	29,259
Bruce A. Stanski	8,645	8,311	16,956
(5)
The amounts in column (j) are determined by multiplying the amounts in column (i) by the closing price ($18.88) of the Company's common stock on the NYSE on December 31, 2019, the last trading day of the fiscal year.

(6)
Awards granted to Mr. Seaton in 2019 were forfeited in connection with his separation from the Company and are not included in the table.

OPTION EXERCISES AND STOCK VESTED IN 2019

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Carlos M. Hernandez	—	—	28,393	$1,044,862
D. Michael Steuert	—	—	—	—
Alan L. Boeckmann	—	—	—	—
Garry W. Flowers	—	—	18,406	$677,341
Taco de Haan	—	—	4,927	$181,314
David T. Seaton	—	—	100,828	$3,710,470
Bruce A. Stanski	—	—	20,621	$758,853

A portion of the shares reported under column (d) are withheld or sold on behalf of the individual upon vesting to satisfy tax withholding obligations.

FLUOR CORPORATION | 2020 PROXY STATEMENT 57

COMPENSATION TABLES

NONQUALIFIED DEFERRED COMPENSATION

All U.S. executives, including the named executive officers, are eligible to defer compensation into the Executive Deferred Compensation Program ("EDCP"), which has a number of components. Executives may defer up to 100% of base salary, annual incentive awards and VDI payments that are paid in cash. The EDCP also allows executives to contribute between 1% and 20% of base salary to the Excess 401(k) portion of the plan, which allows contributions in excess of the Internal Revenue Code ("IRC") contribution limits for qualified retirement plans (which was $19,000 or $25,000, depending on the participant's age, in 2019).

In addition, the Company contributes to the Excess 401(k) portion of the plan any amounts that would have been contributed by the Company to the Company's 401(k) plan as matching or discretionary retirement contributions that are in excess of the IRC compensation limit on contributions ($280,000 in 2019) or were lessened by an IRC limit on participant elective deferrals. In 2019, the Company matched the first 5% of base salary deferred to the 401(k) plan or Excess 401(k) plan and made a discretionary contribution of 2% to 5% of base salary depending on years of service. Most U.S. salaried employees were eligible for the 5% match and most received the 2% to 5% discretionary retirement contribution in 2019. Annual enrollment for the EDCP is in November, and elections are made with respect to compensation to be earned in the following year.

Amounts deferred are adjusted upward or downward based upon the performance of deemed investment choices available to the executives in the EDCP. The Company does not guarantee the rates of return. Executives may change their deemed investment selections on a daily basis.

For amounts deferred on or after January 1, 2005, distribution elections are made in conjunction with the plan year deferral elections. Distributions can be elected as a lump sum payment or in up to ten annual installments. Distribution payments are made in the month following retirement or termination, with the exception of officers of the Company, for whom no distributions will be made prior to six months after retirement or termination. In addition, executives can elect to receive a scheduled in-service distribution as a lump sum or in up to ten annual installments, with the payments commencing no sooner than one year following the end of the plan year of the deferral.

Distributions related to amounts deferred prior to January 1, 2005 are made at the time of retirement or termination and can be elected as a lump sum payment or in up to twenty annual installments. Distributions commence the January following retirement or termination.

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COMPENSATION TABLES

The table below shows executive and Company contributions made to the EDCP for each individual, as well as the aggregate earnings and aggregate balance for amounts deferred under the EDCP.

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in 2019 ($)(1)	Company Contributions in 2019 ($)(2)	Aggregate Earnings (Loss) in 2019 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2019 ($)(4)
Carlos M. Hernandez	$94,920	$45,079	$913,565	—	$4,875,277
D. Michael Steuert	—	—	$4,091	($12,483)	$29,057
Alan L. Boeckmann	—	—	$209,563	($504,262)	$1,199,524
Garry W. Flowers	$56,241	$26,985	$460,012	($4,767)	$2,063,354
Taco de Haan(5)	—	—	—	—	—
David T. Seaton	$115,445	$86,181	$1,096,315	($4,215,449)	$2,552,454
Bruce A. Stanski	—	$8,469	$6,813	—	$347,078

(1)
The amounts in column (b) represent contributions by each individual in 2019 to the Excess 401(k) portion of the EDCP. All amounts in column (b) are included in the Summary Compensation Table beginning on page 49 in the Salary column (column (c)) for 2019.

(2)
The amounts in column (c) represent contributions by the Company in 2019 for the individuals and include matching and discretionary contributions into the Excess 401(k) portion of the plan for the portion of base salary that was in excess of the IRC compensation limit on contributions. All amounts in column (c) are reported in the All Other Compensation column (column (i)) of the Summary Compensation Table beginning on page 49 and in the Company Contributions to Qualified and Nonqualified Defined Contribution Plans column (column (b)) of the All Other Compensation table on page 52.

(3)
None of the deemed investment earnings on vested or unvested deferred compensation, represented in column (d), are reflected in the Summary Compensation Table because the Company does not provide above market or preferential returns on nonqualified deferred compensation.

(4)
The amounts in column (f) represent the EDCP balance as of December 31, 2019 for each of the individuals and include amounts deferred and aggregate earnings from previous years. These amounts include contributions reported in the summary compensation tables from 2017 and 2018 as follows: Mr. Seaton, $577,774; Mr. Stanski, $111,437; Mr. Hernandez, $241,839; and Mr. Flowers, $387,704.

(5)
Mr. de Haan is located in the Netherlands and therefore is not eligible to participate in the EDCP.

FLUOR CORPORATION | 2020 PROXY STATEMENT 59

COMPENSATION TABLES

PENSION BENEFITS

Mr. de Haan holds an accumulated benefit in a defined benefit pension plan for employees in the Netherlands. The Netherlands Pension Plan accrued benefit for Mr. de Haan consists of two components:

  •
  Component 1: As part of the basic scheme for active Fluor employees with salaries below 57,030 EUR, 1.523% of his pensionable salary (salary minus 19,010 EUR) was accrued each year; and

  •
  Component 2: As part of the surplus scheme for active Fluor employees with salaries above 57,030 EUR, but capped at 107,593 EUR, an additional 1.195% of his pensionable salary (salary minus 57,030 EUR) was accrued each year.

Payments from this plan begin upon retirement and reaching age 67. The plan additionally offers accrual of a "Partner Pension," which pays to the participant's partner 70% of the participant's accrued benefit upon death of the participant during active service. The present value of Mr. de Haan's benefit under this plan as of December 31, 2019, as detailed in the chart below, was $1,330,000 (1,189,209 EUR), calculated using a discount rate of 1.20% and based on an exchange rate of 1.1184 US Dollars per EUR as of December 31, 2019.

The table below provides certain information on the retirement benefits available under the Netherlands Pension Plan to Mr. de Haan as of December 31, 2019.

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year
Taco de Haan	Netherlands Pension Plan	28.17	$1,330,000	—

(1)
The amounts in column (c) represent Mr. de Haan's years of service at December 31, 2019.

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COMPENSATION TABLES

POTENTIAL PAYMENTS UPON TERMINATION OR
CHANGE IN CONTROL

The tables below reflect the amount of compensation that would have become payable to each of the named executive officers under existing plans and arrangements if the named executive officer's employment had terminated on December 31, 2019, given their compensation and service levels as of such date and, if applicable, based on the Company's closing stock price on December 31, 2019. These benefits are in addition to amounts previously earned and to which they are entitled, regardless of the occurrence of any termination of employment, including then-exercisable stock options and vested amounts contributed or credited under the EDCP, as well as benefits generally available to all salaried employees, such as amounts accrued and vested through the Company's retirement plans and payout of any accrued time off with pay (collectively, the "Pre-Termination Benefits"). The named executive officers are entitled to receive the Pre-Termination Benefits regardless of the manner by which their employment is terminated. As described under the scenarios set forth below, additional amounts may be received upon certain terminations, except upon a termination for cause in which case no additional amounts would be received.

The actual amounts that would be paid upon a named executive officer's termination of employment can only be determined at the time of such termination and may be higher or lower than as reported below due to, among other things, the time during the year of any such termination, the Company's stock price and the executive's age. In addition, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or to alter the terms of benefits described below, as the Committee determines appropriate.

The tables below do not include Mr. Seaton and Mr. Stanski, who each stepped down from his position as CEO and CFO, respectively, during 2019, and who received payments pursuant to agreements with the Company that are described further under "Leadership Changes" beginning on page 26.

Payments Made Upon Voluntary Termination/Retirement

As of December 31, 2019, Messrs. Hernandez, Steuert, Boeckmann and Flowers were eligible for retirement based on the Company's age and years of service requirements. For these named executive officers, it was assumed that in the case of voluntary termination, they would elect retirement from the Company. Mr. de Haan was not eligible for retirement and would not be entitled to compensation upon voluntary termination, other than his Pre-Termination Benefits.

In the event of the voluntary termination of a named executive officer who is eligible for retirement, in addition to the Pre-Termination Benefits, upon the named executive officer signing a non-competition agreement and assuming the named executive officer has held the award for at least one year from the date of grant, unvested RSUs, options and VDI awards will continue to vest as previously scheduled.

Amounts reported in the tables below assume that the above requirements have been met.

Payments Made Upon Not for Cause Termination

Pursuant to Fluor's Executive Severance Policy, in the event of the termination without cause of a named executive officer, in addition to the Pre-Termination Benefits and, for retirement eligible

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COMPENSATION TABLES

named executive officers, the items identified above under the heading "Payments Made Upon Voluntary Termination/Retirement," the named executive officer will receive a cash severance benefit calculated as two weeks of base pay per year of service, with a minimum severance benefit of eight weeks and a maximum severance benefit of fifty-two weeks. In addition, upon Committee approval, the named executive officer may receive any annual incentive award earned during the fiscal year. Further, for Messrs. Hernandez and Boeckmann, the amount of their cash retention awards would become immediately payable. Amounts reported in the tables below assume that the Committee has approved the annual incentive payment at target, although the Committee retains discretion not to do so.

Payments Made Upon a Termination in Connection with a Change in Control

Pursuant to Fluor's Change in Control Agreements with our named executives, in the event of a qualifying termination of a named executive officer within two years following a change in control, in addition to the Pre-Termination Benefits:

  •
  named executive officers will receive a lump sum cash payment equal to 3 times (in the case of Mr. Hernandez) or 2 times (in the case of the other named executive officers) the sum of (i) the named executive officer's highest annual base salary during the three years immediately preceding termination plus (ii) target annual incentive for the year, determined immediately prior to the date of the change in control or date of termination, whichever yields the higher amount;

  •
  the named executive officers will receive the annual incentive earned during the fiscal year in which the termination occurs, prorated through the last full month worked by the named executive officer during the year of termination;

  •
  any equity-based compensation awards, other than performance-based equity awards, will become fully vested and exercisable or settled;

  •
  any remaining unvested VDI awards granted prior to 2018 will immediately vest at target performance levels; and

  •
  any remaining unvested VDI awards granted in 2018 or later will immediately vest based on actual results for any performance periods ending prior to the change in control and at target performance levels for any performance periods ending after the change in control.

A qualifying termination, generally, is a termination of the named executive officer without cause or a resignation by the named executive officer for good reason. "Cause" includes the named executive officer's (i) fraud, (ii) conviction of a felony, (iii) material failure or refusal to perform his job duties in accordance with Company policies or (iv) a material violation of Company policy that causes substantial harm to the Company or its subsidiaries. "Good reason" includes a material diminution of the named executive officer's aggregate compensation or his authority, duties or responsibilities (including as a result of a material diminution of the budget over which he retains authority), or a material diminution in the authority, duties or responsibilities of the named executive officer's supervisor, but may also be triggered by a material breach of any agreement (including the change in control agreement) under which he provides services to the Company.

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COMPENSATION TABLES

No gross-up for excise taxes, if any, is payable under the change in control agreements. The Company will, however, automatically reduce any payments under the agreement to the extent necessary to prevent payments being subject to the excise tax, but only if by reason of the reduction, the after-tax benefit of the reduced payments to the named executive officer exceeds the after-tax benefit if such reduction were not made.

Further, for Messrs. Hernandez and Boeckmann, the amount of their cash retention awards would become immediately payable.

Payments Made Upon Death or Termination in Connection with Disability

In the event of death of a named executive officer or termination of employment of a named executive officer as a result of total and permanent disability, in addition to the Pre-Termination Benefits, the named executives would be entitled to:

  •
  the annual incentive earned during the fiscal year in which the termination occurs, prorated through the last full month worked by the named executive officer during the year of termination, and paid upon approval of the Committee;

  •
  any equity-based compensation awards, other than performance-based equity awards, held for one year or longer will become fully vested and exercisable or settled; and

  •
  any remaining unvested VDI awards would vest as previously scheduled and be paid at actual performance if held more than one year.

Amounts reported in the tables below assume that the Committee has approved the annual incentive payment at target, although the Committee retains discretion not to do so.

The following tables show the potential payments that would be due to each named executive officer, in addition to the Pre-Termination Benefits, upon a voluntary termination; a termination without cause; a termination in connection with a change in control; and death or termination in connection with a disability occurring on December 31, 2019.

Carlos M. Hernandez Eligible for retirement	Voluntary Termination of Employment/Retirement		Not for Cause Termination of Employment		Termination of Employment in Connection with a Change in Control		Death or Termination due to Disability
Cash Severance Benefit	—	(1)	$507,692	(2)	$7,297,800	(3)	—	(1)
Annual Incentive Award	—	(4)	$1,332,600	(5)	$1,332,600	(6)	$1,332,600	(7)
Long-Term Incentive Awards
Stock Options	—	(8)	—	(8)	—	(9)	—	(10)
Restricted Stock Units	$390,212	(8)	$390,212	(8)	$1,831,303	(9)	$390,212	(10)
Value Driver Incentive (VDI)	$653,984	(8)	$653,984	(8)	$1,295,574	(9)	$653,984	(10)
Retention Award	—	(11)	$1,750,000	(11)	$1,750,000	(11)	$1,750,000	(11)
Total Value of Payments	$1,044,196		$4,634,488		$13,507,277		$4,126,796

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COMPENSATION TABLES

D. Michael Steuert Eligible for retirement	Voluntary Termination of Employment/Retirement		Not for Cause Termination of Employment		Termination of Employment in Connection with a Change in Control		Death or Termination due to Disability
Cash Severance Benefit	—	(1)	$415,000	(2)	$1,660,000	(3)	—	(1)
Annual Incentive Award	—	(4)	—	(5)	—	(6)	—	(7)
Long-Term Incentive Awards
Stock Options	—	(8)	—	(8)	—	(9)	—	(10)
Restricted Stock Units	—	(8)	—	(8)	$1,865,684	(9)	—	(10)
Value Driver Incentive (VDI)	—	(8)	—	(8)	—	(9)	—	(10)
Total Value of Payments	—		$415,000		$3,525,684		—

Alan L. Boeckmann Eligible for retirement	Voluntary Termination of Employment/Retirement		Not for Cause Termination of Employment		Termination of Employment in Connection with a Change in Control		Death or Termination due to Disability
Cash Severance Benefit	—	(1)	$500,000	(2)	$1,670,000	(3)	—	(1)
Annual Incentive Award	—	(4)	$335,000	(5)	$335,000	(6)	$335,000	(7)
Long-Term Incentive Awards
Stock Options	—	(8)	—	(8)	—	(9)	—	(10)
Restricted Stock Units	—	(8)	—	(8)	$864,043	(9)	—	(10)
Value Driver Incentive (VDI)	—	(8)	—	(8)	—	(9)	—	(10)
Retention Award	—	(11)	$1,750,000	(11)	$1,750,000	(11)	$1,750,000	(11)
Total Value of Payments	—		$2,585,000		$4,619,043		$2,085,000

Garry W. Flowers Eligible for retirement	Voluntary Termination of Employment/Retirement		Not for Cause Termination of Employment		Termination of Employment in Connection with a Change in Control		Death or Termination due to Disability
Cash Severance Benefit	—	(1)	$562,400	(2)	$2,193,600	(3)	—	(1)
Annual Incentive Award	—	(4)	$534,400	(5)	$534,400	(6)	$534,400	(7)
Long-Term Incentive Awards
Stock Options	—	(8)	—	(8)	—	(9)	—	(10)
Restricted Stock Units	$222,708	(8)	$222,708	(8)	$1,622,755	(9)	$222,708	(10)
Value Driver Incentive (VDI)	$586,817	(8)	$586,817	(8)	$1,184,207	(9)	$586,817	(10)
Total Value of Payments	$809,525		$1,906,325		$5,534,962		$1,343,925

Taco de Haan Not eligible for retirement	Voluntary Termination of Employment/Retirement		Not for Cause Termination of Employment		Termination of Employment in Connection with a Change in Control		Death or Termination due to Disability
Cash Severance Benefit	—	(1)	$449,262	(2)	$1,800,800	(3)	—	(1)
Annual Incentive Award	—	(4)	$413,700	(5)	$413,700	(6)	$413,700	(7)
Long-Term Incentive Awards
Stock Options	—	(8)	—	(8)	—	(9)	—	(10)
Restricted Stock Units	—	(8)	—	(8)	$1,930,839	(9)	$135,842	(10)
Value Driver Incentive (VDI)	—	(8)	—	(8)	$687,051	(9)	$431,786	(10)
Total Value of Payments	—		$862,962		$4,832,390		$981,328

(1)
A severance benefit would not have been paid in the event of voluntary termination/retirement, death or disability.

(2)
The named executive officer would have received a cash severance benefit of two weeks of base salary per year of service upon a termination without cause. The minimum severance benefit is eight weeks and the maximum is 52 weeks of pay. The severance benefit is paid in a lump sum upon termination.

(3)
The named executive officer would have received a lump sum cash payment equal to (x) the sum of (i) the named executive officer's highest annual base salary during the three years immediately preceding termination plus (ii) target annual incentive for the year, determined

64 FLUOR CORPORATION | 2020 PROXY STATEMENT

COMPENSATION TABLES

  immediately prior to the date of the change in control or date of termination, whichever yields the higher amount, (y) multiplied by 3.0 in the case of Mr. Hernandez and 2.0 for other named executive officers.

(4)
The named executive officer would have forfeited any portion of the award earned in the year upon voluntary termination or retirement.

(5)
Upon Committee approval, the named executive officer may receive any annual incentive award earned during the fiscal year. This amount represents the 2019 annual incentive target and assumes approval. The annual incentive target for Mr. Hernandez reflects his prorated annual incentive target for 2019.

(6)
The named executive officer would receive an annual incentive payment earned for the current year, prorated for whole months worked. This amount represents the 2019 annual incentive target.

(7)
Upon approval, the named executive officer may receive any annual incentive award earned during the fiscal year. This amount represents the 2019 annual incentive target and assumes approval. The annual incentive target for Mr. Hernandez reflects his prorated annual incentive target for 2019.

(8)
For Messrs. Hernandez, Steuert, Boeckmann, and Flowers who are retirement eligible, this amount represents the value of unvested options, RSUs, 2017 VDI units (based on actual performance) and 2018 VDI units (at target) that they would have received if their voluntary retirement had occurred on December 31, 2019, with the reported value being based on the closing price of the Company's common stock on December 31, 2019 ($18.88). For Mr. Flowers, this amount includes the value of 2018 VDI cash awards (based on actual performance). The value of the long-term incentive awards granted in 2019 is not included in this amount because the awards would have been forfeited if Messrs. Hernandez, Steuert, Boeckmann, and Flowers had retired on or before the first anniversary of the awards' grant date.

The value of such 2019 awards (at target for VDI awards) as of December 31, 2019 is shown below:

Name	Stock Options	RSUs	VDI Units	VDI Cash
Carlos M. Hernandez	—	$1,441,092	$801,060	—
D. Michael Steuert	—	$1,865,684	—	—
Alan L. Boeckmann	—	$864,043	—	—
Garry W. Flowers	—	$1,400,046	—	$812,500

  In the case of Mr. de Haan, pursuant to the terms of the applicable plan(s), he would have forfeited any unvested options, RSUs and VDI units because he is not retirement eligible.

(9)
This amount represents the value of unvested options, RSUs and VDI units and VDI cash awards that would have become vested assuming a change in control and a qualifying termination on December 31, 2019, based on the closing price of the Company's common stock on December 31, 2019 ($18.88). Remaining unvested 2017 VDI units and VDI cash awards are reflected at target. Remaining unvested 2018 VDI awards are reflected at actual performance levels for the 2018 and 2019 performance period and at target for the 2020 performance period. Remaining unvested 2019 VDI awards are reflected at actual performance levels for the 2019 performance period and at target for the 2020 and 2021 performance periods. Remaining

FLUOR CORPORATION | 2020 PROXY STATEMENT 65

COMPENSATION TABLES

  unvested 2018 and 2019 VDI cash awards are reflected at actual performance levels for the 2018 and 2019 one-year performance periods, respectively.

(10)
This amount represents the value of unvested options, RSUs, 2017 VDI units (based on actual performance) and 2018 VDI units (at target) as of December 31, 2019, which would have become vested assuming death or termination due to total and permanent disability on such date, based on the closing price of the Company's common stock on December 31, 2019 ($18.88). Any remaining unvested 2018 VDI cash awards would have been paid out at the Committee-approved performance ratings. The values of the long-term incentive awards granted in 2019 are not included in this amount because the awards would have been forfeited upon the occurrence of the specified events on or before the first anniversary of the awards' grant date. The value of such 2019 awards (at target for VDI awards) as of December 31, 2019 is shown below:

Name	Stock Options	RSUs	VDI Units	VDI Cash
Carlos M. Hernandez	—	$1,441,092	$801,060	—
D. Michael Steuert	—	$1,865,684	—	—
Alan L. Boeckmann	—	$864,043	—	—
Garry W. Flowers	—	$1,400,046	—	$812,500
Taco de Haan	—	$1,794,997	$295,774	—
(11)
This amount represents the cash retention payments to be made under retention awards for Messrs. Boeckmann and Hernandez in the event of death, disability, a Company-initiated termination other than on a for-cause basis, or termination in connection with a change-in-control.

66 FLUOR CORPORATION | 2020 PROXY STATEMENT

PAY RATIO

PAY RATIO DISCLOSURE

The 2019 annual total compensation of the median-compensated of all our employees other than Carlos M. Hernandez, our CEO, was $67,856. Because we had a CEO transition in May 2019, and in accordance with SEC rules, we have elected to annualize our CEO's compensation for purposes of the pay ratio based on the compensation of Mr. Hernandez, who was serving as CEO on October 1, 2019 (the anniversary of the determination date of the median-compensated employee). To annualize Mr. Hernandez's compensation, we recalculated his annual total compensation assuming he had received a full-year of his base salary and perquisite allowance as CEO, but treating the other elements of his compensation as they are reported in the Summary Compensation Table. The 2019 annual total compensation of Mr. Hernandez using this methodology was $6,682,051, which is higher than his annual total compensation as reported in the Summary Compensation Table. The ratio of the 2019 annual total compensation of our CEO (as annualized) to the 2019 annual total compensation of our median-compensated employee was 98 to 1. The year-over-year decrease in the ratio is attributable to the change in our CEO in 2019.

Our median-compensated employee was originally identified in fiscal 2017. In order to identify the median-compensated employee, we selected fixed cash compensation paid to our employees from January 1, 2017 through October 1, 2017 as our consistently applied compensation measure. We define fixed cash compensation as any regular payment(s) (such as base salary), overtime pay and annual fixed allowance(s) that are guaranteed to the employee irrespective of performance. For employees who did not work for the entire nine-month period (and were not designated as temporary employees in our payroll records), we estimated their nine-month fixed cash compensation based on (i) the amount paid for the portion of the period that employees hired in 2017 worked or (ii) the planned salary for employees on a leave of absence.

As permitted by SEC rules, we excluded 16 employees in Aruba, 99 in Curacao, 1,774 in the Philippines, 651 in Trinidad and Tobago, and 327 in Kazakhstan who, in the aggregate, represented less than 5% of our total employee population of approximately 57,650 on October 1, 2017. As a result of these exclusions, the employee population used to identify our median employee was comprised of approximately 54,783 individuals.

In 2018, there was no change in Fluor's employee population or employee compensation arrangements that the Company believed would have significantly impacted the Company's pay ratio disclosure. However, due to a change in our 2017 median-compensated employee's circumstances in 2018, which the Company believed would have resulted in a significant change in the pay ratio disclosure, the Company chose to substitute a median-compensated employee for purposes of the calculations of the ratio shown above. To select a substitute median-compensated employee, we identified an employee whose compensation in fiscal 2017 was substantially similar to that of our 2017 median-compensated employee based on the compensation measure used to identify our 2017 median-compensated employee.

In 2019, there was no change in Fluor's employee population or employee compensation arrangements that the Company believes would significantly impact the Company's pay ratio disclosure. We utilized the same median-employee identified in 2018 to calculate the 2019 pay ratio, and in calculating the pay ratio, we combined all of the elements of such employee's compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

FLUOR CORPORATION | 2020 PROXY STATEMENT 67

PAY RATIO

The SEC's rules for identifying the median-compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratio.

68 FLUOR CORPORATION | 2020 PROXY STATEMENT

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Our compensation philosophy for non-management directors is consistent with the philosophy established for the Company's named executives. The compensation program is designed to attract and retain directors with the necessary experience to represent the Company's stockholders and to advise the Company's executive management. The Company believes that director compensation should be reasonable in light of what is customary for companies of similar size, scope and complexity. Providing a competitive compensation package is important because it enables us to attract and retain highly qualified directors who are critical to our long-term success. The compensation program is also designed to align the directors' interests with the interests of stockholders over the long term. On an annual basis, the Committee considers market data for our Compensation Peer Group and input from the Committee's independent compensation consultant regarding market practices for director compensation. The Company uses a combination of cash and stock-based awards to compensate non-management directors and reviews compensation data from the companies included in the Compensation Peer Group as well as companies from similar industry segments and our general industry. Directors who are employees of the Company receive no compensation for their service as directors.

Cash Compensation

For 2019, non-management directors received an annual cash retainer of $125,000, paid quarterly. The chair of the Audit Committee received an additional annual cash retainer in the amount of $20,000; the chairs of the Organization and Compensation, Governance and Commercial Strategies and Operational Risk Committees received an additional annual cash retainer in the amount of $15,000; the Lead Independent Director received an additional annual cash retainer in the amount of $35,000; and members of the Executive Committee who were not the chair of a committee received an additional annual cash retainer in the amount of $10,000. In 2019, the Committee recommended, and the Board approved, the establishment of an annual cash retainer for the Chair of the Commercial Strategies and Operational Risk Committee in the amount of $15,000, consistent with our practice of providing cash retainers to Chairs of our other Board committees, which was the only change to the director compensation program from 2018.

Stock-Based Compensation

Non-management directors receive an annual grant of RSUs with a total market value (based on the fair market value of the Company's common stock on the NYSE on the date of grant) of $155,000 as of the date of the annual meeting of stockholders. The 2019 RSU awards vested immediately upon grant, but are subject to a three-year post-vest holding period. Non-management directors are required to own shares or share units in an amount equivalent to five times the annual retainer for Board service within five years of joining the Board. No changes were made to director stock-based compensation in 2019.

Deferred Compensation Program

Directors have the option of deferring receipt of directors' fees and RSUs. Fees may be deferred until retirement, other termination of status as a director or, if elected by the director, a date at least two years after the end of the year in which they make a distribution election, pursuant to the 409A Director Deferred Compensation Program. Directors may elect to have deferred fees valued as if

FLUOR CORPORATION | 2020 PROXY STATEMENT 69

DIRECTOR COMPENSATION

invested either wholly or partially in Company stock or one or more of 25 investment funds. Fee deferrals made into the Fluor Stock Valuation Fund prior to January 1, 2013 and maintained continuously for five years earn a 25% premium on the deferred amount deemed invested in Company stock via the Fluor Stock Valuation Fund. The 25% premium was discontinued for any deferrals made following January 1, 2013. All amounts from deferred fees in the deferral accounts are paid in cash based on the directors' distribution elections.

RSUs may be deferred until retirement or other termination of status as a director and are invested in Company stock. RSU deferrals are paid in Fluor shares based on the directors' distribution elections.

The Company does not guarantee the rate of return on any deferrals whether in fees or in RSUs.

Former Retirement Plan

In March 2003, a committee of disinterested directors determined that non-management directors who received restricted shares on March 11, 1997 in consideration of the cancellation of the Fluor Corporation Retirement Plan for Outside Directors could make an irrevocable election to surrender such shares upon their retirement, death or disability. The only remaining director who made this election is Mr. Fluor. In lieu of these shares, Mr. Fluor will receive the amount of his accrued retirement benefits at the time of the cancellation of the retirement plan upon his retirement, death or disability. These benefits equal the retainer fees at the time of cancellation multiplied by the number of years he served prior to the cancellation of the plan. This amount will be paid in a lump sum (reduced to present value based on the 10-year Treasury rate) at retirement.

70 FLUOR CORPORATION | 2020 PROXY STATEMENT

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION TABLE

The table below summarizes the total compensation earned by each of the non-management directors serving in 2019.

(a)	(b)	(c)	(d)	(e)
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Peter K. Barker	$145,000	$155,025	$140	$300,165
Alan M. Bennett	$140,000	$155,025	$5,140	$300,165
Rosemary T. Berkery	$128,750	$155,025	$140	$283,915
David E. Constable	$35,000	—	$1,182	$36,182
Peter J. Fluor(4)	$171,250	$155,025	$140	$326,415
James T. Hackett	$125,000	$155,025	$5,140	$285,165
Thomas C. Leppert	$31,250	—	$47	$31,297
Samuel J. Locklear(5)	$187,500	$155,025	$94	$342,619
Deborah D. McWhinney	$125,000	$155,025	$140	$280,165
Armando J. Olivera	$125,000	$155,025	$5,140	$285,165
Matthew K. Rose	$125,000	$155,025	$140	$280,165
Nader H. Sultan(5)	$187,500	$155,025	$94	$342,619
Lynn C. Swann(5)	$187,500	$155,025	$94	$342,619

(1)
The amounts in column (b) represent fees paid for board retainers, committee chair retainers and the Lead Independent Director retainer.

(2)
The amounts in column (c) represent the fair market value of the RSUs granted in 2019 on the date of grant in accordance with ASC 718, calculated using the closing price of the Company's common stock ($29.72) on the NYSE on May 2, 2019, the date of grant, less a liquidity discount of 11.68% related to the Post-Vest Holding Period on the common stock underlying these awards. Mr. Constable and Mr. Leppert did not receive a 2019 grant because they were not serving at the time of grant.

(3)
The amounts in column (d) may include the following, which amounts vary by director: charitable gift match, Company-paid premiums on director's life insurance, spousal travel and any related tax gross-ups. Such amounts are detailed in a separate Director All Other Compensation table.

(4)
As of December 31, 2019, Mr. Fluor held 11,018 shares of unvested restricted stock. None of the other non-employee directors held any unvested stock or option awards as of such date.

(5)
In connection with their resignation from the Board in 2019, each of Messrs. Locklear, Swann and Sultan received a lump sum payment equal to the remainder of their annual board retainer.

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DIRECTOR COMPENSATION

DIRECTOR ALL OTHER COMPENSATION

The following table and related footnotes describe each component of the All Other Compensation column (column (d)) of the Director Summary Compensation Table for 2019.

(a)	(b)	(c)	(d)	(e)
Name	Charitable Gift Match ($)(1)	Life Insurance Premiums ($)(2)	Spousal Travel ($)(3)	Total ($)(4)
Peter K. Barker	—	$140	—	$140
Alan M. Bennett	$5,000	$140	—	$5,140
Rosemary T. Berkery	—	$140	—	$140
David E. Constable	—	$47	$1,135	$1,182
Peter J. Fluor	—	$140	—	$140
James T. Hackett	$5,000	$140	—	$5,140
Thomas C. Leppert	—	$47	—	$47
Samuel J. Locklear	—	$94	—	$94
Deborah D. McWhinney	—	$140	—	$140
Armando J. Olivera	$5,000	$140	—	$5,140
Matthew K. Rose	—	$140	—	$140
Nader H. Sultan	—	$94	—	$94
Lynn C. Swann	—	$94	—	$94

(1)
The amounts in column (b) represent Company matched charitable contributions (to a maximum of $5,000 per donor, per fiscal year) made to eligible institutions.

(2)
The amounts in column (c) represent Company-paid premiums for each director for non-contributory life insurance benefits.

(3)
The amounts in column (d) represent the incremental cost of business-related spousal travel and any corresponding tax gross-up for the business-related spousal travel.

(4)
The amounts in column (e) represent the total of columns (b) through (d).

72 FLUOR CORPORATION | 2020 PROXY STATEMENT

PROPOSAL 3 — APPROVAL OF PERFORMANCE INCENTIVE PLAN

PROPOSAL 3 — APPROVAL OF THE FLUOR CORPORATION 2020 PERFORMANCE INCENTIVE PLAN

General

On February 6, 2020, the Board approved the Fluor Corporation 2020 Performance Incentive Plan (the "2020 Plan"), subject to and effective upon the date of stockholder approval. Fluor's stockholders are being asked to approve the 2020 Plan. The capitalized terms used in this Proposal 3 shall have the same meanings set forth in the 2020 Plan, unless otherwise indicated. If stockholders approve the 2020 Plan, we will cease granting awards under the company's 2017 Performance Incentive Plan (the "2017 Plan").

The 2020 Plan is designed to enable the company to attract, retain and motivate its officers, executives, management, non-employee directors and other key personnel, to further align the interests of such persons with those of Fluor stockholders by providing for or increasing their proprietary interest in the company, and to help promote a pay-for-performance linkage for such persons. The 2020 Plan authorizes the grant and issuance of awards that may take the form of stock options, stock appreciation rights, restricted stock, incentive awards and stock units.

The 2020 Plan

We are asking stockholders to approve the 2020 Plan. As of the effective date of the 2020 Plan, a total of 9,400,000 shares of the company's common stock will be authorized for awards granted under the 2020 Plan, less one share for every one share that was subject to an option or stock appreciation right granted after October 1, 2020 and prior to the effective date under the 2017 Plan and 3.0 shares for every one share that was subject to an award other than an option or stock appreciation right granted after October 1, 2020 and prior to the effective date under the 2017 Plan. Fluor believes the 2020 Plan, including the maximum number of shares available for awards under the 2020 Plan, is necessary to ensure that we have adequate capacity to continue to attract and retain talented employees and non-employee directors. We believe that this number represents a reasonable amount of potential equity dilution and allows the company to continue to award equity incentives, which are an important component of our overall compensation program.

As of October 1, 2020, there were 1,439,854 shares available for grant under the 2017 Plan, which is currently the only active plan we maintain under which we can grant equity-based awards. After the effective date of the 2020 Plan, no awards will be granted under any other equity plans of the company. If the 2020 Plan is approved by stockholders, the total number of shares available for awards to employees, non-employee directors and other key personnel will increase by 7,960,146, which increase represents approximately 5.7% of the company's outstanding common equity.

A company's burn rate is equal to the total number of equity awards the company granted in a fiscal year divided by the total common stock outstanding at the beginning of the year. The company's three-year average burn rate, at the time the Board approved the 2020 Plan, was approximately 2.82%, as further detailed in the table below. The company will continue to monitor the company's

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PROPOSAL 3 — APPROVAL OF PERFORMANCE INCENTIVE PLAN

equity use in future years to ensure the company's run-rate is maintained within competitive market norms.

Year	Stock Options Granted	Restricted Stock & Restricted Stock Units Granted	VDI Granted	Total(1)	Weighted Average Common Shares Outstanding	Burn Rate
2019	1,192,108	1,356,303	350,532	6,312,613	140,061,000	4.51%
2018	33,615	603,111	206,598	2,462,742	140,413,000	1.75%
2017	1,103,817	402,783	249,204	3,059,778	139,761,000	2.19%
Three-Year Average				3,945,044		2.82%

(1)
Total reflects granted Restricted Stock, Restricted Stock Units and VDI at a fungible ratio of 3:1.

Key Data

The following table includes information regarding outstanding equity awards and shares available for future awards under the company's equity plans as of October 1, 2020 (and without giving effect to approval of the 2020 Plan). Other prior plans include the company's 2000 Executive Performance Incentive Plan, the company's 2000 Restricted Stock Plan for Non-Employee Directors, the company's 2001 Key Employee Performance Incentive Plan, the company's 2003 Executive Performance Incentive Plan, the company's Amended & Restated 2008 Executive Performance Incentive Plan and, the company's 2014 Restricted Stock Plan for Non-Employee Directors. Together with the 2017 Plan, the foregoing plans are referred to as the "Prior Plans."

Number of shares that will be authorized for future grant after stockholder approval of the 2020 Plan(1)	9,400,000
Number of shares relating to outstanding stock options at October 1, 2020	5,508,957
Number of shares outstanding at October 1, 2020 relating to awards of restricted stock, restricted stock units, and VDI awards(2)	3,930,211
Weighted average remaining term of outstanding options	5.86 years
Weighted average exercise price of outstanding options	$45.95

(1)
Grants of stock-based awards other than options or SARs will count against the authorization as 3.0 shares. The authorization will also be reduced by the number of shares granted between October 1, 2020 and the date of stockholder approval at the fungible ratio.

(2)
VDI awards are disclosed assuming target performance for uncompleted performance cycles.

On October 1, 2020, the last reported price of the company's common stock on the New York Stock Exchange was $9.15.

Set forth below is a summary of the features of the 2020 Plan. A copy of the 2020 Plan is set forth as Annex A to this proxy statement. Because this is a summary, it may not contain all the information that you consider important, and thus, we encourage you to read the full text of the 2020 Plan.

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PROPOSAL 3 — APPROVAL OF PERFORMANCE INCENTIVE PLAN

Key Features of the 2020 Plan

The 2020 Plan has a number of special terms and limitations that are supportive of sound corporate governance practices, including:

  •
  Stock Options and Stock Appreciation Rights Granted No Less Than Fair Market Value.  The exercise price for stock options and stock appreciation rights ("SARs") granted under the 2020 Plan must equal or exceed the underlying stock's fair market value as of the grant date, subject to a limited exception for awards that are assumed or substituted in corporate transactions;

  •
  Prohibition on Repricing.  The 2020 Plan expressly states that stock options and stock appreciation rights may not be "repriced" without stockholder approval;

  •
  Fungible Ratio.  The 2020 Plan utilizes a "fungible ratio" where any stock awards other than stock options and SARs reduce the number of shares available for issuance by 3.0 times the number of shares subject to such award;

  •
  Prohibition on Liberal Recycling of Options and SARs.  Shares tendered by a participant or withheld by the company in payment of the purchase price of a stock option or to satisfy any tax withholding obligation with respect to options or SARs do not become available for issuance as future awards under the 2020 Plan;

  •
  Prohibition on Paying Dividends or Dividend Equivalents on Unvested Awards.  Dividends or dividend equivalents credited or payable in connection with an award under the 2020 Plan that is not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying award and will not be paid until the underlying award vests;

  •
  Limit on Non-Employee Director Compensation.  The aggregate dollar value of shares subject to awards granted under the 2020 Plan, together with any cash compensation paid or payable, during any calendar year to any one non-employee director will not exceed $600,000 (or up to 1.5x this cap in the calendar year in which a non-employee director first joins the Board or is first designated as Chairman of the Board or Lead Independent Director);

  •
  No Single Trigger Equity Acceleration.  Upon a change of control of the company, there is no automatic acceleration of equity awards (no "single trigger"); instead, the administrator of the 2020 Plan has discretion to determine the treatment of awards, and may provide for a "double trigger" in the award agreements (awards would only vest upon a qualifying termination that follows a change of control); and

  •
  No Change of Control/280G Tax Gross-Ups.  Fluor does not provide its employees with tax gross-ups on change of control benefits.

  •
  Clawback Policy.  Awards under the 2020 Plan will be subject to the company's clawback policy, as further described below and in the CD&A portion of this proxy statement.

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PROPOSAL 3 — APPROVAL OF PERFORMANCE INCENTIVE PLAN

Stock Subject to the 2020 Plan

As of the effective date of the 2020 Plan, subject to adjustment for changes in capitalization, a total of 9,400,000 shares will be authorized for awards granted under the 2020 Plan, less one share for every one share that was subject to an option or stock appreciation right granted after October 1, 2020 and prior to the effective date under the 2017 Plan and 3.0 shares for every one share that was subject to an award other than an option or stock appreciation right granted after October 1, 2020 and prior to the effective date under the 2017 Plan. Any shares that are subject to options or stock appreciation rights will be counted against this limit as one share for every one share granted, and any shares that are subject to awards other than options or stock appreciation rights will be counted against this limit as 3.0 shares for every one share granted. After the effective date, no awards may be granted under the company's Prior Plans.

If any shares subject to an award are forfeited, an award expires or an award is settled for cash (in whole or in part), or after October 1, 2020 any shares subject to an award under any Prior Plan are forfeited, or an award under any Prior Plan expires or is settled for cash (in whole or in part), then in each such case the shares subject to such award or award under any Prior Plan will, to the extent of such forfeiture, expiration or cash settlement, be added to the shares available for awards under the 2020 Plan, in accordance with the fungible ratio. In the event that withholding tax liabilities arising from an award other than an option or stock appreciation right or, after October 1, 2020, an award other than an option or stock appreciation right under any Prior Plan are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the company, the shares so tendered or withheld will be added to the shares available for awards under the 2020 Plan in accordance with the fungible ratio. The following shares will not be added to the shares authorized for grant under the 2020 Plan: shares tendered by a participant or withheld by the company in payment of the purchase price of an option (or after October 1, 2020, an option under any Prior Plan), shares tendered by a Participant or withheld by the company to satisfy any tax withholding obligation with respect to options or stock appreciation rights (or after October 1, 2020, options or stock appreciation rights under any Prior Plan), shares subject to a stock appreciation right (or after October 1, 2020, a stock appreciation right under any Prior Plan) that are not issued in connection with its stock settlement on exercise thereof, and shares reacquired by the company on the open market or otherwise using cash proceeds from the exercise of options (or after October 1, 2020, options under any Prior Plan).

The awards granted or shares issued by the company in connection with the assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by Fluor or any subsidiary or with which Fluor or any subsidiary combines, will not reduce the shares authorized for issuance under the 2020 Plan. Additionally, in the event that a company acquired by Fluor or any subsidiary, or with which Fluor or any subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the 2020 Plan and will not reduce the shares authorized for issuance under the 2020 Plan; provided that awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were employees or directors of such acquired or combined company before such acquisition or combination.

76 FLUOR CORPORATION | 2020 PROXY STATEMENT

PROPOSAL 3 — APPROVAL OF PERFORMANCE INCENTIVE PLAN

The aggregate number of shares that may be issued pursuant to the exercise of incentive stock options granted under the 2020 Plan will not exceed 9,400,000, subject to adjustment for changes in capitalization only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an incentive stock option under Section 422 of the IRC.

The aggregate dollar value of shares subject to awards granted under the 2020 Plan, together with any cash compensation earned and paid or payable for services rendered, during any calendar year to any one non-employee director will not exceed $600,000 (or up to 1.5x this cap in the calendar year in which a non-employee director first joins the Board or is first designated as Chairman of the Board or Lead Independent Director). The limitation shall be determined without regard to amounts paid to an eligible director during any period in which such individual was an employee or consultant (other than grants of awards paid for service in their capacity as an eligible director), and any severance and other payments paid to an eligible director for such director's prior or current service to the company or any subsidiary other than serving as a director shall not be taken into account in applying the limit provided above. Any compensation that is deferred will be counted towards the foregoing limit for the year in which the compensation is first earned, and not when paid or settled if later.

The number and type of shares that may be acquired pursuant to awards made under the 2020 Plan and the exercise or settlement price of such awards shall be adjusted appropriately by the Committee if the company's common stock is affected through a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than regular quarterly cash dividends) or other distribution, stock split, spin-off or sale of substantially all of the company's assets.

Eligibility

Any person who is an employee or a prospective employee of the company, a director of the company, or a consultant or advisor of company is eligible to be selected as a recipient of an award under the 2020 Plan. Approximately 50,000 employees and twelve non-employee directors will be eligible to participate in the 2020 Plan. While the number of eligible consultants is not known with specificity, no consultants have received awards under the Prior Plans in the last three years.

Administration

The 2020 Plan will be administered by the Organization and Compensation Committee of the Board, the Board and/or one or more other committees of the Board (the "Committee"). Subject to certain limitations, the Committee may delegate certain of its responsibilities to a subcommittee composed of one or more directors or officers of Fluor, including individuals who participate in the 2020 Plan (although no such participant can designate himself or herself the recipient of any awards under any such delegation).

Subject to the express provisions of the 2020 Plan, the Committee has broad authority to administer and interpret the 2020 Plan and awards thereunder, including, without limitation, authority to:

  •
  determine who is eligible to participate in the 2020 Plan;

  •
  determine to whom and when awards are granted under the 2020 Plan;

  •
  make and determine the terms of awards;

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PROPOSAL 3 — APPROVAL OF PERFORMANCE INCENTIVE PLAN

  •
  determine the number of shares of common stock subject to awards and the exercise or purchase price of such shares under an award;

  •
  establish and verify the extent of satisfaction of any performance goals applicable to awards;

  •
  determine the vesting, exercisability, transferability, and payment of awards, including any acceleration of the vesting of awards;

  •
  prescribe and amend the terms of the agreements or other documents evidencing awards made under the 2020 Plan;

  •
  determine whether any adjustments for changes in capitalization are necessary;

  •
  interpret and construe the 2020 Plan;

  •
  approve corrections in the documentation or administration of any award;

  •
  establish any subplans;

  •
  address unanticipated events; and

  •
  make all other determinations deemed necessary or advisable for the administration of the 2020 Plan.

Awards

The 2020 Plan authorizes the grant and issuance of the following types of awards: stock options, stock appreciation rights, restricted stock, incentive awards and stock units. The terms and conditions that apply to awards are not required to be uniform among awards.

  Stock Option Awards

Subject to the express provisions of the 2020 Plan and as discussed in this paragraph, the Committee has discretion to grant stock options and to determine:

  •
  the vesting schedule of stock options;

  •
  the exercise price and the means of payment of the exercise price;

  •
  the events causing a stock option to expire or be forfeited;

  •
  the number of shares subject to any stock option;

  •
  the restrictions on transferability of a stock option; and

  •
  such further terms and conditions, in each case not inconsistent with the 2020 Plan, as may be determined from time to time by the Committee.

Stock options granted under the 2020 Plan may be either incentive stock options qualifying under Section 422 of the IRC ("incentive stock options"), or stock options which are not intended to qualify

78 FLUOR CORPORATION | 2020 PROXY STATEMENT

PROPOSAL 3 — APPROVAL OF PERFORMANCE INCENTIVE PLAN

as incentive stock options ("non-qualified stock options"). The exercise price for stock options may not be less than 100% of the fair market value of the company's stock (either on the date the stock option is granted or averaged over a specified period that is within 30 days before through 30 days after the date of grant), except that the exercise price of such stock options may be above or below the fair market value of the company's stock on the date the stock option is granted if the stock options are granted in assumption and substitution of stock options held by employees or directors of a company acquired by Fluor. The exercise price of a stock option may be paid through various means specified by the Committee, including in cash or check, by delivery to the company of shares of Fluor stock, by a reduction in the number of shares issuable pursuant to such stock option, or by a broker-assisted cashless exercise program established by the company. Other than in connection with a change in the company's capitalization, the exercise price of an outstanding stock option may not be reduced after the date of grant nor may any outstanding stock option with an exercise price in excess of fair market value be surrendered to the company (via cancellation and re-grant or exchange) as consideration for cash, the grant of a new stock option with a lower (or no) exercise price or the grant of another award without stockholder approval; provided, however, that in the event of a change of control, any outstanding stock option with an exercise price equal to or in excess of the value of the consideration to be paid to the holders of shares (on a per share basis) may be cancelled without any consideration.

No stock option can be granted with a term longer than ten years, however, in the event that on the last business day of the term of a stock option either the exercise of the stock option, other than an incentive stock option, is prohibited by applicable law or shares of stock may not be purchased or sold by a participant due to the "black-out" period of a company policy or a "lock-up" agreement undertaken in connection with an issuance of securities by the company, the term of the option will be extended for a period of 30 days following the end of the legal prohibition, black-out period or lock-up agreement.

  Stock Appreciation Rights

SARs may be granted alone ("freestanding SARs") or in conjunction with all or part of another award ("tandem SARs"). Upon exercising an SAR, the participant is entitled to receive the amount by which the fair market value of the common stock at the time of exercise exceeds the exercise price of the SAR. The exercise price of a freestanding SAR will be specified in the award agreement and is subject to the same limitations as the exercise price of a stock option. The exercise price of a tandem SAR is the same as the exercise price of the related stock option. This amount is payable in common stock, cash or a combination of common stock and cash, at the Committee's discretion. The other terms and conditions that apply to stock options, including the provisions that apply in the event of a participant's termination of employment or service, also generally apply to freestanding SARs. Other than in connection with a change in the company's capitalization, the exercise price of SARs may not be reduced after the date of grant nor may any outstanding SAR with an exercise price in excess of fair market value be surrendered to the company (via cancellation and re-grant or exchange) as consideration for cash, the grant of a new SAR with a lower exercise price or the grant of another award without stockholder approval; provided, however, that in the event of a change of control, any outstanding SAR with an exercise price equal to or in excess of the value of the consideration to be paid to the holders of Shares (on a per share basis) may be cancelled without any consideration.

FLUOR CORPORATION | 2020 PROXY STATEMENT 79

PROPOSAL 3 — APPROVAL OF PERFORMANCE INCENTIVE PLAN

  Restricted Stock Awards

Restricted stock is an award of shares, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as are specified by the Committee. Subject to the express provisions of the 2020 Plan and as discussed in this paragraph, the Committee has discretion to determine the terms of any restricted stock award, including:

  •
  the number of shares subject to a restricted stock award or a formula for determining such;

  •
  the time or times at which shares subject to a restricted stock award shall become retainable or vested, and the conditions or restrictions on such shares;

  •
  the performance criteria and level of achievement relative to these criteria that determine the number of shares granted, issued, retainable and/or vested;

  •
  the period as to which performance will be measured for determining achievement of performance;

  •
  forfeiture provisions; and

  •
  such further terms and conditions, in each case not inconsistent with the 2020 Plan, as may be determined from time to time by the Committee.

The criteria upon which restricted stock is granted, issued, retained and/or vested may be based on business performance, personal performance evaluations and/or completion of service by the participant. Notwithstanding satisfaction of any completion of service or performance goals, the number of shares granted, issued, retainable and/or vested under a restricted stock award may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion determines.

  Incentive Awards

The 2020 Plan authorizes the grant of incentive awards pursuant to which a participant may become entitled to receive an amount, which may be paid in cash, stock or other property, based on satisfaction of such performance and/or service criteria as are specified by the Committee. Subject to the express provisions of the 2020 Plan and as discussed in this paragraph, the Committee has discretion to determine the terms of any incentive award, including:

  •
  the target and maximum amount payable to a participant as an incentive award;

  •
  the performance criteria (which may be based on business performance and/or personal performance evaluations) and required level of achievement relative to these criteria which determines the amount payable under an incentive award;

  •
  the periods for which performance will be measured for determining the amount of any payment;

  •
  the timing of any payment earned by virtue of performance;

  •
  restrictions on the alienation or transfer of an incentive award prior to actual payment;

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PROPOSAL 3 — APPROVAL OF PERFORMANCE INCENTIVE PLAN

  •
  forfeiture provisions; and

  •
  such further terms and conditions, in each case not inconsistent with the 2020 Plan, as the Committee may determine from time to time.

Notwithstanding satisfaction of any performance goals, the amount paid under an incentive award may be reduced or increased by the Committee on the basis of such further considerations as the Committee in its sole discretion will determine.

  Stock Unit Awards

A "stock unit" is a bookkeeping entry representing an amount equivalent to the fair market value of one share of common stock and is also referred to as a "restricted unit" or "shadow stock." Stock units may be settled in common stock or cash. The grant, issuance, retention and/or vesting of stock units will be subject to such performance and/or service conditions and to such further terms and conditions as the Committee deems appropriate. Each stock unit award will reflect:

  •
  the number of stock units subject to such award or a formula for determining such;

  •
  the time or times at which stock units shall be granted and/or become vested, and the conditions or restrictions on such stock units;

  •
  the performance criteria and required level of achievement relative to these criteria which will determine the number of stock units granted, issued, retainable and/or vested;

  •
  the period as to which performance will be measured for determining achievement of performance;

  •
  forfeiture provisions; and

  •
  such further terms and conditions, in each case not inconsistent with the 2020 Plan as may be determined from time to time by the Committee.

The Committee will determine the timing of the award of any stock unit. The Committee may provide for stock units to be settled in cash or shares. Notwithstanding satisfaction of any completion of service or performance goals, the number of stock units granted, issued, retainable and/or vested under a stock unit award may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion will determine.

Dividends

The Committee will specify whether dividends or dividend equivalent amounts will be credited and/or payable to any participant with respect to the shares subject to an award; provided, however, that in no event will dividends or dividend equivalents be paid in respect of stock options or SARs. Notwithstanding the foregoing, dividends or dividend equivalents credited/payable in connection with an award that is not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying award and will not be paid until the underlying award vests.

FLUOR CORPORATION | 2020 PROXY STATEMENT 81

PROPOSAL 3 — APPROVAL OF PERFORMANCE INCENTIVE PLAN

Performance Criteria

The performance criteria for any award will be any one or more of the following performance criteria, or derivations of such criteria, either individually, alternatively or in any combination, applied to either the company as a whole or to a business unit, subsidiary or business segment, either individually, alternatively or in any combination, and measured over a period to be determined by the Committee, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, either based on United States Generally Accepted Accounting Principles (GAAP) or non-GAAP financial results, in each case as specified by the Committee in the award:

  •
  cash flow (including operating cash flow or free cash flow)

  •
  earnings (including gross margin, earnings before interest, taxes, depreciation and amortization, or EBITDA, earnings before interest and taxes, or EBIT, earnings before taxes, or EBT, and net earnings)

  •
  earnings per share

  •
  stock price

  •
  return on equity

  •
  total stockholder return

  •
  return on capital or return on invested capital

  •
  return on assets or net assets or return on assets employed

  •
  return on investment

  •
  revenue

  •
  income or net income

  •
  operating income or net operating income

  •
  operating profit or net operating profit

  •
  segment profit or segment profit margin

  •
  operating margin

  •
  return on operating revenue

  •
  market share

  •
  contract awards or backlog

  •
  remaining unsatisfied performance obligations

82 FLUOR CORPORATION | 2020 PROXY STATEMENT

PROPOSAL 3 — APPROVAL OF PERFORMANCE INCENTIVE PLAN

  •
  overhead or other expense reduction or cost savings

  •
  credit rating

  •
  strategic plan development and implementation

  •
  succession plan development and implementation

  •
  retention of executive talent

  •
  workforce diversity

  •
  return on average stockholders' equity relative to the ten-year Treasury yield, or any similar, independent benchmark

  •
  safety records

  •
  corporate tax savings

  •
  corporate cost of capital reduction

  •
  capital resource management plan development and implementation

  •
  internal financial controls plan development and implementation

  •
  investor relations program development and implementation

  •
  corporate relations program development and implementation

  •
  executive performance plan development and implementation

  •
  tax provision rate for financial statement purposes

  •
  cash flow return on investment

  •
  warranted equity value

  •
  project gross margin in earnings and in contract awards

  •
  project gross margin percentage in earnings and contract awards

  •
  project working capital

  •
  cost of cash

  •
  overhead leverage

  •
  ratio of earnings to fixed charges

  •
  debt as a percentage of total compensation and

FLUOR CORPORATION | 2020 PROXY STATEMENT 83

PROPOSAL 3 — APPROVAL OF PERFORMANCE INCENTIVE PLAN

  •
  any other criteria as may be determined by the Committee

To the extent provided for by the Committee at the time an award is granted or otherwise as later determined by the Committee, the Committee may appropriately adjust any evaluation of performance under a performance criteria to account for any of the following events that occurs during a performance period:

  •
  asset write-downs;

  •
  litigation or claim judgments or settlements;

  •
  the effect of changes in tax law, accounting principles or other laws or provisions affecting reported results;

  •
  accruals for reorganization and restructuring programs;

  •
  any infrequently occurring or other unusual items, either under applicable accounting provisions or in management's discussion and analysis of financial condition and results of operations appearing in the company's annual report to stockholders for the applicable year; and

  •
  any other events as the Committee deems appropriate.

Change of Control

The Committee may provide that in connection with a change of control, or upon termination of a participant's employment or service within twenty-four months following a change of control, awards will become exercisable, payable, vested, paid or canceled, and may provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an award which would be effective only if, upon the announcement of a transaction intended or reasonably expected to result in a change of control, no provision is made under the terms of such transaction for the holder of an award to realize the full benefit of the award. Notwithstanding anything to the contrary, in no event will any accelerated vesting of an award in connection with a change of control be effective unless the change of control is consummated.

Payment of Withholding Taxes

The Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by the participants, as appropriate, for any taxes required as a result of any awards granted under the 2020 Plan. The Committee may provide in the agreement evidencing an award or otherwise that all or any portion of the required withholding for taxes by the company or, if permitted by the Committee, desired to be withheld by the participant, in connection with the exercise of a stock option or stock appreciation right or the exercise, vesting, settlement or transfer of any other award shall be paid or, at the election of the participant, may be paid by the company with cash or shares of the company's capital stock otherwise issuable or subject to such award, or by the participant delivering previously owned shares of the company's capital stock, in each case having a fair market value equal to the minimum amount required to be withheld. Any such elections are subject to such conditions or procedures as may be established by the Committee and are subject to Committee approval.

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PROPOSAL 3 — APPROVAL OF PERFORMANCE INCENTIVE PLAN

Deferred Payments

The Committee may determine that all or a portion of any award to a participant may be deferred or may approve deferral elections made by participants, based upon such periods and such terms as the Committee may determine in its sole discretion. Notwithstanding the foregoing, there will be no deferral of stock options or gains on stock appreciation rights allowed. In general, no award will allow for deferral of compensation that does not comply with Section 409A of the IRC, unless the Committee specifically provides that the award is not intended to comply with Section 409A of the IRC.

Transferability of Awards

Generally, awards granted under the 2020 Plan may not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable to the award, other than by will or the laws of descent and distribution, except that the Committee may permit an award to be transferable to a member or members of the participant's family or to entities owned or established for the benefit of a participant's family.

Compensation and Recoupment Policy

Awards granted under the 2020 Plan will be subject to the company's clawback policy, which provides that, in the event of a material restatement of the Company's financial results, the Board or a Board committee will evaluate the circumstances and may, in its discretion, recover from any current or former executive officer or employee the portion of any performance-based compensation earned by that executive or employee during the fiscal periods materially affected by the restatement that would not have been earned had performance been measured on the basis of the restated results. This provides the Board or a Board committee with the discretion to recover compensation in the event of a material restatement of financial results whether or not the executive officer is individually "at fault." In addition, the Committee may provide that any participant and/or any award is subject to any other recovery, recoupment, clawback and/or forfeiture policy that may be maintained by the company from time to time.

Amendments and Termination

The Board of Directors may amend, alter or discontinue the 2020 Plan or any agreement evidencing an award made under the 2020 Plan, but any such amendment is subject to approval by the company's stockholders to the extent required by law or applicable standards of the New York Stock Exchange. In addition, without the approval of the stockholders of the company, no amendment may:

  •
  materially increase the maximum number of shares of common stock for which awards may be granted under the 2020 Plan;

  •
  reduce the price at which stock options and stock appreciation rights may be granted below the price specified in the 2020 Plan;

  •
  reduce the exercise price of outstanding stock options and stock appreciation rights;

  •
  extend the term of the 2020 Plan; or

  •
  change the class of persons eligible to be participants.

FLUOR CORPORATION | 2020 PROXY STATEMENT 85

PROPOSAL 3 — APPROVAL OF PERFORMANCE INCENTIVE PLAN

After the date of a change of control, no amendment to the plan or any award document may be effected that impairs the rights of any award holder, without such holder's consent, under any award granted prior to the date of any change of control. No stock option, stock appreciation right, restricted stock, incentive award or stock unit granted under the 2020 Plan may be granted more than ten years after the effective date of the 2020 Plan.

U.S. Federal Income Tax Consequences

The following discussion of the U.S. federal income tax consequences of the 2020 Plan is intended to be a summary of applicable U.S. federal law as currently in effect. State and local tax consequences may differ and may be amended or interpreted differently during the term of the 2020 Plan or of stock options granted under the 2020 Plan. Because the U.S. federal income tax rules governing stock options and related payments are complex and subject to frequent change, optionees are advised to consult their tax advisors prior to exercise of stock options or dispositions of stock acquired pursuant to option exercise.

  Incentive Stock Options

Incentive stock options and non-qualified stock options are treated differently for U.S. federal income tax purposes. Incentive stock options are intended to comply with the requirements of Section 422 of the IRC. Non-qualified stock options need not comply with such requirements.

An optionee is not taxed on the grant or exercise of an incentive stock option. The difference between the exercise price and the fair market value of the shares on the exercise date, however, will be taken into account for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an incentive stock option for at least two years following the option grant date and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an incentive stock option before satisfying the one- and two-year holding periods described above, the optionee may recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of the amount realized on disposition or the fair market value of the stock on the exercise date reduced in both instances by the exercise price. The excess of the consideration received on such a disposition over the lesser of the amount realized on disposition or the fair market value of the stock on the exercise date will generally be long term capital gain if the stock had been held for more than one year following exercise of the incentive stock option.

The company is not entitled to an income tax deduction on the grant or exercise of an incentive stock option or on the optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

  Non-Qualified Stock Options

An optionee is not taxed on the grant of a non-qualified stock option. On exercise, however, the optionee recognizes ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price. The company is entitled to an income tax

86 FLUOR CORPORATION | 2020 PROXY STATEMENT

PROPOSAL 3 — APPROVAL OF PERFORMANCE INCENTIVE PLAN

deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is long term capital gain if the shares are held for more than one year following exercise.

The company does not receive a deduction for this gain.

  Stock Appreciation Rights

A participant will not recognize taxable income upon the grant of an SAR. Upon exercise of an SAR, a participant will recognize taxable ordinary income in an amount equal to the amount of cash received and the difference between the fair market value of the underlying shares on the date of exercise and the exercise price of the SAR. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

  Restricted Stock

An employee who receives restricted stock subject to restrictions which create a "substantial risk of forfeiture" (within the meaning of Section 83 of the IRC) will normally realize taxable income on the date the shares become transferable or no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of common stock on the date such restrictions lapse (or any earlier date on which the shares become transferable or are disposed of) exceeds their purchase price, if any.

An employee may elect pursuant to Section 83(b) of the IRC, however, to include in income in the year of grant the excess of the fair market value of the shares of common stock (without regard to any restrictions) over their purchase price, if any, on the date of grant.

  Stock Units

A participant will not recognize taxable income upon the grant of a stock unit. Upon the distribution of cash or shares to a participant pursuant to the terms of a stock unit, the participant will recognize taxable ordinary income equal to the amount of any cash and/or the fair market value of any shares received.

  Excess Parachute Payments

Upon accelerated exercisability, vesting, or payment of award contingent upon or in connection with a change of control of the company, certain amounts associated with such awards could, depending upon the individual circumstances of the recipient participant, constitute "excess parachute payments" under the golden parachute provisions of the IRC. Pursuant to these provisions a participant will be subject to a 20% excise tax on any excess parachute payment and the company may be denied any deduction with respect to such excess parachute payment. The limit on the deductibility of compensation under Section 162(m) of the IRC is also reduced by the amount of any excess parachute payments. Whether amounts constitute excess parachute payments depends upon, among other things, the value of the awards accelerated and the past compensation of the participant.

FLUOR CORPORATION | 2020 PROXY STATEMENT 87

PROPOSAL 3 — APPROVAL OF PERFORMANCE INCENTIVE PLAN

  Section 409A

It is the intention of the company that awards will comply with Section 409A of the IRC regarding nonqualified deferred compensation arrangements or will satisfy the conditions of applicable exemptions. However, if an award is subject to and fails to comply with the requirements of Section 409A, the participant may recognize ordinary income on the amounts deferred under the award, to the extent vested, prior to the time when the compensation is received. In addition, Section 409A imposes a 20% penalty tax, as well as interest, on the participant with respect to such amounts.

  Company Deduction and Section 162(m) of the IRC

Under Section IRC 162(m) the annual compensation paid to any "covered employee" (within the meaning of Section 162(m)), generally will be deductible only to the extent that it does not exceed $1,000,000. As such, there can be no assurance that any compensation awarded or paid under the 2020 Plan will be deductible under all circumstances. While the Committee considers the deductibility of compensation as one factor in determining executive compensation the Committee believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key employees.

New Plan Benefits

No awards will be granted under the 2020 Plan prior to its approval by the stockholders of Fluor. All awards will be granted at the discretion of the Committee, and, accordingly, are not yet determinable.

88 FLUOR CORPORATION | 2020 PROXY STATEMENT

PROPOSAL 3 — APPROVAL OF PERFORMANCE INCENTIVE PLAN

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2019 with respect to the shares of common stock that may be issued under our equity compensation plans:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities available for future issuance under equity compensation plans (excluding securities listed in column (a))
Equity compensation plans approved by stockholders(1)	7,900,533	(1)	$52.13	(2)	7,313,489
Equity compensation plans not approved by stockholders	—		—		—
Total	7,900,533		$52.13		7,313,489

(1)
Consists of (a) the Amended and Restated 2008 Executive Performance Incentive Plan, under which 4,155,754 shares are issuable upon exercise of outstanding options, 140,455 shares are issuable upon vesting of outstanding RSUs, 217,803 shares are issuable if specified performance target awards are met under outstanding VDI unit awards, and under which no shares remain for future issuance; (b) the 2017 Performance Incentive Plan, under which 1,225,723 shares are issuable upon exercise of outstanding options, 1,508,838 shares are issuable upon vesting of outstanding RSUs, 420,054 shares are issuable if specified performance target awards are met under outstanding VDI unit awards, but under which 7,313,489 shares remain available for issuance; (c) 40,389 vested RSUs deferred by non-associate directors participating in the 409A Director Deferred Compensation Program that are distributable in the form of shares; (d) 97,108 vested RSUs granted to non-associate directors that are subject to a post-vest holding period and for which shares have not been issued; and (e) 94,409 vested RSU and VDI units deferred by executive officers under the 2008 Executive Performance Incentive Plan.

(2)
Weighted-average exercise price of outstanding options only.

FLUOR CORPORATION | 2020 PROXY STATEMENT 89

PROPOSAL 4 — RATIFICATION OF ACCOUNTING FIRM

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consistent with our commitment to good corporate governance, the Board is asking stockholders to ratify the Audit Committee's appointment of Ernst & Young LLP ("EY") as our independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending on December 31, 2020. In the event the stockholders fail to ratify the appointment of EY, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Fluor and its stockholders.

A representative of EY is expected to be present at the meeting and available to respond to appropriate questions and, although that firm has indicated that no statement will be made, an opportunity for a statement will be provided.

Audit and Other Fees

The following table presents aggregate fees for professional audit services rendered by EY for the audit of the Company's annual financial statements for fiscal years 2019 and 2018, and fees billed for other services provided by EY for fiscal years 2019 and 2018.

	Fiscal Year Ended (in millions)
	2019	2018
Audit Fees(1)	$12.8	$9.9
Audit-Related Fees(2)	0.4	0.4
Tax Fees(3)	0.3	0.3
All Other Fees	—	—

Total Fees Paid	$13.5	$10.6

(1)
Consists of fees relating to the annual audit, quarterly reviews, statutory audits, new accounting standards and comfort letters. 2019 audit fees also include additional fees related to the restatement of historical financial statements.

(2)
Consists of fees relating to benefit plan audits, accounting and reporting consultations, and financial due diligence related to acquisitions.

(3)
Consists of fees for tax compliance services (including preparation and filing of expatriate tax returns) and tax consulting services (including support for tax restructuring).

Audit Firm Selection and Independence

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm. The Audit Committee evaluates the selection of the independent registered public accounting firm each year. In addition, in order to promote continuing auditor independence, the Audit Committee considers the independence of the firm at least annually, including with respect to the tax services provided by them. In conjunction with

90 FLUOR CORPORATION | 2020 PROXY STATEMENT

PROPOSAL 4 — RATIFICATION OF ACCOUNTING FIRM

the mandated rotation of the independent registered public accounting firm's lead engagement partner every five years, the Audit Committee and its chair are also directly involved in the selection of EY's new lead engagement partner. When evaluating our independent registered public accounting firm, the Audit Committee considers the firm's past performance, including the quality and efficiency of the services provided, the firm's qualifications and resources, and the firm's knowledge of our operations and industry. Based on their most recent evaluation of EY, including the factors described above, the members of the Audit Committee believe that the continued retention of EY to serve as the Company's independent registered public accounting firm is in the best interests of the Company and its stockholders.

Audit Committee's Pre-Approval Policy

The Audit Committee of our Board has policies and procedures that govern the pre-approval of all audit and non-audit services to be provided by our independent registered public accounting firm and prohibit certain services from being provided by our independent registered public accounting firm. The independent registered public accounting firm may not render any audit or non-audit service unless the service is approved in advance by the Audit Committee pursuant to its pre-approval policies and procedures. For any pre-approval, the Audit Committee confirms that such services are consistent with the rules of the Securities and Exchange Commission and the Public Company Accounting Oversight Board on auditor independence.

On an annual basis, the Audit Committee may pre-approve services that are expected to be provided to the Company by our independent registered public accounting firm during the fiscal year. Management provides the Audit Committee a quarterly report listing services performed by, and fees paid to, the independent registered public accounting firm during the current fiscal year. The Audit Committee has delegated authority to the chair of the Audit Committee to pre-approve any audit or non-audit services to be provided to the Company by the independent registered public accounting firm for which the cost is less than $500,000. The chair must report any pre-approval pursuant to the delegation of authority to the Audit Committee at its next scheduled meeting, and the Audit Committee is then asked to ratify the pre-approved service.

FLUOR CORPORATION | 2020 PROXY STATEMENT 91

REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in fulfilling its oversight responsibility for the:

  •
  Company's accounting, reporting and financial practices, including the integrity of its financial statements;

  •
  Company's compliance with legal and regulatory requirements;

  •
  independent registered public accounting firm's qualifications and independence; and

  •
  performance of the Company's internal audit function and independent registered public accounting firm.

In carrying out these responsibilities, the Audit Committee, among other things, supervises the relationship between the Company and its independent registered public accounting firm, including making decisions with respect to its appointment or removal, reviewing the scope of its audit services, pre-approving the audit engagement and related fees and non-audit services and related fees and evaluating its independence. The Audit Committee oversees and evaluates the adequacy and effectiveness of the Company's systems of internal and disclosure controls and oversees the internal audit function. The Audit Committee has the authority to investigate any matter brought to its attention and may engage outside counsel for such purpose.

The Company's management is responsible, among other things, for preparing the financial statements and for the overall financial reporting process, including the Company's system of internal controls. The independent registered public accounting firm's responsibilities include auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles and an opinion on the Company's internal control over financial reporting.

As part of its oversight of the Company's financial statements, the Audit Committee reviewed and discussed with management and Ernst & Young LLP, the Company's independent registered public accounting firm, the audited financial statements of the Company for the fiscal year ended December 31, 2019. The Audit Committee discussed with Ernst & Young LLP the matters that are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence. The Audit Committee has discussed with Ernst & Young LLP the registered public accounting firm's independence from the Company and its management, and considered the compatibility of non-audit services with the registered public accounting firm's independence.

The Special Committee was comprised of the chair of the Audit Committee and a member of the Commercial Strategies and Operational Risk Committee, and was formed to review the projects where we recorded charges in the first half of 2019, including the Radford Nitrocellulose project, and other related issues, and the Audit Committee reviewed and discussed the Special Committee's work. See page 14 of the Proxy Statement for additional information.

92 FLUOR CORPORATION | 2020 PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

Based on its review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the Securities and Exchange Commission. The Audit Committee has also appointed Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2020.

The Audit Committee
Alan M. Bennett, Chair* Peter K. Barker Rosemary T. Berkery Teri P. McClure Deborah D. McWhinney Matthew K. Rose

*
Appointed Chair in February 2020

FLUOR CORPORATION | 2020 PROXY STATEMENT 93

STOCK OWNERSHIP

STOCK OWNERSHIP AND STOCK-BASED HOLDINGS OF EXECUTIVE OFFICERS AND DIRECTORS

The following table contains information regarding the beneficial ownership of our common stock as of October 1, 2020 by:

  •
  each director and nominee for director;

  •
  each named executive officer; and

  •
  all current directors and executive officers of the Company as a group.

Except as otherwise noted, the individual or his or her family members had sole voting and investment power with respect to such shares.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Fluor Stock-Based Holdings(2)	Percent of Shares Beneficially Owned(3)
Directors:
Peter K. Barker	22,922	48,542	*
Alan M. Bennett	11,898	28,308	*
Rosemary T. Berkery	14,564	34,963	*
Alan L. Boeckmann(4)	85,262	282,629	*
David E. Constable	—	—	*
E. Paulett Eberhart	8,000	8,000	*
Peter J. Fluor	140,298	398,342	*
James T. Hackett	24,301	45,840	*
Carlos M. Hernandez(4)	382,868	703,133	*
Thomas C. Leppert	—	—	*
Teri P. McClure	—	11,626	*
Deborah D. McWhinney	11,725	20,553	*
Armando J. Olivera	10,783	29,980	*
Matthew K. Rose	10,873	19,701	*
Named Executive Officers:
Garry W. Flowers	200,839	336,004	*
Taco de Haan	46,360	182,923	*
David T. Seaton(5)	779,150	1,016,395	*
Bruce A. Stanski(6)	154,056	217,730	*
D. Michael Steuert(7)	45,992	129,517	*
All directors and executive officers as a group (23 persons)	1,188,204	2,768,143	0.8%

*
owns less than 1% of the outstanding common stock

(1)
The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the Securities and Exchange Commission. Under these rules, a person is deemed to have "beneficial ownership" of any shares over which that person has or shares voting or investment power, plus any shares that the person may acquire within 60 days. This

94 FLUOR CORPORATION | 2020 PROXY STATEMENT

STOCK OWNERSHIP

  number of shares beneficially owned therefore includes all restricted stock, shares held in the Company's 401(k) plan, shares that may be acquired within 60 days pursuant to the exercise of stock options, vesting of RSU or vesting of VDI units, and shares that may be acquired within 60 days pursuant to the settlement of vested restricted stock units deferred by certain non-management directors under the Director Deferred Compensation Program. Included in the number of shares beneficially owned by Mr. Boeckmann, Mr. Hernandez, Mr. Flowers, Mr. de Haan, Mr. Seaton, Mr. Stanski and Mr. Steuert, and all directors and officers as group, are 55,450, 227,842, 113,475, 39,243, 582,898, 119,945, 34,423 and 546,717 shares, respectively, subject to RSUs or VDI units vesting or options exercisable within 60 days after October 1, 2020. Included in the number of shares beneficially owned by Messrs. Barker, Fluor, Hackett, Olivera and Rose, and all directors and executive officers as a group, are 5,556, 8,300, 3,311, 8,300, 8,300 and 33,767 shares, respectively, that may be acquired within 60 days pursuant to the settlement of vested RSUs deferred under the Director Deferred Compensation Program.

(2)
Combines beneficial ownership of shares of our common stock with (i) deferred directors' fees held by certain non-management directors as of October 1, 2020 in an account economically equivalent to our common stock (but payable in cash and some of which is unvested and attributable to the premium described in "Director Compensation" beginning on page 69 of this proxy statement), (ii) RSUs held by executive officers that vest more than 60 days after October 1, 2020 (which are payable in shares of common stock upon vesting) and (iii) vested RSUs that were granted to certain non-management directors that are subject to a post-vest holding period and for which shares have not been issued. This column indicates the alignment of the named individuals and group with the interests of the Company's stockholders because the value of their total holdings will increase or decrease correspondingly with the price of Fluor's common stock. The amounts described in this footnote are not included in the calculation of the percentages contained in the Percent of Shares Beneficially Owned column of this table.

(3)
The percent ownership for each stockholder on October 1, 2020 is calculated by dividing (i) the total number of shares beneficially owned by the stockholder by (ii) 140,325,562 shares (the total number of shares outstanding on October 1, 2020) plus any shares that may be acquired by that person within 60 days after October 1, 2020 as described under footnote 1 above.

(4)
Mr. Boeckmann and Mr. Hernandez are also named executive officers.

(5)
Stock ownership for Mr. Seaton reflects direct holdings as of May 1, 2019, the last day on which he served as an executive officer of the Company.

(6)
Stock ownership for Mr. Stanski reflects holdings as of July, 31, 2019, the last day on which he served as an executive officer of the Company.

(7)
Stock ownership for Mr. Steuert reflects holdings as of July 22, 2020, the last day on which he served as an executive officer of the Company.

FLUOR CORPORATION | 2020 PROXY STATEMENT 95

STOCK OWNERSHIP

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table contains information regarding the beneficial ownership of our common stock as of the dates indicated below by the stockholders that our management knows to beneficially own more than 5% of our outstanding common stock. The percentage of ownership is calculated using the number of outstanding shares on October 1, 2020.

Name of Beneficial Owner	Shares Beneficially Owned		Percent of Class
BlackRock, Inc.	14,422,947	(1)	10.3%
Bernhard Capital Partners Management, LP	13,725,938	(2)	9.8%
The Vanguard Group	12,633,797	(3)	9.0%
Hotchkis and Wiley Capital Management, LLC	8,024,745	(4)	5.7%

(1)
Based on information contained in Amendment No. 6 to the Schedule 13G filed with the Securities and Exchange Commission on February 4, 2020 by BlackRock, Inc. ("BlackRock"), which indicates that, as of December 31, 2019, BlackRock and certain of its subsidiaries had sole voting power relative to 13,445,337 shares, shared voting power relative to 0 shares, sole dispositive power relative to 14,422,947 shares and shared dispositive power relative to 0 shares. The address of BlackRock is 55 East 52nd St., New York, NY 10055.

(2)
Based on information contained in Amendment No. 3 the Schedule 13D filed with the Securities and Exchange Commission on March 26, 2020 by certain affiliates of Bernard Capital Partners Management, LP (together with such affiliates, "Bernhard"), which indicates that, as of March 23, 2020: (i) ISICO-A, LLC had sole voting power relative to 5,403,232 shares, shared voting power relative to 0 shares, sole dispositive power relative to 5,403,232 and shared dispositive power relative to 0 shares, (ii) ISICO, LLC had sole voting power relative to 8,268,246 shares, shared voting power relative to 0 shares, sole dispositive power relative to 8,268,246 shares and shared dispositive power relative to 0 shares, (iii) BCP Fund II-A, LP had sole voting power relative to 5,403,232 shares, shared voting power relative to 0 shares, sole dispositive power relative to 5,403,232 shares and sole dispositive power relative to 0 shares, (iv) BCP Fund II, LP had sole voting power relative to 8,268,246 shares, shared voting power relative to 0 shares, sole dispositive power relative to 8,268,246 shares and shared dispositive power relative to 0 shares, (v) BCP Fund GP II, LP had sole voting power relative to 13,571,478 shares, shared voting power relative to 0 shares, sole dispositive power relative to 13,571,478 shares and shared dispositive power relative to 0 shares, (vi) BCP Fund UGP, LLC had sole voting power relative to 13,671,478 shares, shared voting power relative to 0 shares, sole dispositive power relative to 13,671,478 shares and shared dispositive power relative to 0 shares, (vii) Jeffrey Scott Jenkins had sole voting power relative to 0 shares, shared voting power relative to 13,671,478 shares, sole dispositive power relative to 0 shares and shared dispositive power relative to 13,671,478 shares, and (viii) James M. Bernhard Jr. had sole voting power relative to 54,460 shares, shared voting power relative to 13,671,478 shares, sole dispositive power relative to 54,460 shares and shared dispositive power relative to 13,725,938 shares. The address of Bernard is 400 Convention Street, Suite 1010, Baton Rouge, LA 70802.

(3)
Based on information contained in Amendment No. 7 to the Schedule 13G filed with the Securities and Exchange Commission on February 12, 2020 by The Vanguard Group ("Vanguard"), which indicates that, as of December 31, 2019, Vanguard had sole voting power relative to 70,684 shares, shared voting power relative to 26,804 shares, sole dispositive power

96 FLUOR CORPORATION | 2020 PROXY STATEMENT

STOCK OWNERSHIP

  relative to 12,551,446 shares and shared dispositive power relative to 82,351 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
Based on information contained in the Schedule 13G filed with the Securities and Exchange Commission on February 13, 2020 by Hotchkis and Wiley Capital Management, LLC ("Hotchkis"), which indicates that, as of December 31, 2019, Hotchkis had sole voting power relative to 7,415,645 shares, shared voting power relative to 0 shares, sole dispositive power relative to 8,024,745 shares and shared dispositive power relative to 0 shares. The address of Hotchkis is 601 S. Figueroa St., 39th Floor, Los Angeles, CA 90017.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of Fluor common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our securities. In addition to requiring prompt disclosure of open-market purchases or sales of Company shares, Section 16(a) applies to technical situations. The Company maintains and regularly reviews procedures to assist the Company in identifying reportable transactions and assists our directors and executive officers in preparing reports regarding their ownership and changes in ownership of our securities and filing those reports with the Securities and Exchange Commission on their behalf. Based solely upon a review of filings with the Securities and Exchange Commission, a review of Company records and written representations by our directors and executive officers, the Company believes that all Section 16(a) filing requirements were complied with for the year 2019, except for the following: (i) James F. Brittain filed one late Form 4 relating to a single transaction for the withholding of shares to satisfy tax withholding obligations upon the vesting of RSUs and (ii) each of Ray Barnard, Jose Bustamante, Carlos M. Hernandez, David T. Seaton and Bruce Stanski filed a Form 4 amendment relating to dividend accruals on stock performance awards that were inadvertently omitted from earlier filings due to administrative error.

FLUOR CORPORATION | 2020 PROXY STATEMENT 97

ADDITIONAL INFORMATION

OTHER BUSINESS

The Company does not intend to present any other business for action at the annual meeting and does not know of any other business intended to be presented by others.

ADDITIONAL INFORMATION

Electronic Delivery of Our Stockholder Communications

If you received the Notice or proxy materials by mail, we strongly encourage you to conserve natural resources and reduce the Company's printing and processing costs by signing up to receive your stockholder communications via e-mail. With electronic delivery, we will notify you via e-mail as soon as the annual report and the proxy statement are available on the Internet, and you can submit your vote easily online. Electronic delivery can help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. Your electronic delivery enrollment will be effective until you cancel it. To sign up for electronic delivery, go to http://enroll.icsdelivery.com/fluor. This link is also available in the investor relations section of our website at www.fluor.com. If you have questions about electronic delivery, please call our investor relations department at (469) 398-7222.

Expenses of Solicitation and "Householding" of Proxy Materials

The expense of the proxy solicitation will be paid by the Company. Some officers and employees may solicit proxies personally, by phone or electronically, without additional compensation. Innisfree M&A Incorporated has been engaged to assist in the solicitation for which it will receive approximately $20,000 plus reimbursement of reasonable expenses incurred on our behalf. The Company also expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Company's common stock.

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the Notice or certain proxy materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers will be householding the Notice and proxy materials for stockholders who do not participate in electronic delivery of proxy materials, unless contrary instructions are received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding the Notice or proxy materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the Notice or proxy materials, or if you share an address with another stockholder and you would prefer to receive a single copy of the Notice or proxy materials instead of multiple copies, please notify Fluor's investor relations department at (469) 398-7222 or Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039 or, if your shares are held in a brokerage account, your broker. The Company promptly will deliver to a stockholder who received one copy of the Notice or proxy materials as the result of householding a separate copy of the Notice or proxy materials upon the stockholder's written or oral request directed to Fluor's investor relations department at (469) 398-7222 or Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039. Please note,

98 FLUOR CORPORATION | 2020 PROXY STATEMENT

ADDITIONAL INFORMATION

however, that if you wish to receive a paper proxy card or other proxy materials for purposes of this year's annual meeting, you should follow the instructions provided in the Notice.

Electronic Voting

Use of the Internet or telephonic voting procedures described on page 103 of this proxy statement constitutes your authorization for Broadridge Financial Solutions, or in the case of shares held in Company retirement plans, the trustee, to deliver a proxy card on your behalf to vote at the annual meeting in accordance with your Internet or telephonically communicated instructions.

Annual Report

Any stockholder who would like a copy of our 2019 Annual Report on Form 10-K, including the financial statements and the financial statement schedules, may obtain one, without charge, by addressing a request to the Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039. You may also obtain access to a copy of the Form 10-K in the investor relations section of our website at www.fluor.com by clicking on "Financial Information" and "SEC Filings."

FLUOR CORPORATION | 2020 PROXY STATEMENT 99

ADDITIONAL INFORMATION

2021 ANNUAL MEETING OF STOCKHOLDERS

We presently anticipate that the 2021 annual meeting of stockholders will be held on or about May 6, 2021.

Advance Notice Procedures

Under the Company's Bylaws, stockholders may nominate directors or bring other business before an annual meeting if written notice is delivered to the Company's Secretary (containing certain information specified in the Bylaws about the stockholder and the proposed action) not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting. If we change the date of an annual meeting by more than 30 days before or more than 70 days after the date of the previous year's annual meeting, then we must receive written notice no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of such annual meeting is made by us — that is, with respect to the 2021 annual meeting, between January 6, 2021 and February 5, 2021. These requirements are separate from the Company's proxy access procedures and the Securities and Exchange Commission's requirements that a stockholder must meet in order to have a stockholder proposal included in the Company's proxy statement (which are described below). Any notices should be sent to: Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039. The chairman of the meeting may refuse to acknowledge or introduce any stockholder proposal or nomination if notice thereof is not received within the applicable deadlines or does not comply with the Bylaws. If a stockholder fails to meet these deadlines or fails to satisfy the requirements of Rule 14a-4 under the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal as it determines appropriate.

Proxy Access Procedures

The Company's Bylaws permit a stockholder, or group of up to 20 stockholders, owning continuously for at least three years shares of Fluor stock representing an aggregate of at least 3% of our outstanding shares, to nominate and include in the Company's proxy materials director nominees constituting up to the greater of two or 20% of the Company's Board, provided that the stockholder(s) and nominee(s) satisfy the requirements in our Bylaws. Written notice of proxy access director nominees must be received not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date the definitive proxy statement was first sent to stockholders in connection with the preceding year's annual meeting. If we change the date of an annual meeting by more than 30 days before or more than 30 days after the date of the previous year's annual meeting, then we must receive written notice no earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of such annual meeting has been made by us — that is, with respect to the 2021 annual meeting, between December 7, 2020 and January 6, 2021. Any notices should be addressed to the Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039.

100 FLUOR CORPORATION | 2020 PROXY STATEMENT

ADDITIONAL INFORMATION

Stockholder Proposals for the 2021 Annual Meeting

Stockholders interested in submitting a Rule 14a-8 proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2021 may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, stockholder proposals should be received by the Company's Secretary no later than the close of business on December 9, 2020 (which the Company believes is a reasonable time before it begins to print and send its proxy materials). Any proposals should be sent to: Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039.

FLUOR CORPORATION | 2020 PROXY STATEMENT 101

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive a notice regarding Internet availability of proxy materials instead of a full set of printed materials?

As permitted by Securities and Exchange Commission rules, we are making this proxy statement and our annual report available to our stockholders primarily via the Internet, rather than mailing printed copies of these materials to each stockholder. We believe that this process will expedite stockholders' receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. Each stockholder (other than those who previously requested electronic delivery of all materials or previously elected to receive a paper copy of the proxy materials) will receive a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access and review the proxy materials on the Internet, including our proxy statement and our annual report, and how to access an electronic proxy card to vote on the Internet or by phone. The Notice also contains instructions on how to receive a paper copy of the proxy materials. If you receive a Notice, you will not receive a printed copy of the proxy materials unless you request one. If you receive a Notice and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.

Who is entitled to vote at the meeting?

The Board of Directors set September 28, 2020 as the record date for the 2020 annual meeting. If you were a stockholder of record at the close of business on September 28, 2020, you are entitled to vote at the annual meeting.

What are my voting rights?

Stockholders have one vote for each share of Fluor common stock owned by them as of the close of business on September 28, 2020, the record date, with respect to all business of the meeting. There is no cumulative voting.

How many shares must be present to hold a meeting?

On September 28, 2020, the Company had 140,350,975 shares of common stock outstanding. The presence at the meeting, in person (online) or by proxy, of a majority of the outstanding shares of Fluor common stock on the record date will constitute a quorum at the annual meeting. Abstentions and broker non-votes (broker-held shares for which the brokers have not received voting instructions from clients and with respect to which the brokers do not have discretionary authority to vote on a matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the annual meeting.

102 FLUOR CORPORATION | 2020 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

How do I vote my shares?

If you are a stockholder of record as of the record date, you may authorize the voting of your shares in any of the following ways by following the instructions in the Notice:

  •
  over the Internet at www.proxyvote.com;

  •
  telephonically by calling 1-800-690-6903;

  •
  by completing, signing and mailing the printed proxy card, if you received or requested a paper copy of the proxy materials; or

  •
  online during the virtual annual meeting.

Authorizations submitted over the Internet or by phone must be received by 11:59 p.m. Eastern Standard Time on November 23, 2020.

If the shares you own are held in "street name" by a bank, brokerage firm or other nominee, that nominee may provide you with a Notice. Follow the instructions on the Notice to access our proxy materials and vote online, or to request a paper or email copy of our proxy materials. If you receive these materials in paper form, a voting instruction card is included so you can instruct your bank, broker or other nominee how to vote your shares.

How do I vote if my shares are held in Company retirement plans?

If you hold any shares in Company retirement plans, you are receiving, or are being provided access to, the same proxy materials as any other stockholder of record. However, your proxy vote will serve as voting instructions to The Northern Trust Company, as trustee of the plans. If voting instructions (or any revocation or change of voting instructions) are not received by the trustee by 5:59 p.m. Eastern Standard Time on November 22, 2020, or if you do not provide properly completed and executed voting instructions, any shares you hold in Company retirement plans will be voted by the trustee in favor of the twelve nominees for director, and in proportion to the manner in which the other Company retirement plan participants vote their shares with respect to the other proposals.

What vote is required for the election of directors and the other proposals?

  Proposal 1 — Election of Directors

Each director nominee receiving the majority of votes cast (number of shares voted "for" a director nominee must exceed the number of shares voted "against" that director nominee) will be elected as a director, provided that if the number of nominees exceeds the number of directors to be elected (a situation we do not anticipate), the directors shall be elected by a plurality of the votes cast. Abstentions and broker non-votes are not counted in the determination of votes cast, and thus do not have an effect on the outcome of voting for directors.

FLUOR CORPORATION | 2020 PROXY STATEMENT 103

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

  Proposals 2 and 4 — Executive Compensation and Auditors

With respect to each of Proposals 2 and 4, the affirmative vote of the majority of shares represented in person or by proxy at the annual meeting and entitled to vote on the proposal is required. Abstentions have the same effect as a vote "against" Proposals 2 and 4, and broker non-votes (if applicable) do not have an effect on the outcome of these proposals. Each of these votes is advisory, and the Board will give consideration to the voting results.

  Proposal 3 — Equity Plan

With respect to Proposal 3, the affirmative vote of the majority of shares represented in person or by proxy at the annual meeting and entitled to vote on the proposal is required. Proposal 3 also requires the approval of a majority of the votes cast under NYSE rules. In both cases, abstentions have the same effect as a vote "against" Proposal 3 and broker non-votes do not have an effect on the outcome of the proposal.

  Broker Discretionary Voting

If your shares are held in street name and you do not provide voting instructions to your broker in advance of the annual meeting, NYSE rules grant your broker discretionary authority to vote on "routine matters," including the ratification of the independent auditors (Proposal 4). However, the proposals regarding the election of directors, the advisory vote to approve executive compensation and the approval of the Fluor Corporation 2020 Performance Incentive Plan are not considered "routine matters." Therefore, if you hold your shares of Company common stock in street name and do not provide voting instructions to your broker, your shares will not be voted on Proposals 1, 2 and 3. We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted on these proposals. Please follow the instructions set forth in the Notice.

What if I do not specify how I want my shares voted?

For shares other than shares held in Company retirement plans or held in street name, if you properly submit a proxy without giving specific voting instructions, the proxyholders named therein will vote in accordance with the recommendation of the Board of Directors: (1) FOR the election of the twelve director nominees listed above, (2) FOR the advisory resolution to approve executive compensation, (3) FOR the approval of the Fluor Corporation 2020 Performance Incentive Plan and (4) FOR the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2020. As to any other business that may properly come before the meeting, the proxyholders will vote in accordance with their best judgment, although the Company does not presently know of any other business.

Can I revoke my proxy or change my vote after submitting my proxy?

Yes. For shares held of record, you may revoke your proxy or change your voting instructions by submitting a later-dated vote via the Internet, by phone or by delivering written notice to the Secretary of the Company at any time prior to 24 hours before the commencement of the annual meeting, or by joining the virtual annual meeting and following the voting instructions provided on the meeting website. If you are a participant in Company retirement plans, you may revoke your proxy and change your vote, but only until 5:59 p.m. Eastern Standard Time on November 22, 2020. If the

104 FLUOR CORPORATION | 2020 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

shares you own are held in street name by a bank, brokerage firm or other nominee, you should contact that nominee if you wish to revoke or change previously given voting instructions.

Can I attend the meeting in person?

To support the health and well-being of our employees and our shareholders, this year's annual meeting will be held exclusively online, with no option to attend in person. If you plan to join the virtual meeting, you will need to visit www.virtualshareholdermeeting.com/FLR2020 and use your 16-digit control number provided in the Notice or proxy card to log into the meeting. We encourage shareholders to log in to the website and access the webcast early, beginning approximately 15 minutes before the annual meeting's 8:00 a.m. start time. If you experience technical difficulties, please contact the technical support telephone number posted on www.virtualshareholdermeeting.com/FLR2020.

Will I be able to ask questions and participate in the virtual annual meeting?

Shareholders of record and proxy holders who provide their valid 16-digit control number will be able to participate in the annual meeting by voting their shares as outlined above. You may also submit questions in advance of the annual meeting beginning approximately two weeks prior to the meeting until 11:59 p.m., Eastern Standard Time on Friday, November 20, 2020 by logging into www.proxyvote.com and following the instructions on the website.

We will answer questions that comply with the meeting rules of conduct during the annual meeting of stockholders, subject to time constraints. If we receive substantially similar questions, we will group such questions together. Questions relevant to meeting matters that we do not have time to answer during the meeting will be posted to our website following the meeting. Questions regarding personal matters or matters not relevant to meeting matters will not be answered.

Beginning 15 minutes prior to, and during, the annual meeting, the list of our stockholders of record entitled to vote will be available for viewing at www.virtualshareholdermeeting.com/FLR2020 for any purpose germane to the meeting by stockholders of record with their valid 16-digit control number.

Additional information regarding the rules and procedures for participating in the virtual annual meeting will be provided in our meeting rules of conduct, which shareholders can view during the meeting at the meeting website.

Why is the Annual Meeting so late this year?

Our Annual Meeting is delayed this year because our Form 10-K for the 2019 fiscal year was not filed until September 25, 2020. Specifically, as previously disclosed, we received an inquiry from the SEC in 2019 and a subpoena from the DOJ in 2020 seeking documents and information related to the second quarter 2019 charges; certain of the projects associated with those charges; and certain project accounting, financial reporting and governance matters. Following the receipt of the SEC inquiry, we, together with external counsel and forensic accountants, and subsequently, under the oversight of a Special Committee of the Board of Directors, conducted an internal investigation into matters described in the inquiry and subpoena as well as related matters. As a result of the findings from this internal investigation, which is now complete, we determined that it would be appropriate to correct misstatements in our previously issued consolidated financial statements by restating such

FLUOR CORPORATION | 2020 PROXY STATEMENT 105

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

financial statements. For more details on the restatement, see our Annual Report on Form 10-K filed on September 25, 2020.

October 14, 2020 Irving, Texas	John R. Reynolds Executive Vice President, Chief Legal Officer and Secretary

106 FLUOR CORPORATION | 2020 PROXY STATEMENT

Annex A

FLUOR CORPORATION
2020 PERFORMANCE INCENTIVE PLAN

SECTION 1. Purpose of Plan

The purpose of the Fluor Corporation 2020 Performance Incentive Plan (the "Plan") is to provide for the grant of certain benefits under the Plan ("Awards") that enable the Company, as defined in Section 2.2(a)(ii) hereof, to attract, retain and motivate its officers, executives, management, non-employee directors and other key personnel, to further align the interests of such persons with those of the stockholders of the Company, by providing for or increasing their proprietary interest in the Company, and to help promote a pay-for-performance linkage for such persons.

SECTION 2. Administration of the Plan

2.1    Composition of Committee.    The Plan shall be administered by the Organization and Compensation Committee of the Board of Directors of the Company and/or by the Board of Directors of the Company (the "Board of Directors") or another committee of the Board of Directors, as appointed from time to time by the Board of Directors (any such administrative body, the "Committee"). The Board of Directors shall fill vacancies on, and may remove from or add members to, the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent. To the extent that any permitted action taken by the Board of Directors conflicts with action taken by the Committee, the Board of Directors action shall control.

2.2    Powers of the Committee.    Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan with respect to the Awards over which such Committee has authority, including, without limitation, the following:

  (a)  to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; provided that, unless the Committee shall specify otherwise, for purposes of this Plan: (i) the term "fair market value" shall mean, as of any date, the closing price per share at which the Shares (as defined in Section 3.1 hereof) are traded in the regular way on the New York Stock Exchange or, if no Shares are traded on the New York Stock Exchange on the date in question, then for the next preceding date for which Shares are traded on the New York Stock Exchange; and (ii) the term "Company" shall mean Fluor Corporation, a Delaware corporation, and its subsidiaries and affiliates, unless the context otherwise requires.

  (b)  to determine which persons are Eligible Participants (as defined in Section 4 hereof), to which of such Eligible Participants, if any, Awards shall be granted hereunder, to make Awards under the Plan and to determine the terms of such Awards and the timing of any such Awards;

  (c)  to determine the number of Shares subject to Awards and the exercise or purchase price of such Shares;

  (d)  to establish and verify the extent of satisfaction of any performance goals applicable to Awards;

FLUOR CORPORATION | 2020 PROXY STATEMENT A-1

  (e)  to determine the vesting, exercisability, transferability, and payment of Awards, including the authority to accelerate the vesting of Awards;

  (f)   to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical);

  (g)  to determine the extent to which adjustments are required pursuant to Section 13 hereof;

  (h)  to interpret and construe this Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Plan, Participants (as defined in Section 4 hereof) and the Company;

  (i)   to approve corrections in the documentation or administration of any Award;

  (j)   to establish subplans for the grant of Awards to Participants who are foreign nationals or are employed or provide service outside the U.S., which subplans may provide for different terms and conditions applicable to Awards if necessary or desirable to recognize differences in local law or tax policy;

  (k)  to address unanticipated events (including any temporary closure of the stock exchange on which the Company is listed, disruption of communications or natural catastrophe); and

  (l)   to make all other determinations deemed necessary or advisable for the administration of the Plan.

2.3    Determinations of the Committee.    All decisions, determinations and interpretations by the Committee or the Board of Directors regarding the Plan shall be final and binding on all Eligible Participants (as defined in Section 4 hereof) and Participants. The Committee or the Board of Directors, as applicable, shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

2.4    Delegation of Authority.    Notwithstanding the foregoing and to the extent consistent with applicable law, the Committee may appoint one or more separate committees (any such committee, a "Subcommittee") composed of one or more directors of the Company (who may but need not be members of the Committee) or officers of the Company (who may but need not be members of the Board of Directors), and may delegate to any such Subcommittee(s) the authority to grant Awards under the Plan to Eligible Participants who are not Section 16 officers or non-employee directors of the Company, to determine all terms of such Awards, and/or to administer the Plan or any aspect of it; provided, however, that if the Subcommittee is composed of one or more officers of the Company who are not members of the Board of Directors, the resolution so authorizing such Subcommittee shall specify the total number of Shares subject to such Awards (if any) such Subcommittee may award pursuant to such delegated authority. No such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer. Any action taken by a Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee.

2.5    Execution of Document and Provision of Assistance.    The Committee hereby designates the Secretary of the Company and the head of the Company's human resource function to assist the Committee in the administration of the Plan and execute agreements evidencing Awards made

A-2 FLUOR CORPORATION | 2020 PROXY STATEMENT

under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company. In addition, the Committee may designate other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute agreements evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company.

2.6    Uniformity Not Required.    The terms and conditions that apply to Awards (including but not limited to the forms of award agreements) need not be uniform among all Awards, among all Awards of the same type, among all Awards granted to the same Participant, or among all Awards granted at the same time.

SECTION 3. Stock Subject to Plan

3.1    Number of Shares.

(a)  As of the Effective Date (as defined below), subject to adjustment as provided in Section 3.1(b) and Section 13, a total of 9,400,000 shares of the Company's common stock, $0.01 par value ("Shares") shall be authorized for Awards granted under the Plan, less one (1) Share for every one (1) Share that was subject to an Option or Stock Appreciation Right granted after October 1, 2020 and prior to the Effective Date under the Company's 2017 Performance Incentive Plan (the "2017 Plan") and 3.0 Shares for every one (1) Share that was subject to an award other than an option or stock appreciation right granted after October 1, 2020 and prior to the Effective Date under the 2017 Plan. Any Shares that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted, and any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 3.0 Shares for every one (1) Share granted. After the Effective Date, no awards may be granted under the Company's 2000 Executive Performance Incentive Plan, the Company's 2000 Restricted Stock Plan for Non-Employee Directors, the Company's 2001 Key Employee Performance Incentive Plan, the Company's 2003 Executive Performance Incentive Plan, the Amended & Restated 2008 Executive Performance Incentive Plan, the Company's 2014 Restricted Stock Plan for Non-Employee Directors and the 2017 Plan (collectively, the "Prior Plans").

(b)  If (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after October 1, 2020 any Shares subject to an award under any Prior Plan are forfeited, or an award under any Prior Plan expires or is settled for cash (in whole or in part), then in each such case the Shares subject to such Award or award under any Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, be added to the Shares available for Awards under the Plan, in accordance with Section 3.1(c) below. In the event that withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right or, after October 1, 2020, an award other than an option or stock appreciation right under any Prior Plan are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall be added to the Shares available for Awards under the Plan in accordance with Section 3.1(c) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or after October 1, 2020, an option under any Prior Plan, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or Stock Appreciation Rights or after October 1, 2020, options or stock appreciation rights under any Prior Plan, (iii) Shares subject to a Stock Appreciation Right or after October 1, 2020, a stock appreciation right under any Prior Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) Shares reacquired by the Company

FLUOR CORPORATION | 2020 PROXY STATEMENT A-3

on the open market or otherwise using cash proceeds from the exercise of Options or after October 1, 2020, options under any Prior Plan.

(c)  Any Shares that again become available for Awards under the Plan pursuant to this Section shall be added as (i) one (1) Share for every one (1) Share subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under any Prior Plan, and (ii) as 3.0 Shares for every one (1) Share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under any Prior Plan.

3.2    Specified Limits.    The aggregate number of Shares that may be issued pursuant to the exercise of ISOs (as defined below) granted under this Plan shall not exceed 9,400,000, which number shall be calculated and adjusted pursuant to Section 13 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

3.3    Substitute Awards.    Substitute Awards shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to an Eligible Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any subsidiary, or with which the Company or any subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees or directors of such acquired or combined company before such acquisition or combination. For purposes of this Section 3.3. "Substitute Awards" means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines.

3.4    Awards to Non-Employee Directors.    Subject to adjustment pursuant to the provisions of Section 13 hereof, the aggregate grant date fair value of Shares subject to Awards granted under this Plan, together with any cash compensation earned and paid or payable, for services rendered during any calendar year to any one Eligible Director shall not exceed $600,000; provided, however, that in the calendar year in which an Eligible Director first joins the Board or is first designated as Chairman of the Board or Lead Director, such maximum dollar value may be up to one hundred and fifty percent (150%) of the dollar value set forth in the foregoing limit. The limitation described in this Section shall be determined without regard to amounts paid to an Eligible Director during any period in which such individual was an employee or consultant (other than grants of awards paid for service in their capacity as an Eligible Director), and any severance and other payments paid to an Eligible Director for such director's prior or current service to the Company or any Subsidiary other than serving as a director shall not be taken into account in applying the limit provided above. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled if later.

A-4 FLUOR CORPORATION | 2020 PROXY STATEMENT

SECTION 4. Persons Eligible Under Plan

Any person who is (i) an employee of the Company, (ii) a prospective employee of the Company, (iii) a director of the Company who is not an employee of the Company or any of its subsidiaries (an "Eligible Director"), (iv) a consultant to the Company, or (v) an advisor of the Company (each, an "Eligible Participant") shall be eligible to be considered for the grant of Awards. For purposes of this Plan, the Chairman of the Board's status as an employee shall be determined by the Board of Directors. A "Participant" is any Eligible Participant to whom an Award has been made and any person (including any estate) to whom an Award has been assigned or transferred pursuant to Section 11.1.

SECTION 5. Plan Awards

5.1    Award Types.    The Committee, on behalf of the Company, is authorized under this Plan to enter into certain types of arrangements with Eligible Participants and to confer Awards. The following types of Awards are authorized under the Plan if granted according to the terms and conditions of the Plan: Stock Option (including incentive stock options), Stock Appreciation Right, Restricted Stock, Incentive and Stock Unit. These authorized types of Awards are defined as follows:

Stock Option Award:    A Stock Option is a right granted under Section 6 of this Plan to purchase a specified number of Shares at a specified exercise price, at such times, and on such other terms and conditions as are specified in or determined pursuant to the document(s) evidencing the Award (the "Option Agreement"). Stock Options intended to qualify as incentive stock options ("ISOs") pursuant to Code Section 422 and Stock Options that are not intended to qualify as ISOs ("Non-Qualified Stock Options" or "NQSOs") may be granted.

Stock Appreciation Right Award:    A Stock Appreciation Right is a right granted pursuant to Section 7 of this Plan that entitles the Participant to receive, in cash or Shares or a combination thereof, as determined by the Committee, value equal to or otherwise based on the excess of (i) the fair market value of a specified number of Shares at the time of exercise over (ii) the exercise price of the right, as established by the Committee on the date of grant, and on such other terms and conditions as are specified in or determined pursuant to the document(s) evidencing the Award (the "Stock Appreciation Right Agreement").

Restricted Stock Award:    A Restricted Stock Award is an award of Shares made under Section 8 of this Plan, the grant, issuance, retention and/or vesting of which is subject to such performance and/or other conditions as are expressed in the document(s) evidencing the Award (the "Restricted Stock Agreement").

Incentive Award:    An Incentive Award is a bonus opportunity awarded under Section 9 of this Plan pursuant to which a Participant may become entitled to receive an amount payable either in cash, Shares or other property based on satisfaction of such performance and/or service criteria as are specified in the document(s) evidencing the Award (the "Incentive Bonus Agreement").

Stock Unit Award:    A Stock Unit Award is an award of a right to receive the fair market value of a specified number of Shares made under Section 10 of this Plan, the grant, issuance price, retention and/or vesting of which is subject to such performance and/or other conditions as are expressed in the document(s) evidencing the Award (the "Stock Unit Agreement").

5.2    Grants of Awards.    An Award may consist of one or two or more Award types made in any combination or in the alternative.

FLUOR CORPORATION | 2020 PROXY STATEMENT A-5

SECTION 6. Stock Option Awards

The Committee may grant a Stock Option or provide for the grant of a Stock Option, in the discretion of the Committee or automatically upon the occurrence of specified events previously established by the Committee including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Award, within the control of others or not within any person's control.

6.1    Option Agreement.    Each Option Agreement shall contain provisions regarding (a) the number of Shares which may be issued upon exercise of the Stock Option, (b) the purchase price of the Shares and the means of payment for the Shares, (c) the term of the Stock Option, (d) such terms and conditions of exercisability as may be determined by the Committee, (e) any restrictions on the transfer of the Stock Option, (f) forfeiture provisions, and (g) such further terms and conditions, consistent with the Plan as may be determined by the Committee. Option Agreements evidencing ISOs shall contain such terms and conditions as may be necessary to comply with the applicable provisions of Code Section 422.

6.2    Stock Option Price.    The purchase price per Share of the Shares subject to each Stock Option granted under the Plan shall equal or exceed 100% of the fair market value of such Share on the date the Stock Option is granted, except that the Committee may specifically provide that (i) to the extent consistent with Section 409A of the Code, "fair market value", solely for purposes of determining the purchase price per Share for Stock Options, may be determined using an average selling or closing price of the Shares during a specified period that is within 30 days before through 30 days after the date the Stock Option is granted and (ii) the exercise price of a Stock Option may be higher or lower in the case of a Stock Option granted to employees or directors of a company acquired by the Company in assumption and substitution of options held by such employees or directors at the time such company is acquired. The assumption and substitution of options shall not result in discounted options subject to Section 409A.

6.3    Stock Option Term.    The "term" of each Stock Option granted under the Plan, including any ISOs, shall be stated in the Option Agreement but may not exceed ten (10) years from the date of its grant. Notwithstanding the foregoing, in the event that on the last business day of the term of a Stock Option (i) the exercise of the Stock Option, other than an ISO, is prohibited by applicable law or (ii) Shares may not be purchased or sold by the applicable Eligible Participant due to the "black-out period" of a Company policy or a "lock-up" agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of 30 days following the end of the legal prohibition, black-out period or lock-up agreement.

6.4    Stock Option Vesting.    Stock Options granted under the Plan shall be exercisable at such time and in such manner prior to the expiration of the Stock Option's term as determined in the sole discretion of the Committee and evidenced in the terms of the Option Agreement. The Committee shall have the right to make the timing of the ability to exercise any Stock Option granted under the Plan subject to such performance requirements as deemed appropriate by the Committee. At any time after the grant of a Stock Option, the Committee may, in its sole discretion, reduce or eliminate any restrictions surrounding any Participant's right to exercise all or part of the Stock Option.

6.5
Option Exercise.

(a)    Partial Exercise.    An exercisable Stock Option may be exercised in whole or in part. However, a Stock Option shall not be exercisable with respect to fractional Shares and the Committee may require, by the terms of the Option Agreement, that any partial exercise must be for a minimum number of whole Shares.

A-6 FLUOR CORPORATION | 2020 PROXY STATEMENT

(b)    Manner of Exercise.    An exercisable Stock Option shall be deemed exercised (in whole or in part) only upon delivery to the Company representative designated by the Committee all of the following: (i) a notice of exercise (in such form as the Committee authorizes) specifying the number of Shares to be purchased by the Participant; (ii) payment or provision for payment of the exercise price (in compliance with Section 6.5(c) hereof) for such number of Shares; (iii) such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other Federal, state or foreign securities laws or regulations; (iv) in the event that the Stock Option shall be exercised pursuant to Section 11.1 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option; and (v) such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to provide for tax withholding. Unless provided otherwise by the Committee, no Participant shall have any right as a stockholder with respect to any Shares purchased pursuant to any Stock Option until the registration of Shares in the name of the Participant, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Shares are so registered.

(c)    Payment of Exercise Price.    To the extent authorized by the Committee, the exercise price of a Stock Option may be paid at the time established by the terms of the Option Agreement or at the time of exercise of the Stock Option in one or more of the following methods: (i) cash or certified or cashiers' check; (ii) shares of Company capital stock that have been held by the Participant for such period of time as the Committee may specify; (iii) other property deemed acceptable by the Committee; (iv) a reduction in the number of Shares or other property otherwise issuable pursuant to such Stock Option; (v) a broker-assisted cashless exercise program established by the Company or (vi) any combination of (i) through (v).

6.6    ISO Limits.    ISOs may be granted only to Eligible Participants who are employees of the Company (or of any subsidiary corporation (within the meaning of Section 424 of the Code) of the Company or any joint venture operation or joint venture partner of the Company or its subsidiaries) on the date of grant. The aggregate fair market value (determined as of the date the ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company (or of any parent or subsidiary corporation (within the meaning of Section 424 of the Code) of the Company)) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code and/or applicable regulations; provided that if such limitation is exceeded, any Stock Options on Shares in excess of such limitation shall be deemed to be NQSOs. All ISOs must be granted within ten years from the date the Plan was last approved by the Company's stockholders. In the case of an ISO granted to an Eligible Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any subsidiary, then: the exercise price per Share shall be no less than 110% of the fair market value of one Share on the date of grant; and the term of the ISO shall not exceed five years from the date the ISO is granted. ISOs shall contain such other provisions as the Committee shall deem advisable but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify as incentive stock options under Section 422 of the Code.

6.7    No Repricing without Stockholder Approval.    Other than in connection with a change in the Company's capitalization (as described in Section 13) the exercise price of an outstanding Stock Option may not be reduced after the date of grant nor may any outstanding Stock Option with an exercise price in excess of fair market value be surrendered to the Company (via cancellation and re-grant or exchange) as consideration for cash, the grant of a new Stock Option with a lower (or no) exercise price or the grant of another Award without stockholder approval; provided, however, that in the event of a Change of Control, any outstanding Stock Option with an exercise price equal to or in excess of the value of the consideration to be paid to the holders of Shares (on a per Share basis) may be cancelled without any consideration.

FLUOR CORPORATION | 2020 PROXY STATEMENT A-7

SECTION 7. Stock Appreciation Right Awards

Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan ("tandem Stock Appreciation Rights") or not in conjunction with other Awards ("freestanding Stock Appreciation Rights") and may, but need not, relate to a specific Stock Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All freestanding Stock Appreciation Rights shall be granted subject to the same terms and conditions applicable to Stock Options as set forth in Section 6 and all tandem Stock Appreciation Rights shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Subject to the provisions of Section 6 and the immediately preceding sentence, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination thereof, as determined by the Committee and set forth in the applicable award agreement. Other than in connection with a change in the Company's capitalization (as described in Section 13) the exercise price of Stock Appreciation Rights may not be reduced after the date of grant nor may any outstanding Stock Appreciation Right with an exercise price in excess of fair market value be surrendered to the Company (via cancellation and re-grant or exchange) as consideration for cash, the grant of a new Stock Appreciation Right with a lower exercise price or the grant of another Award without stockholder approval; provided, however, that in the event of a Change of Control, any outstanding Stock Appreciation Right with an exercise price equal to or in excess of the value of the consideration to be paid to the holders of Shares (on a per Share basis) may be cancelled without any consideration.

SECTION 8. Restricted Stock Awards

Restricted Stock consists of an award of Shares, the grant, issuance, retention and/or vesting of which shall be subject to such performance conditions and/or to such further terms and conditions as the Committee deems appropriate.

8.1    Restricted Stock Award.    Each Restricted Stock Award shall reflect, to the extent applicable (a) the number of Shares subject to such Award or a formula for determining such, (b) the time or times at which Shares shall be granted or issued and/or become retainable or vested, and the conditions or restrictions on such Shares, (c) the performance criteria and required level of achievement relative to these criteria which shall determine the number of Shares granted, issued, retainable and/or vested, (d) the measuring period for determining achievement of performance, (e) forfeiture provisions, and (f) such further terms and conditions consistent with the Plan as may be determined from time to time by the Committee.

8.2    Performance and Other Criteria.    The grant, issuance, retention and/or vesting of each Restricted Stock Award may be subject to such performance and other criteria and required level of achievement relative to these criteria as the Committee shall determine, which criteria may be based on business performance, personal performance evaluations and/or completion of a specified period of service by the Participant.

8.3    Timing of Award.    The Committee shall determine all specifics concerning the timing of any Restricted Stock Award.

8.4    Discretionary Adjustments.    Notwithstanding satisfaction of any required period of service or performance goals, the number of Shares granted, issued, retainable and/or vested under a

A-8 FLUOR CORPORATION | 2020 PROXY STATEMENT

Restricted Stock Award based on either business performance or personal performance evaluations may be reduced or increased by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

SECTION 9. Incentive Awards

Each Incentive Award will confer upon the Eligible Participant the opportunity to earn a future payment tied to a specified level of achievement with respect to performance and/or service criteria.

9.1    Incentive Award.    Each Incentive Award shall contain provisions regarding, as applicable (a) the target and maximum amount payable to the Participant as an Incentive Award, (b) the performance and/or service criteria and required level of achievement, as applicable, relative to these criteria which shall determine the amount of such payment, (c) the period as to which performance shall be measured for establishing the amount of any payment, (d) the vesting of the Incentive Award, (e) restrictions on the alienation or transfer of the Incentive Award prior to actual payment, (f) forfeiture provisions, and (g) such further terms and conditions, consistent with the Plan as may be determined by the Committee. In establishing the provisions of Incentive Awards, the Committee may refer to categories of such Awards as parts of "Programs" or "Plans", which names will not affect the applicability of this Plan.

9.2    Performance Criteria.    If applicable, the Committee shall establish the performance criteria and required level of achievement relative to these criteria which shall determine the target, minimum and maximum amount payable under an Incentive Award, which criteria may be based on business performance and/or personal performance evaluations.

9.3    Timing and Form of Payment.    The Committee may permit a Participant or the Company to elect for the payment of any Incentive Award to be deferred to a specified date or event in accordance with an election made pursuant to the Fluor Executive 409A Deferred Compensation Program (or any successor thereto). The Committee may specify the form of payment of Incentive Awards, which may be cash, Shares, or other property.

9.4    Discretionary Adjustments.    Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Award based on either business performance or personal performance evaluations may be reduced or increased by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

SECTION 10. Stock Units

10.1    Stock Units.    A "Stock Unit" is a bookkeeping entry representing an amount equivalent to the fair market value of one Share, also sometimes referred to as a "restricted unit" or "shadow stock". Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Committee.

10.2    Stock Unit Awards.    Each Stock Unit Award shall reflect, to the extent applicable (a) the number of Stock Units subject to such Award or a formula for determining such number, (b) the time or times at which Stock Units shall be granted and/or become vested, and the conditions or restrictions on such Stock Units, (c) the performance and/or service criteria and required level of achievement, as applicable, relative to these criteria which shall determine the number of Stock Units granted, issued, retainable and/or vested, (d) the measuring period for determining achievement of performance, (e) forfeiture provisions, and (f) such further terms and conditions, in each case not inconsistent with the Plan as may be determined by the Committee.

FLUOR CORPORATION | 2020 PROXY STATEMENT A-9

10.3    Performance and Other Criteria.    The grant, issuance, retention and or vesting of each Stock Unit may be subject to such performance and other criteria and required level of achievement relative to these criteria as the Committee shall determine, which criteria may be based on business performance, personal performance evaluations and/or completion of a specified period of service by the Participant.

10.4    Timing of Award.    The Committee shall determine all specifics concerning the timing of any Stock Unit Award.

10.5    Settlement of Stock Units.    The Committee may provide for Stock Units to be settled in cash and/or Shares. The Committee may permit a Participant or the Company to elect for the settlement of any Stock Unit Award to be deferred to a specified date or event in accordance with an election made pursuant to the Fluor Executive 409A Deferred Compensation Program or the Fluor Corporation 409A Deferred Directors' Fees Program (or any successor thereto), as applicable. The amount of cash or Shares, to be distributed may, if the Stock Unit Agreement provides, be increased by an interest factor or by dividend equivalents, as the case may be, which may be valued as if reinvested in Shares. Until a Stock Unit is settled, the number of Shares represented by a Stock Unit shall be subject to adjustment pursuant to Section 13.

10.6    Discretionary Adjustments.    Notwithstanding satisfaction of any required period of service or performance goals, the number of Stock Units granted, issued, retainable and/or vested under a Stock Unit Award due to business performance or personal performance evaluations may be reduced or increased by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

SECTION 11. Other Provisions Applicable to Awards

11.1    Transferability.    Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that it is transferable as provided hereunder, no Award granted under the Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution, prior to the vesting or lapse of any and all restrictions applicable to an Award or any Shares issued under an Award. During a Participant's lifetime, Stock Options and Stock Appreciation Rights may only be exercised by the Participant.

The Committee may in its sole discretion grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable to a member or members of the Participant's "immediate family", as such term is defined under Rule 16a-1(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or to a trust for the benefit solely of a member or members of the Participant's immediate family, or to a partnership or other entity whose only owners are members of the Participant's family, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant, as modified as the Committee in its sole discretion shall determine appropriate, and the Participant shall execute an agreement agreeing to be bound by such terms.

11.2    Performance Criteria.    For purposes of this Plan, the term "Performance Criteria" shall mean any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, subsidiary or business segment, either individually, alternatively or in any combination, and measured over a performance period to be determined by the Committee, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, either based on United States Generally Accepted Accounting Principles

A-10 FLUOR CORPORATION | 2020 PROXY STATEMENT

("GAAP") or non-GAAP financial results, in each case as specified by the Committee in the Award: (a) cash flow (including operating cash flow or free cash flow); (b) earnings (including gross margin, earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings before interest and taxes ("EBIT"), earnings before taxes ("EBT"), and net earnings); (c) earnings per share; (d) stock price; (e) return on equity; (f) total stockholder return; (g) return on capital or return on invested capital (ROIC); (h) return on assets or net assets or return on assets employed (ROAE); (i) return on investment; (j) revenue; (k) income or net income; (l) operating income or net operating income; (m) operating profit or net operating profit; (n) segment profit or segment profit margin; (o) operating margin; (p) return on operating revenue; (q) market share; (r) contract awards or backlog; (s) remaining unsatisfied performance obligations; (t) overhead or other expense reduction or cost savings; (u) credit rating; (v) strategic plan development and implementation; (w) succession plan development and implementation; (x) retention of executive talent; (y) workforce diversity; (z) return on average stockholders' equity relative to the Ten Year Treasury Yield (as hereinafter defined) or any similar, independent benchmark; (aa) safety records; (bb) corporate tax savings; (cc) corporate cost of capital reduction; (dd) capital resource management plan development and implementation; (ee) internal financial controls plan development and implementation; (ff) investor relations program development and implementation; (gg) corporate relations program development and implementation; (hh) executive performance plan development and implementation; (ii) tax provision rate for financial statement purposes; (jj) cash flow return on investment (CFROI); (kk) warranted equity value (WEV); (ll) project gross margin (PGM) in earnings and in contract awards; (mm) project gross margin percentage in earnings and contract awards; (nn) project working capital; (oo) cost of cash; (pp) overhead leverage; (qq) ratio of earnings to fixed charges; (rr) debt as a percentage of total capitalization; and (ss) any other criteria as may be determined by the Committee.

To the extent provided for by the Committee at the time an Award is granted or otherwise as later determined by the Committee, the Committee may adjust any evaluation of performance under a Performance Criteria to account for any of the following events that occurs during a performance period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) any infrequently occurring or other unusual items, either under applicable accounting provisions or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year; and (f) any other events as the Committee shall deem appropriate.

The term "Ten Year Treasury Yield" shall mean, for any fiscal period, the daily average percent per annum yield for U.S. Government Securities — 10 year Treasury constant maturities, as published in the Federal Reserve statistical release or any equivalent publication.

11.3    Dividends.    The Committee shall specify whether dividends or dividend equivalent amounts shall be credited and/or payable to any Participant with respect to the Shares subject to an Award; provided, however, that in no event will dividends or dividend equivalents be paid in respect of Stock Options or Stock Appreciation Rights. Notwithstanding the foregoing, dividends or dividend equivalents credited/payable in connection with an Award that is not yet vested shall be subject to the same restrictions and risk of forfeiture as the underlying Award and shall not be paid until the underlying Award vests.

11.4    Voting Rights.    Prior to the vesting of the Shares underlying a Restricted Stock Award, Participants who hold a Restricted Stock Award shall have the right to vote such underlying Shares as the record owners thereof, and Participants who hold Stock Units shall not have voting rights with respect to the underlying Shares.

FLUOR CORPORATION | 2020 PROXY STATEMENT A-11

11.5    Agreements Evidencing Awards.    The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted, which for purposes of this Plan shall not be affected by the fact that an Award is contingent on subsequent stockholder approval of the Plan. The Committee or its delegate(s), except to the extent prohibited under applicable law, may establish the terms of agreements evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement's effectiveness that such agreement be executed by the Participant and that the Participant agree to such further terms and conditions as specified in the agreement. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement evidencing such Award.

11.6    Tandem Stock or Cash Rights.    Either at the time an Award is granted or by subsequent action, the Committee may, but need not, provide that an Award shall contain as a provision thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award.

SECTION 12. Deferred Payments and No Deferral of Stock Option or SAR Gains.

Subject to the terms and conditions of the Plan, the Committee may determine that all or a portion of any Award to a Participant, whether it is to be paid in cash, Shares or a combination thereof, shall be deferred or may, in its sole discretion, approve deferral elections made by Participants. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion. Notwithstanding the foregoing, deferral of Stock Option or SAR gains shall not be permitted under the Plan, and in no event will any deferral of the delivery of Shares or any other payment with respect to any Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee.

Should any payments made in accordance with the Plan to a Specified Employee (as defined for purposes of Section 409A of the Code) be determined to be payments from a nonqualified deferred compensation plan, as defined by Section 409A of the Code and are payable in connection with a Participant's separation from service, that are not exempt from Section 409A of the Code as a short-term deferral or otherwise, these payments, to the extent otherwise payable within six (6) months after the Participant's date of separation from service, and to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, will be paid in a lump sum on the earlier of the date that is six (6) months after the Participant's date of separation from service or the date of the Participant's death. For purposes of Section 409A of the Code, the payments to be made to a Participant in accordance with this Plan shall be treated as a right to a series of separate payments.

A-12 FLUOR CORPORATION | 2020 PROXY STATEMENT

SECTION 13. Changes in Capital Structure

If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, the Committee shall make appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to outstanding Awards under this Plan and the exercise or settlement price of such Awards, as well as the limits with respect to Awards set forth in Section 3.2 and Section 3.4 of the Plan; provided, however, that any such adjustment shall be made in such a manner that will not affect the status of any Award intended to qualify (A) as an ISO under Code Section 422, or (B) as exempt from coverage under Code Section 409A, and (ii) the maximum number and type of shares or other securities that may be issued pursuant to such Awards thereafter granted under this Plan.

SECTION 14. Change of Control

14.1    Effect of Change of Control.    The Committee may through the terms of the Award or otherwise provide that any or all of the following shall occur, either immediately upon the Change of Control, or upon termination of the Eligible Participant's employment or service within twenty-four (24) months following a Change of Control: (a) in the case of an Option, the Participant shall be able to exercise any portion of the Option not previously exercisable; (b) in the case of an Incentive Award payable in cash, the Participant shall have the right to receive a payment equal to the target amount payable or a payment based on performance (or amounts accrued) through a date determined by the Committee prior to the Change of Control; and (c) in the case of Shares issued in payment of any Incentive Award, and/or in the case of Restricted Stock or Stock Units, any conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall lapse and expire. If, in connection with a Change of Control, no provision is made for the exercise, payment or lapse of conditions or restrictions on the Award, or other procedure whereby the Participant may realize the full benefit of the Award, the Committee may, through the terms of the Award or otherwise, provide for a conditional exercise, payment or lapse of conditions or restrictions on an Award, which shall only be effective if such Change of Control is consummated. Notwithstanding anything herein to the contrary, in no event shall any accelerated vesting of an Award in connection with a Change of Control be effective unless the Change of Control is consummated.

14.2    Definitions.    Unless the Committee or the Board shall provide otherwise, "Change of Control" shall mean an occurrence of any of the following events: (a) a third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act, acquires shares of the Company having twenty-five percent or more of the total number of votes that may be cast for the election of directors of the Company; (b) the persons who were directors of the Company on the effective date of this Plan (the "Incumbent Directors") shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company, provided that any person becoming a director of the Company subsequent to the effective date of this Plan shall be considered an Incumbent Director if such person's election or nomination for election was approved by a vote of at least 50 percent of the Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened proxy contest relating to the election of members of the Board of Directors of the Company or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of the Company, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be

FLUOR CORPORATION | 2020 PROXY STATEMENT A-13

considered an Incumbent Director; (c) the consummation of a transaction pursuant to which the Company will have merged into or consolidated with another corporation, or merged another corporation into the Company, on a basis whereby less than fifty percent (50%) of the total voting power of the surviving corporation is represented by shares held by stockholders of the Company immediately prior to such merger or consolidation; (d) the consummation of a sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than a majority of the combined voting power of the voting securities of the acquirer, or parent of the acquirer, of such assets; or (e) approval by the stockholders of the Company of the liquidation or dissolution of the Company.

SECTION 15. Compensation Recoupment Policy

Subject to the terms and conditions of the Plan, the Committee may provide that any Participant and/or any Award, including any Shares subject to an Award, is subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time.

Further, this provision also applies to any policy adopted by any exchange on which the securities of the Company are listed pursuant to Section 10D of the Securities Exchange Act of 1934. To the extent any such policy requires the repayment of incentive-based compensation received by a Participant, whether paid pursuant to an Award granted under this Plan or any other plan of incentive-based compensation maintained in the past or adopted in the future by the Company, by accepting an Award under this Plan, the Participant agrees to the repayment of such amounts to the extent required by such policy and applicable law.

SECTION 16. Taxes

16.1    Withholding Requirements.    The Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by the Eligible Participant or Participant, as appropriate, for any taxes required as a result of any Awards granted under this Plan, and a Participant's rights in any Award are subject to satisfaction of such requirements.

16.2    Payment of Withholding Taxes.    Notwithstanding the terms of Section 16.1 hereof, the Committee may provide in the agreement evidencing an Award or otherwise that all or any portion of the required withholding for taxes by the Company or, if permitted by the Committee, desired to be withheld by the Participant, in connection with the exercise of a Stock Option or Stock Appreciation Right or the exercise, vesting, settlement or transfer of any other Award shall be paid or, at the election of the Participant, may be paid by the Company with cash or shares of the Company's capital stock otherwise issuable or subject to such Award, or by the Participant delivering previously owned shares of the Company's capital stock, in each case having a fair market value equal to the minimum amount required to be withheld. Any such elections are subject to such conditions or procedures as may be established by the Committee and are subject to Committee approval.

SECTION 17. Effective Date, Amendments and Termination

17.1    Effectiveness and Expiration of Plan.    The Plan was adopted by the Board on February 6, 2020 and will become effective when it is approved by the Company's stockholders (the "Effective Date"). No Stock Option Award, Stock Appreciation Right Award, Restricted Stock Award, Incentive Award or Stock Unit Award shall be granted pursuant to the Plan more than ten (10) years after the Effective Date; provided, however, no Option intended to qualify as an incentive stock option under Section 422 of the Code shall be granted pursuant to the Plan after February 6, 2030.

A-14 FLUOR CORPORATION | 2020 PROXY STATEMENT

17.2    Amendment and Termination.    The Board of Directors may amend, alter or discontinue the Plan or any agreement evidencing an Award made under the Plan, but any such amendment shall be subject to approval of the stockholders of the Company to the extent required by law or by any applicable listing standard of the New York Stock Exchange or other securities exchange or stock market where the Company has listed the Shares. In addition, unless approved by a majority of the stockholders of the Company present in person or by proxy and actually voting, no such amendment shall be made that would:

  (a)  materially increase the maximum number of Shares for which Awards may be granted under the Plan, other than an increase pursuant to Section 13 ("Changes in Capital Structure");

  (b)  reduce the price at which Stock Options or Stock Appreciation Rights may be granted, as described in Section 6.2;

  (c)  reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights, as described in Section 6.7 and Section 7;

  (d)  extend the term of the Plan; or

  (e)  change the class of persons eligible to be Participants.

After the date of a Change of Control, no amendment to the Plan or any agreement evidencing an Award made under the Plan shall be effected that impairs the rights of any Award holder, without such holder's consent, under any Award granted prior to the date of the Change of Control.

SECTION 18. Compliance with Other Laws and Regulations

The Plan, the grant and exercise of Awards hereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable Federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant's name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any Federal, state or foreign law or any ruling or regulation of any government body which the Committee shall, in its sole discretion, determine to be necessary or advisable. This Plan is intended to constitute an unfunded arrangement for a select group of management or other key personnel.

No Stock Option or Stock Appreciation Right shall be exercisable unless a registration statement with respect to the Stock Option or Stock Appreciation Right has been made and is in effect or the Company has determined that such registration is unnecessary. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment.

SECTION 19. Award Grants by Subsidiaries

In the case of a grant of an Award to any Participant employed by or providing service to a subsidiary or affiliate, such grant may, if the Committee so directs, be implemented by the Company issuing any subject Shares to the subsidiary or affiliate, for such lawful consideration as the Committee may determine, upon the condition or understanding that the subsidiary or affiliate will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such

FLUOR CORPORATION | 2020 PROXY STATEMENT A-15

Award may be issued by and in the name of the subsidiary or affiliate and shall be deemed granted on such date as the Committee shall determine.

SECTION 20. Miscellaneous

20.1    Rights as Stockholder.    Except as otherwise provided herein, a Participant shall have no rights as a holder of Shares with respect to Awards hereunder, unless and until the Participant becomes registered as a holder of Shares on the records of the Company and/or any transfer agent or other administrator designated by the Company from time to time.

20.2    No Right to Company Employment or Service.    Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ or service of the Company or interfere in any way with the right of the Company to terminate an individual's employment or service at any time. The Award agreements may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence by the Participant receiving the Award.

20.3    Funding of Plan.    The Plan is intended to be an unfunded plan. The Company shall not be required to establish or fund any special or separate account or to make any other segregation of assets to assure the payment of any Award under the Plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Committee or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

20.4    Successors.    All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

20.5    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, any feminine term used herein shall include the masculine, and the plural shall include the singular and the singular shall include the plural.

20.6    Severability.    If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.7    Rules of Construction.    Whenever any provision of the Plan refers to any law, rule, or regulation, such provision shall be deemed to refer to the law, rule, or regulation currently in effect and, when and if such law, rule, or regulation is subsequently amended or replaced, to the amended or successor law, rule, or regulation. The term "including" shall be deemed to include the words "including without limitation."

20.8    No Liability of the Company.    The Company and any subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (i) the non-issuance or sale of shares of common stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of common stock hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

A-16 FLUOR CORPORATION | 2020 PROXY STATEMENT

20.9    Non-Exclusivity of the Plan.    Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

20.10    Governing Law.    This Plan and any agreements hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable Federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

FLUOR CORPORATION | 2020 PROXY STATEMENT A-17

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:59 P.M. Eastern Standard Time on November 22, 2020 (benefit plan shares) or 11:59 P.M. Eastern Standard Time on November 23, 2020 (registered shares). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/FLR2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 5:59 P.M. Eastern Standard Time on November 22, 2020 (for shares allocable to a benefit plan account) or 11:59 P.M. Eastern Standard Time on November 23, 2020 (for registered shares). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. FLUOR CORPORATION 6700 LAS COLINAS BLVD. IRVING, TX 75039 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D24786-P44484-Z78189 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. FLUOR CORPORATION The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: Alan M. Bennett For ! ! ! ! ! ! ! ! ! ! ! ! Against ! ! ! ! ! ! ! ! ! ! ! ! Abstain ! ! ! ! ! ! ! ! ! ! ! ! A. B. Rosemary T. Berkery The Board of Directors recommends you vote FOR proposal 2. For Against Abstain ! ! ! 2. An advisory vote to approve the company's executive compensation. C. Alan L. Boeckmann D. David E. Constable The Board of Directors recommends you vote FOR proposal 3. ! ! ! E. H. Paulett Eberhart 3. The approval of the Fluor Corporation 2020 Performance Incentive Plan. The Board of Directors recommends you vote FOR proposal 4. F. Peter J. Fluor ! ! ! G. James T. Hackett 4. The ratification of the appointment by our Audit Committee of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2020. H. Carlos M. Hernandez NOTE: I also authorize my proxies to vote in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof. I. Thomas C. Leppert J. Teri P. McClure K. Armando J. Olivera L. Matthew K. Rose Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

FLUOR CORPORATION 2020 Annual Meeting of Stockholders November 24, 2020 You are cordially invited to join the 2020 Annual Meeting of Stockholders which will be held on Tuesday, November 24, 2020, beginning at 8:00 a.m. Central Standard Time online via live audio webcast at www.virtualshareholdermeeting.com/FLR2020 Important Notice Regar ding the A vailability of Pr oxy Materials for the Annual The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com Meeting: D24787-P44484 FLUOR CORPORATION Annual Meeting of Stockholders This proxy is solicited by the Board of Directors The undersigned, a stockholder of Fluor Corporation, a Delaware corporation, revoking any proxy previously given, hereby constitutes and appoints J.R. Reynolds and E.P. Helm, or either of them, the true and lawful agents and proxies of the undersigned with full power of substitution in each, to vote the shares of common stock of Fluor Corporation standing in the name of the undersigned at the Annual Meeting of Stockholders of Fluor Corporation, on Tuesday, November 24, 2020 at 8:00 a.m. Central Standard Time, and at any adjournment or postponement thereof with respect to the proposals listed on the reverse side of this proxy card and upon such other matters as may be properly presented. If you are a stockholder of record, this proxy card when properly executed will be voted as directed by the undersigned stockholder and in accordance with the discretion of the proxies as to any other matters that are properly presented. If no such direction is made, this proxy card will be voted FOR the election of the twelve nominees for director, FOR the advisory resolution to approve the company's executive compensation, FOR the approval of the Fluor Corporation 2020 Performance Incentive Plan, and FOR the ratification of the appointment by our Audit Committee of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2020. If you are a participant in a 401(k) or other retirement plan sponsored by Fluor Corporation or a subsidiary (the "Company Retirement Plans"), this proxy represents the number of Fluor Corporation shares allocable to that plan account as well as other shares registered in your name. As a participant in and a named fiduciary under the Company Retirement Plans, you have the right to direct the Northern Trust Company, as trustee, how to vote the shares of Fluor Corporation allocated to the plan account as well as a portion of any shares for which no timely voting instructions are received from other participants with respect to Proposals 2-4. If the trustee does not receive voting instructions from you by 5:59 p.m. Eastern Standard Time on November 22, 2020, the trustee will vote FOR the nominees for Director in Proposal 1 and, with respect to Proposals 2-4, will vote the shares allocated to the plan account in the same proportion as it votes the shares for which it has received such instructions unless to do so would be inconsistent with the trustee's duties. If other matters come before the meeting, the named proxies will vote plan shares on those matters in their discretion. Continued and to be signed on reverse side